Filed Pursuant to Rule 424(b)(3)

Registration No. 333-258061

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus, dated July 29, 2021)

SHARECARE, INC.

Primary Offering of

16,246,667 Shares of Common Stock Issuable Upon Exercise of Warrants

Secondary Offering of

47,306,667 Shares of Common Stock and

4,746,667 Warrants to Purchase Common Stock

This prospectus supplement is being filed to update and supplement the information contained in the prospectus, dated July 29, 2021 (the “Prospectus”), related to (1) the issuance by us of up to an aggregate of 16,246,667 shares of our common stock, par value $0.0001 per share (“common stock”), which consists of (i) up to 4,746,667 shares of common stock that are issuable upon the exercise of private placement warrants (the “private placement warrants”) originally issued in a private placement in connection with the initial public offering (the ‘‘IPO”) of Falcon Capital Acquisition Corp., a Delaware corporation (“FCAC”), at an exercise price of $11.50 per share of common stock, and (ii) up to 11,500,000 shares of common stock that are issuable upon the exercise of warrants issued in connection with the IPO, at an exercise price of $11.50 per share of common stock (the “public warrants,” and together with the private placement warrants, the “warrants”) and (2) the offer and sale, from time to time, by the selling holders identified in the Prospectus, or their permitted transferees, of (i) up to 47,306,667 shares of common stock and (ii) up to 4,746,667 private placement warrants, with the information contained in our Current Report on Form 8-K/A, filed with the Securities and Exchange Commission (“SEC”) on August 12, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and public warrants are listed on The Nasdaq Stock Market LLC under the symbols “SHCR” and “SHCRW,” respectively. On August 12, 2021, the closing price of our common stock was $7.42 per share and the closing price of our warrants was $1.27.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 12, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2021 (July 1, 2021)

Sharecare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39535	85-1365053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 East Paces Ferry Road NE, Suite 700

Atlanta, Georgia 30305

(Address of principal executive offices, including Zip Code)

(404) 671-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHCR	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	SHCRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) amends the Current Report on Form 8-K of Sharecare, Inc., a Delaware corporation (the “Company”), filed on July 8, 2021 (the “Original Report”), in which the Company reported, among other events, the completion of the Business Combination (as defined in the Original Report).

This Amendment No. 1 is being filed in order to (i) include (x) the unaudited consolidated financial statements of Sharecare, Inc., a Delaware corporation (“Legacy Sharecare”), as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, (y) the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Sharecare for the six months ended June 30, 2021 and 2020 and (z) the unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2021; and (ii) amends the unaudited pro forma condensed combined financial information for the year ended December 31, 2020 provided under Item 9.01(b) of the Original Report. In connection with the completion of the Business Combination on July 1, 2021, Legacy Sharecare became a wholly-owned subsidiary of the Company and changed its name to Sharecare Operating Company, Inc.

This Amendment No. 1 is also being filed to report certain updated information with respect to compensation arrangements with the Company’s named executive officers. Such information is set forth in Item 5.02 of this Amendment No. 1 and updates and supplements Item 5.02 of the Original Report.

This Amendment No. 1 does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at the Company or its subsidiaries, including Legacy Sharecare, subsequent to the filing date of the Original Report, except as described above. The information previously reported in or filed with the Original Report is hereby incorporated by reference to this Amendment No. 1.

Item 2.02.	Results of Operations and Financial Condition.

The information set forth under Item 9.01 of this Amendment No. 1 is incorporated herein by reference.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements with Named Executive Officers

On August 12, 2021, the Company and Legacy Sharecare (together with the Company, the “Company Group”) entered into employment agreements (each, an “Employment Agreement”), effective as of August 13, 2021 (the “Effective Date”), with each of its named executive officers — Jeff Arnold, Chairman and Chief Executive Officer, Justin Ferrero, President and Chief Financial Officer, and Dawn Whaley, President and Chief Marketing Officer (each, an “Executive” and, collectively, the “Executives”). The Employment Agreements replace previous employment agreements between the Executives and Legacy Sharecare that had been in place prior to the completion of the Business Combination.

Each Employment Agreement has an initial term commencing on the Effective Date and ending on December 31, 2023 (the “Initial Term”), and will thereafter be automatically extended for successive one year terms on each anniversary of the Effective Date following the end of the Initial Term, unless the Company or the Executive gives prior written notice of nonrenewal. Pursuant to their respective Employment Agreements, Mr. Arnold will be entitled to an annual base salary of $700,000 and Mr. Ferrero and Ms. Whaley will each be entitled to an annual base salary of $450,000, in each case, subject to annual review and adjustment. Each Executive will also be eligible to receive a cash performance bonus (“Performance Bonus”) based on the achievement of performance milestones, as determined by the Compensation and Human Capital Committee of the Board of Directors of the Company (the “Committee”) with respect to each year. For fiscal year 2021, each Executive will be eligible to receive a Performance Bonus based on the performance targets previously approved by the Board of Directors of the Company prior to the completion of the Business Combination. Commencing in fiscal year 2022, each Executive will be eligible for Performance Bonus with a target opportunity equal to 100% of Executive’s base salary, and with an over-performance maximum payout amount of 200% of base salary.

If the Executive’s employment is terminated by the Company Group without “cause” (as defined in each Employment Agreement), or the Executive terminates his or her employment for “good reason” (as defined in each Employment Agreement, and which includes the Company Group’s non-renewal of the Employment Agreement), the Executive will be entitled to receive the Accrued Amounts (as defined below), the Pro Rata Bonus (as defined below) and severance payments equal to (i) 12 months (the “Severance Period”) of base salary in effect at the time of the Executive’s termination of employment, plus (ii) 100% of the Performance Bonus based on actual performance for the year of termination. However, in the event that the employment is terminated by the Company without cause, or by Executive terminates his or her employment for good reason within 12 months following a “change in control” (as defined in each Employment Agreement), he or she will instead be entitled to receive the Accrued Amounts, the Pro Rata Bonus and change in control severance payments equal to (i) 18 months (the “CIC Severance Period”) of base salary in effect at the time of the Executive’s termination of employment, plus (ii) 150% of the Performance Bonus calculated at the target bonus opportunity level in effect at the time of the Executive’s termination of employment. In connection with any termination by the Company Group without cause, or if the Executive terminates his or her employment for good reason, the Executive will also be entitled to reimbursement of the monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) that is in excess of active employee rates for such coverage during the Severance Period or the CIC Severance Period, as applicable, or until the Executive becomes eligible for health benefits through a subsequent employer, if earlier. The payment of severance and the COBRA benefit is subject to the Executive’s execution of a release of claims in favor of the Company Group and the Executive’s continued compliance with the restrictive covenants contained in the Employment Agreement.

Each Employment Agreement provides that, if the applicable Executive’s employment is terminated due to death or “disability” (as defined in each Employment Agreement), he or she (or his or her estate) will be entitled to receive (i) any accrued and unpaid base salary through the date of termination, (ii) any amounts payable to the Executive for previously completed years in respect of the Executive’s Performance Bonus that have not been paid as of the date of termination, (iii) reimbursement for any reimbursable business expenses, (iv) payment for any accrued but unused vacation time and (v) such other benefits as may be provided under the terms of the Company Group’s benefits plans (collectively, the “Accrued Amounts”). In addition, the Executive (or his or her estate) will be entitled to receive an amount equal to the amount payable to the Executive in respect of the Executive’s Performance Bonus for service in the year in which the Executive’s termination occurs, based on actual performance through to the end of the year of termination, and pro-rated for the portion of such year occurring through the date of the Executive’s termination (the “Pro Rata Bonus”). If the Executive’s employment is terminated by the Company Group for cause, or the Executive terminates his or her employment without good reason, the Executive will only be entitled to receive the Accrued Amounts.

Each Employment Agreement also subjects the applicable Executive to certain covenants, including confidentiality obligations and certain non-competition restrictions for a period of 12 months following the Executive’s termination.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of each Employment Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Award Grants to Named Executive Officers

In connection with execution of each Employment Agreement, the Board of Directors of the Company, following a recommendation from the Committee, approved the following grants to the Executives of options to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), under the Sharecare, Inc. 2021 Omnibus Incentive Plan (the “Incentive Plan”):

•	8,148,490 stock options to Jeff Arnold;

•	4,074,245 stock options to Justin Ferrero; and

•	4,074,245 stock options to Dawn Whaley.

The Executives are not eligible to receive additional equity awards under the Incentive Plan until the later of the achievement of all stock price performance hurdles (which is up to five years) (as described below) or three years.

The effective date of each grant will be August 13, 2021. The exercise price per share for each stock option will be the greater of $10.00 and the “fair market value” (as defined in the Incentive Plan) of one share of the Common Stock of the Company on the grant date.

In connection with the grant of stock options, the Company is entering into a stock option grant notice (including an option agreement and related attachments) (the “NEO Option Notice”) with each Executive, which sets forth the terms and conditions of the grants. The stock options are also subject to the terms and conditions of the Incentive Plan.

The terms and conditions of the stock options are the same for all three the Executives. Thirty-five percent of the stock options are subject to time- vesting and will vest and become exercisable as to one third of the shares of Common Stock underlying the stock option on each of the first three anniversaries of the grant date. Sixty-five percent of the stock options are subject to performance-vesting.

The performance-vesting stock options will vest and become exercisable in 11 equal tranches, subject to satisfaction of both a stock price performance hurdle and a service requirement.

Each tranche will satisfy its stock price performance hurdle if: (i) the average of the daily closing prices of a share of Common Stock reported on the Nasdaq Global Select Market during any 60 consecutive trading day period concluding on or prior to the fifth anniversary of the grant date; and (ii) the daily closing price during any 40 trading days within such 60 trading day period, meets that tranche’s stock price performance hurdle. The stock price performance hurdle for the first tranche is $15.00 (an increase of 50% over $10.00), and each subsequent tranche requires a further increase in the 10.00 base stock price of 25%, with tranche two requiring a stock price of $17.50 and tranche eleven a stock price of $40.00.

Each tranche will satisfy its time-vesting requirements as follows: (i) each of tranche one through three is eligible to vest on the later of the first anniversary of the grant date and the achievement of its stock price performance hurdle; (ii) each of tranche four through seven is eligible to vest on the later of the second anniversary of the grant date and the achievement of its stock price performance hurdle; and (iii) each of tranche eight through eleven is eligible to vest on the later of the third anniversary of the grant date and the achievement of its stock price performance hurdle. In the event a tranche’s stock price performance hurdles is not satisfied prior to the fifth anniversary of the grant date, that tranche will be forfeited.

In the event of a “covered transaction” (as defined in the Incentive Plan), the stock price performance hurdle will be deemed to have been satisfied based on the fair market value of the cash or property per share of Common Stock that is received in connection with the covered transaction. However, if the stock options are continued, assumed or substituted in connection with covered transaction, they will continue to be subject to the time-vesting requirements. In the event of a covered transaction where the Executives’ stock options are not continued, assumed or substituted, then: (i) the unvested time-vesting options will fully vest and become exercisable immediately prior to the consummation of the covered transaction; and (ii) to the extent the performance-vesting options have met an applicable stock price performance hurdle, including based on the fair market value of the cash or property per share of Common Stock that is received in connection with the covered transaction, such stock options will vest and become immediately exercisable immediately prior to the consummation of the covered transaction, and all other performance-vesting options will immediately be forfeited for no consideration.

All shares of Common Stock underlying any unvested options will generally be forfeited upon termination of the Executives’ employment. Vested stock options generally will be exercisable for 90 days following termination of employment, one year following a termination of employment due to death or disability, or 45 days following a voluntary termination of employment without good reason. However, if an Executive’s options are continued, assumed or substituted in connection with a covered transaction, on a termination of employment by the Company Group without cause, or if the Executive terminates his or her employment for good reason, in each case within the 24 months following the covered transaction, then the Executive’s unvested time-vesting stock options and any remaining tranche of performance-vesting options will vest and become exercisable upon the Executive’s termination of employment.

The foregoing description of the Executives’ stock options does not purport to be complete and is qualified in its entirety by the terms and conditions of each NEO Option Notice, a form of which is attached hereto as Exhibits 10.4, and is incorporated herein by reference, as well as the Incentive Plan that was previously filed with the SEC as Exhibit 10.1 to the Original 8-K.

Form of Award Agreements

In connection with the option grants described above, the Committee also approve (i) a form of restricted stock unit grant notice (including a form of restricted stock unit award agreement and related attachments) (an “RSU Grant Notice”) to be used in connection with grants of restricted stock units in the future and (ii) a form of stock option grant notice (including a form of option award agreement and related attachments) (the “Option Grant Notice”) to be used in connection with grants of stock options in the future. The form of RSU Grant Notice and Option Grant Notice are attached as Exhibit 10.5 and Exhibit 10.6 hereto, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The unaudited consolidated financial statements of Legacy Sharecare as of June 30, 2021 and for the six months ended June 30, 2021 and 2020, and the related notes thereto, are attached as Exhibit 99.1 and are incorporated herein by reference. Also included as Exhibit 99.2 and incorporated herein by reference is the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Sharecare for the six months ended June 30, 2021 and 2020.

(b)	Pro forma financial information.

Certain pro forma financial information of the Company is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

10.1+	Employment Agreement, effective as of August 13, 2021, by and among the Company, Legacy Sharecare and Jeffrey T. Arnold.

10.2+	Employment Agreement, effective as of August 13, 2021, by and among the Company, Legacy Sharecare and Justin Ferrero.

10.3+	Employment Agreement, effective as of August 13, 2021, by and among the Company, Legacy Sharecare and Dawn Whaley.

10.4+	Form of Stock Option Grant Notice for Named Executive Officers.

10.5+	Form of Restricted Stock Unit Grant Notice.

10.6+	Form of Stock Option Grant Notice.

99.1	Unaudited consolidated financial statements of Legacy Sharecare as of June 30, 2021 and for the six months ended June 31, 2021 and 2020.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Sharecare for the six months ended June 30, 2021 and 2020.

99.3	Unaudited Pro Forma Condensed Combined Financial Information of the Company as of June 30, 2021 and for the six months ended June 30, 2021 and year ended December 31, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and included as Exhibit 101).

+	Indicates management compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARECARE, INC.

Date: August 12, 2021	By:	/s/ Justin Ferrero
Name: Justin Ferrero
Title: Chief Financial Officer

Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made effective as of August 13, 2021 (the “Effective Date”), by and between Sharecare, Inc., a Delaware corporation (the “Company”), Sharecare Operating Company, Inc., a Delaware corporation (“Sharecare”) and Jeffrey T. Arnold, an individual resident of the State of Georgia (“Executive”).

WHEREAS, Sharecare and Executive were parties to that certain Third Amended and Restated Employment Agreement, dated October 26, 2020 (the “Prior Agreement”), which Prior Agreement was terminated by the parties, effective immediately prior to the closing of that certain Agreement and Plan of Merger, dated as of February 12, 2021, by and among the Company, FCAC Merger Sub, Inc., Sharecare and a certain other party.

WHEREAS, the Company, Sharecare and Executive desire to enter into this Employment Agreement, and for Executive to continue Executive’s employment with Sharecare and to become an employee of the Company on the terms and conditions set forth herein; and

WHEREAS, this Agreement provides compensation and other benefits to which Executive would not otherwise be entitled.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Company and Sharecare hereby offer Executive and Executive hereby accepts the employment of Executive by the Company and Sharecare upon the terms and conditions set forth herein.

I.	EMPLOYMENT

A. Office, Duties and Authority. During the Term of Employment (as defined below), the Company and Sharecare agree to employ Executive to render services as Chief Executive Officer of each of the Company and Sharecare. Executive shall perform such duties and shall have such authority as is customary for the chief executive officer of an organization of the size and nature of the Company, subject to the directives of the Company’ s Board of Directors (the “Board”) and the written policies of Sharecare and its affiliates (together, the “Company Group”), as in effect from time to time. Executive shall report directly to the Board.

B. Acceptance and Time Commitment. Executive accepts such employment and agrees to render the services described above. Executive agrees to serve the Company Group to the best of Executive’s ability and in a manner that furthers the interests of the Company Group and agrees to devote to Executive’s duties under this Agreement such business time and energy as is reasonably necessary to perform satisfactorily Executive’s obligations hereunder.

C. Civic, Charitable, Business and Investment Activities. Notwithstanding any contrary provision of this Agreement, Executive shall have the right to participate in civic and charitable activities, serve as member of the board of directors and an officer of The Five Star Travel Corporation (d/b/a Forbes Travel Guide) and pursue investment activities, so long as these other activities do not materially interfere with Executive’s obligations and ability to provide services to the Company Group under this Agreement and do not violate the restrictions of Section V(D) and (H) of this Agreement and the Company’s Corporate Governance Guidelines, as they may be amended from time to time. In addition, Executive may pursue and engage in other outside business activities with the prior written approval of the Board.

D. Location. Executive’s principal place of employment shall be the Company’s executive offices located in Atlanta, Georgia, provided that Executive shall be required to travel from time to time in the performance of Executive’s duties.

II.	TERM

Subject to Section IV, Executive’s term of employment pursuant to this Agreement shall commence on the Effective Date and end on December 31, 2023 (“Initial Term”); provided, however, that on each anniversary of the Effective Date following the end of the Initial Term, the term of this Agreement shall be automatically extended for successive one (1)-year periods (each, as “Renewal Term”), provided that either party hereto may elect not to extend this Agreement by giving written notice to the other party at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. Notwithstanding the foregoing, Executive’s employment hereunder may be earlier terminated in accordance with Section IV hereof. The period of time between the Effective Date and the termination of Executive’s employment hereunder shall be referred to herein as the “Term of Employment”. In the event the parties do not agree to renew this Agreement for any Renewal Term, Executive shall automatically become an at-will employee following the end of the Initial Term or Renewal Term, as applicable, until such time as either party terminates such arrangement with or without prior notice.

III.	COMPENSATION

A. Base Salary. During the Term of Employment, the Company Group agrees to provide Executive with an annual base salary (as it may be increased from time to time, the “Base Salary”) of $700,000. The Base Salary amount shall be subject to annual review and adjustment but will not be decreased in any event. Sharecare will pay Executive the Base Salary in substantially equal periodic installments according to its standard payroll practices in effect from time to time, but no less frequently than once per month.

B. Performance Bonus. Each year during the Term of Employment, Executive will be eligible to receive a cash performance bonus (“Performance Bonus” ) based on the achievement of performance milestones, as determined by the Compensation and Human Capital Committee of the Board (the “Committee”) with respect to each year. For fiscal year 2021, Executive will be eligible for a Performance Bonus based on the performance targets previously approved by the Board prior to the Effective Date. Commencing in fiscal year 2022, Executive will be eligible for Performance Bonus with a target opportunity equal to 100% of Executive’s Base Salary, and with an over-performance maximum payout amount of 200% of Base Salary. Payment of the Performance Bonus shall be made on an annual basis or a more frequent basis as shall be established by the Committee, provided that payment of any Performance Bonus earned for a particular year shall be made on or before March 15th of the next succeeding year, subject to Executive’s continued employed through the time of payment.

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C. Benefits. Executive will be eligible to participate in all employee benefit programs which are provided by the Company Group generally to its executives and employees, including (a) any pension, profit-sharing, or deferred compensation plans and (b) any medical, health, dental, disability and other insurance programs, subject to the terms and conditions of such plans, as in effect from time to time.

D. Reimbursement of Expenditures. The Company Group will reimburse the Executive for all reasonable expenditures incurred by the Executive in the course of Executive’s employment or in promoting the interests of the Company Group, in accordance with the policies and procedures of the Company Group, as they may be amended from time to time, to the extent applicable generally to its senior executive officers.

E. Vacation. Executive will be entitled to four (4) weeks paid vacation annually, which may be taken in accordance with the policies and procedures of the Company Group, as in effect from time to time, to the extent applicable generally to senior executive officers. Any accrued and unused vacation outstanding at the date of termination of this Agreement (for any reason) will be paid to Executive promptly following the date of termination.

IV.	TERMINATION

A. Death. If Executive should die during the Term of Employment, this Agreement will terminate. The Company Group shall pay to the Executive’s estate, or Executive’s heirs, (i) the amount of any accrued and unpaid Base Salary (determined as of the date of Executive’s termination of employment), payable within forty-five (45) days after termination, (ii) any amount payable to Executive for previously completed years in respect of Executive’s Performance Bonus that has not been paid as of the date of termination, payable within forty-five (45) days after termination, (iii) any unpaid expense reimbursements, payable in accordance with Company Group policy (iv) any accrued but unused vacation time, payable in accordance with Company Group policy, and (v) all other payments, benefits or fringe benefits to which Executive is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement, payable in accordance with the terms of such plan or program (collectively, the “Accrued Amounts”). In addition, the Company Group shall pay to the Executive’s estate, or Executive’s heirs, an amount equal to the amount payable to Executive in respect of Executive’s Performance Bonus for services in the year in which Executive’s death occurs (determined in accordance with Section III(B)), pro-rated for the portion of such year occurring through the date of Executive’s death (the “Pro Rata Bonus”), and payable at the time the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which Executive’s death occurs. No further amounts or benefits shall be payable except for the Company Group’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

B. Disability. If, during the Term of Employment, Executive should become physically or mentally disabled, as confirmed by competent medical evidence, such that he is unable to perform his duties under Sections I(A) and (B) hereof for (i) a period of six (6) consecutive months or (ii) for shorter periods that add up to six (6) months in any eight (8) month period, then the Company Group may terminate this Agreement by written notice to the Executive. In that case, no further amounts or benefits shall be payable to Executive other than to pay the

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Accrued Amounts and the Pro Rata Bonus, which Pro Rata Bonus will be payable when the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which Executive’s termination of employment occurs. No further amounts or benefits shall be payable except for the Company Group’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

C. Termination for Cause/Resignation without Good Reason.

1. The Company Group may terminate Executive’s employment under this Agreement with “Cause”. For purposes of this Agreement, “Cause” shall mean:

(a) Occurrence of any act or omission by Executive that could reasonably be expected to result in (or has resulted in) Executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;

(b) Executive’s habitual failure to perform substantially the duties of Executive’s position (other than any such failure resulting from incapacity due to physical or mental illness and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations); or

(c) Executive’s material breach of any of Executive’s obligations to the Company Group under this Agreement (or other agreements with the Company) or under the Company’s written policies with respect to harassment, discrimination, retaliation, code of business conduct and ethics, insider trading, anticorruption and bribery and any other written policies that are adopted by the Board or any committee of the Board from time to time which has (or can reasonably be expected to have) a substantial, adverse effect upon the Company (financially, reputationally, or otherwise);

Provided, that no termination under sections (b) or (c) above shall be effective unless Executive has received thirty (30) days advance written notice from the Board stating in reasonable detail the actions or omissions purported to constitute a breach of Executive’s duties or obligations hereunder, and Executive does not correct the acts or omissions documented in such notice within such thirty (30) day period.

2. Executive may terminate Executive’s employment under this Agreement without Good Reason (as defined below) by providing sixty (60) days’ advance written notice to the Company.

3. Upon a termination by the Company Group for Cause or by Executive without Good Reason (as defined below), Executive shall be entitled to receive the Accrued Amounts. No further amounts or benefits shall be payable except for the Company’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

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D. Resignation for Good Reason/Termination of Employment Not for Cause

1. The Company Group may, by written notice to Executive, terminate Executive’s employment and this Agreement not for Cause (as “Cause” is defined above). Executive may terminate Executive’s employment and this Agreement for “Good Reason” as defined herein. “Good Reason” for purposes of this Agreement shall mean the occurrence of any of the following events without the written consent of Executive: (i) a material reduction in Executive’s Base Salary or a material reduction in Executive’s target bonus opportunity set forth in Section III(B), as the same may be in effect from time to time; (ii) a reduction in Executive’s title below that of Chief Executive Officer of the Company or any other action by the Company Group that results in a material adverse change in Executive’s position, authority, duties or responsibilities; (iii) a change in Executive’s reporting relationship which results in Executive reporting to a position below that of the Board; (iv) relocation of Executive’s principal place of employment to a location more than fifty (50) miles from Atlanta, Georgia (it being understood that requiring Executive to travel to an extent reasonably consistent with Executive’s present business travel obligations in the performance of the duties and responsibilities of Executive’s position shall not constitute Good Reason); (v) the material breach by the Company Group of any provision of this Agreement; or (vi) the Company’s non-renewal of this Agreement upon the end of the Initial Term or a Renewal Term in accordance with Section II of this Agreement. Notwithstanding anything to the contrary, if the Term of Employment expires due to non-renewal of this Agreement by Executive pursuant to Section II, any subsequent termination of employment shall be deemed a resignation by Executive without Good Reason.

2. In the event that Executive reasonably believes that an event has occurred which would give Executive the right to terminate Executive’s employment and this Agreement for Good Reason (the “Triggering Event”) (i) Executive will provide written notice to the Company, certifying in reasonable detail the basis for such Triggering Event within ninety (90) days of the initial existence of such Triggering Event, (ii) if in fact an event has occurred based on which Executive has the right to terminate employment and this Agreement for Good Reason, the Company Group will have a period of thirty (30) days in which to cure such Triggering Event, and (iii) if any Triggering Event is not cured within such thirty (30)-day period, any termination of employment by Executive for Good Reason must occur within seventy-five (75) days after the initial existence of the Triggering Event specified in Executive’s notice. If any Triggering Event is cured by the Company Group within such thirty (30)-day period, Executive shall not be entitled to terminate employment hereunder for Good Reason with respect to such Triggering Event.

3. If the Company Group terminates Executive’s employment and this Agreement not for Cause or if Executive terminates employment and this Agreement for Good Reason, then the Company Group will pay to Executive, without duplication, the Accrued Amounts, the Pro Rata Bonus and the Severance Payments. The “Severance Payments” means payments equal to:

(a) Twelve (12) months (the “Severance Period”) of Executive’s annual Base Salary in effect at the time of the Executive’s termination of employment; plus

(b) One (1) times the Performance Bonus based on actual performance for the year of termination.

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In addition, if Executive timely elects and remains eligible for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company Group will reimburse Executive (and, if applicable, Executive’s dependents) for the monthly premium for such coverage that are in excess of active employee rates for such coverage (at the coverage levels in effect immediately prior to Executive’s termination of employment), subject to any applicable tax withholdings (as determined by the Company Group, in sole discretion, to be necessary for tax or other reasons), until the earliest to occur of: (i) the end of the Severance Period and (ii) the date Executive becomes eligible for health benefits through any arrangement sponsored by, or paid for by, a subsequent employer of Executive (regardless of whether Executive enrolls for such coverage) (the “COBRA Benefit”). Executive shall provide prompt written notice to the Company Group in the event of the occurrence of clause (ii) in the preceding sentence. Notwithstanding the foregoing, if the remaining Severance Period is greater than the period during which Executive would be entitled to COBRA continuation coverage, the Company’s sole obligation for the portion of COBRA Benefit continuing after the expiration of such COBRA continuation coverage shall be to pay Executive a monthly amount, subject to any applicable tax withholdings, equal to the amount a similarly situated employee would have to pay for COBRA coverage.

4. The Severance Payments will be paid to Executive in substantially equal periodic installments according to standard payroll practices in effect from time to time during the one (1)-year period following termination of employment, and the COBRA Benefit will be reimbursed or paid to Executive on the last business day each month; provided, however, that the Performance Bonus will be payable when the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which the termination of employment occurs. Executive will only be entitled to receive the Severance Payments and the COBRA Benefit if Executive signs and delivers to the Company Group the Release in substantially the form of Exhibit A hereto within fifty (50) days following Executive’s termination of employment and such Release becomes effective and irrevocable in accordance with its terms on or before the sixtieth (60th) day following termination of employment. The Severance Payments and COBRA Benefit will commence beginning on the first payroll period or the last business day of the month, as applicable, that is on or after the sixtieth (60th) day following Executive’s termination of employment; provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date (without interest). The Severance Payments and COBRA Benefit are also conditioned on Executive’s continued compliance with the restrictive covenants contained in this Agreement, specifically including but not limited to the noncompetition provision in Section V(H) and the provisions contained in the Confidentiality Agreement (defined below), which are incorporated herein by reference.

E. Change in Control.

1. If Executive’s employment is terminated by the Company Group not for Cause, or if Executive terminates employment and this Agreement for Good Reason within twelve (12) months following a Change in Control, then the Company Group will pay to Executive the Accrued Amounts, the Pro Rata Bonus, a CIC COBRA Benefit and the CIC Severance Payments. The “CIC COBRA Benefit” shall have the same meaning, and be provided upon the same terms, as the COBRA Benefit as described in Section IV(D)(3), but will be provided to Executive during the CIC Severance Period, as defined below. The “CIC Severance Payments” means payments equal to:

(a) Eighteen (18) months (the “CIC Severance Period”) of Executive’s annual Base Salary in effect at the time of the Executive’s termination of employment; plus

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(b) One and one-half (1.5) times the Performance Bonus calculated at the target bonus opportunity level in effect at the time of the Executive’s termination of employment.

2. The CIC Severance Payments will be paid to Executive in a lump sum on the first payroll period that follows the sixtieth (60th) day following Executive’s termination of employment. Notwithstanding the foregoing, (i) if any portion of the CIC Severance Payments constitutes nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and any regulations or official guidance relating thereto (collectively, “Section 409A”) and (ii) the CIC Severance Payments are payable with respect to a Change in Control that is not a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” within the meaning of Section 409A, then such portion of the CIC Severance Payments shall be paid to Executive in substantially equal periodic installments according to standard payroll practices in effect from time to time during the eighteen (18)-month period following termination of employment, commencing after the Delay Period (as defined in Section V(G)); provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date after the Delay Period (without interest). The CIC COBRA Benefit will be reimbursed or paid to Executive on the last business day each month, beginning on the last business day of the month that falls on or after the sixtieth (60th) day following Executive’s termination of employment; provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date (without interest).

3. Executive will only be entitled to receive the CIC Severance Payments and the CIC COBRA Benefit if Executive signs and delivers to the Company Group the Release in substantially the form of Exhibit A hereto within fifty (50) days following Executive’s termination of employment and such Release becomes effective and irrevocable in accordance with its terms on or before the sixtieth (60th) day following termination of employment. The CIC Severance Payments and CIC COBRA Benefit are also conditioned on Executive’s continued compliance with the restrictive covenants contained in this Agreement, specifically including but not limited to the noncompetition provision in Section V(H) and contained in the Confidentiality Agreement (defined below), which are incorporated herein by reference.

4. For purposes of this Agreement, “Change in Control” means consummation of: (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “Beneficial Owners” and the terms “Beneficial Ownership” and “Beneficially Own” shall have the

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corresponding meanings), respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination, (B) no Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereto) (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, thirty percent (30%) or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Directors of the Company immediately prior to the signing of the agreement providing for such Business Combination (any such transaction meeting the requirements of clauses (A), (B) and (C), a “Non-Control Acquisition”); (ii) an acquisition by any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereto) of securities of the Company resulting in such Person becoming the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the total number of shares of the then outstanding securities of the Company; provided that the acquisition of securities in a Non-Control Acquisition shall not constitute a Change in Control; or (iii) a dissolution or liquidation of the Company. Where a Change in Control involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Company), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

V.	ADDITIONAL COVENANTS

A. The validity and construction of this Agreement or any of its provisions shall be determined under the laws of the State of Georgia. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions.

B. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision will be modified by that court as needed to make it enforceable and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated.

C. Executive expressly acknowledges that the Company Group has advised Executive to consult with independent legal counsel of Executive’s choosing to review and explain to Executive the legal effect of the terms and conditions of this Agreement prior to Executive’s signing this Agreement.

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D. This Agreement cancels and supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of Executive by the Company, including, without limitation, the Prior Agreement, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever; provided, however, that (1) Executive remains bound by all terms of the Confidentiality, Non-Disclosure, and Assignment Agreement that Executive entered into with Sharecare on April 12, 2012 (the “Confidentiality Agreement”) and the agreement will remain in full force and effect; and (2) any payment obligations of the Company, including any earned Performance Bonus, under the Prior Agreement that has yet to be paid by Sharecare shall remain a payment obligation of the Company Group. To the extent any conflict or inconsistency exists between this Agreement and the Confidentiality Agreement, this Agreement will control. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not stated in this Agreement, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

E. Any modifications to this Agreement will be effective only if made by a court of competent jurisdiction under Section V(B) or if in writing and signed by the party to be charged.

F. Any payments to be made by the Company Group hereunder shall be made subject to applicable law, including required tax deductions and withholdings.

G. Although the Company Group makes no guarantee with respect to the treatment of payments or benefits under this Agreement and shall not be responsible in any event with regard to this Agreement’s compliance with Section 409A, this Agreement is intended to be exempt from, or comply with, the applicable requirements of Section 409A and shall be limited, construed and interpreted in a manner consistent therewith. Notwithstanding any provision of this Agreement to the contrary, if any provision of this Agreement provides for any payments or benefits upon or following a termination of employment and such payments or benefits constitute nonqualified deferred compensation (within the meaning of Section 409A), a termination of employment shall not be deemed to have occurred for purposes of such provision of this Agreement unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, as it relates to any amounts or benefits that constitute nonqualified deferred compensation, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is a “specified employee”, as defined in, and pursuant to, Treas. Reg. Section 1.409A-1(i) or any successor regulation, as determined by the Company, on the date of termination of Executive’s employment hereunder, any payment or benefit that is nonqualified deferred compensation (within the meaning of Section 409A) shall be made to the Executive on the date that is the earlier of (i) the expiration of the six-month period measured from the date of Executive’s termination of employment or (ii) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this V(G) shall be paid or reimbursed to Executive in a lump sum and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i)

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the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.

H. Executive agrees that while Executive is employed hereunder and for the Non-Compete Period following resignation or termination of Executive’s employment for any reason, Executive will not participate as an owner, partner, officer, employee, director, or consultant for, any company or business competing with any line of business of the Company Group in the Territory; provided, however, that nothing herein shall prevent Executive from investing as less than a five (5%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system.

1. The “Non-Compete Period” means the first anniversary of Executive’s termination of employment.

2. The “Territory” means any place in the U.S. that the Company Group conducts the relevant competing line of business within the two (2)-year period preceding Executive’s termination of employment.

The obligations contained in this Section V(H) shall survive the termination of the Term of Employment and the termination Executive’s employment with the Company Group and shall be fully enforceable thereafter.

I. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. In the event that any person or entity succeeds to the business of the Company Group (including, but not limited to, by merger, reorganization or acquisition of substantially all the assets of such entity), from and after such event or occurrence, such successor shall be treated as the Company, as the case may be, for all purposes of this Agreement. The rights or obligations under this Agreement may not be assigned or transferred by either party, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

J. All notices and other communications to be made or otherwise given hereunder shall be in writing and shall be deemed to have been given when the same are (i) addressed to the other party at the mailing address, facsimile number or email address indicated below, and (ii) either: (a) personally delivered or mailed, registered or certified mail, first class postage-prepaid return receipt requested, (b) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable party, (c) faxed to such party, or

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(d) sent by electronic email. Any notice sent in the manner set forth above by U.S. mail shall be deemed to have been given and received three (3) days after it has been so deposited in the U.S. mail, and any notice sent in any other manner provided above shall be deemed to be given when received. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed. Until further notice given in according with the foregoing, the respective addresses, fax numbers and email addresses for the parties are as following:

If to the Company or to Sharecare:

Sharecare, Inc.

255 E. Paces Ferry Rd. NE, Suite 700

Atlanta, GA 30305

Attn: Legal

Email: legal@sharecare.com

If to Executive:

At the address or email shown on the records of the Company.

K. The Company Group agrees to defend and indemnify Executive against and to hold Executive harmless from any and all claims, suits, losses, liabilities, and expenses (but excluding disputes arising under this Agreement) asserted against Executive for actions taken or omitted to be taken by Executive in good faith and within the scope of Executive’s responsibilities as an officer or employee of the Company Group during the Term of Employment. The Company Group shall cause Executive to be provided coverage under any D&O liability insurance policies that are maintained by the Company Group from time to time in the same manner as other executive officers and directors of the Company Group are covered.

L. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.

M. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

N. Limitation of Benefits.

1. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Company Group to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section V(N) (such benefits, payments or distributions are hereinafter referred to as “Payments”) would, if paid, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, prior to the making of any Payments to Executive, a calculation shall be made comparing (i) the net after-tax benefit to Executive of the Payments after payment by Executive of the Excise Tax, to (ii) the net after-tax benefit to Executive if the Payments had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i)

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above is less than the amount calculated under (ii) above, then the Payments shall be limited to the extent necessary to avoid being subject to the Excise Tax (the “Reduced Amount”). The reduction of the Payments due hereunder, if applicable, shall be made by first reducing cash Payments and then, to the extent necessary, reducing those Payments having the next highest ratio of Parachute Value to actual present value of such Payments as of the date of the change of control, as determined by the Determination Firm (as defined below). For purposes of this Section V(N), present value shall be determined in accordance with Section 280G(d)(4) of the Code. For purposes of this Section V(N), the “Parachute Value” of a Payment means the present value as of the date of the change of control of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Determination Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

2. All determinations required to be made under this Section V(N), including whether an Excise Tax would otherwise be imposed, whether the Payments shall be reduced, the amount of the Reduced Amount, and the assumptions to be used in arriving at such determinations, shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and Executive (the “Determination Firm”) which shall provide detailed supporting calculations both to the Company and Executive. All fees and expenses of the Determination Firm shall be borne solely by the Company. Any determination by the Determination Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section V(N) (“Underpayment”), consistent with the calculations required to be made hereunder. The Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive, but no later than March 15 of the year after the year in which the Underpayment is determined to exist, which is when the legally binding right to such Underpayment arises.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

JEFFREY T. ARNOLD

/s/ Jeffrey T. Arnold
Signature

SHARECARE, INC.

/s/ Colin Daniel
By: Colin Daniel
Title: Executive Vice President, Finance and Human Resources

SHARECARE OPERATING COMPANY, INC.

/s/ Colin Daniel
By: Colin Daniel
Title: Executive Vice President, Finance and Human Resources

EXHIBIT A

FORM OF RELEASE

This Release Agreement is made effective as of the execution date below, by and between Jeffrey T. Arnold (“Executive”) and Sharecare, Inc. (the “Company”) and Sharecare Operating Company, Inc. (“Sharecare” and together with the Company, the “Company Group”). This is the Release referred to that certain Employment Agreement effective as of August 13, 2021 by and between the Company Group and Executive (the “Employment Agreement”).

In consideration of the Company Group’s promises, and the payment of the Severance Payments and the COBRA Benefit or, if applicable, the CIC Severance Payments and the CIC COBRA Benefit pursuant to the Employment Agreement, as those terms are defined in the Employment Agreement, Executive, for Executive and for Executive’s successors and assigns, now and forever, hereby releases and discharges the Company, its subsidiaries and affiliates, and each of its and their respective officers, directors, stockholders, employees, agents, attorneys, successors and assigns, from any and all causes of action, suits, debts, claims, demands or liabilities, in law or in equity, whether known or unknown or suspected to exist by Executive, which Executive ever had or may now have, from the beginning of time to the date of this Release, including without limitation, any causes of action, suits, debts, claims, demands or liabilities pursuant to the Employment Agreement or to any federal, state, or local employment laws, regulations, executive orders, or other requirements, including without limitation those that may relate to sex, race or other forms of discrimination, including the Age Discrimination in Employment Act (“ADEA”); provided, however, that nothing herein is intended to waive any claim (a) for unemployment or workers’ compensation benefits, (b) for vested rights under ERISA-covered employee benefit plans, or nonqualified benefit plans sponsored by the Company Group, as applicable on the date Executive signs this Agreement, (c) that may arise after Executive signs this Agreement, (d) for reimbursement of expenses under the Company’s expense reimbursement policies, (e) relating to the breach of this Release, (f) which cannot be released by private agreement, or (g) indemnification under the Company’s bylaws, certificate of incorporation, Delaware law or otherwise. Executive also agrees that if anyone (including, but not limited to, any government agency or similar entity) institutes or maintains a claim or investigation involving Executive in any way for claims released hereunder, Executive waives any and all right and claim to financial recovery resulting from such claim or investigation and, to the extent that such waiver is not enforced, all amounts paid to Executive under this Release shall be offset against any such recovery.

Executive agrees that he has carefully read this Release and is signing it voluntarily. Executive acknowledges that Executive has had at least twenty-one (21) days from receipt of this Release to review it prior to signing. Executive has the right to revoke this release within seven (7) days following the date of its execution by Executive. However, if Executive revokes this Release within such seven (7) day period, no payments or benefits provided for in the Employment Agreement in return for this Release will be payable to Executive.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY, AND HAS BEEN ADVISED BY THE COMPANY GROUP IN WRITING, TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF EXECUTIVE’S CHOOSING CONCERNING THE EXECUTION OF THIS RELEASE AND THAT EXECUTIVE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY GROUP FROM ALL SUCH CLAIMS.

Exhibit A - 1

This Release shall be effective and enforceable only if executed on or after Executive’s termination of employment and only if executed by both Executive and the Company. This Release shall become effective and enforceable at twelve o’clock (12:00) midnight on the seventh (7th) full calendar day immediately following the date of execution of this Release (the “Effective Time’’) and Executive may revoke the Release at will prior to that time by giving written notice of the revocation to the Company. For such a revocation by Executive to be effective, it must be received by the Company’s [President/CEO], prior to the Effective Time. The Release may not be revoked after that time.

DO NOT SIGN THIS RELEASE PRIOR TO THE EFFECTIVE DATE OF THE END OF YOUR EMPLOYMENT WITH THE COMPANY. YOU WILL BE REQUIRED TO SIGN A COPY OF THIS RELEASE ON OR AFTER YOUR SEPARATION DATE IN TO RECEIVE ANY SEVERANCE PAYMENTS OR CIC SEVERANCE PAYMENTS OR ANY COBRA BENEFIT OR CIC COBRA BENEFIT.

Date	SHARECARE, INC.

By:
Name:
Title:

Date	SHARECARE OPERATING COMPANY, INC.

By:
Name:
Title:

Date	Jeffrey T. Arnold

Exhibit A - 2

Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made effective as of August 13, 2021 (the “Effective Date”), by and between Sharecare, Inc., a Delaware corporation (the “Company”), Sharecare Operating Company, Inc., a Delaware corporation (“Sharecare”) and Justin Ferrero, an individual resident of the State of Georgia (“Executive”).

WHEREAS, Sharecare and Executive were parties to that certain Third Amended and Restated Employment Agreement, dated October 26, 2020 (the “Prior Agreement”), which Prior Agreement was terminated by the parties, effective immediately prior to the closing of that certain Agreement and Plan of Merger, dated as of February 12, 2021, by and among the Company, FCAC Merger Sub, Inc., Sharecare and a certain other party.

WHEREAS, the Company, Sharecare and Executive desire to enter into this Employment Agreement, and for Executive to continue Executive’s employment with Sharecare and to become an employee of the Company on the terms and conditions set forth herein; and

WHEREAS, this Agreement provides compensation and other benefits to which Executive would not otherwise be entitled.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Company and Sharecare hereby offer Executive and Executive hereby accepts the employment of Executive by the Company and Sharecare upon the terms and conditions set forth herein.

I.	EMPLOYMENT

A. Office, Duties and Authority. During the Term of Employment (as defined below), the Company and Sharecare agree to employ Executive to render services as President of each of the Company and Sharecare. Executive shall perform such duties and shall have such authority as is customary for the president of an organization of the size and nature of the Company, subject to the directives of the Company’ s Chief Executive Officer and the written policies of Sharecare and its affiliates (together, the “Company Group”), as in effect from time to time. Executive shall report directly to the Company’s Chief Executive Officer.

B. Acceptance and Time Commitment. Executive accepts such employment and agrees to render the services described above. Executive agrees to serve the Company Group to the best of Executive’s ability and in a manner that furthers the interests of the Company Group and agrees to devote to Executive’s duties under this Agreement such business time and energy as is reasonably necessary to perform satisfactorily Executive’s obligations hereunder.

C. Civic, Charitable, Business and Investment Activities. Notwithstanding any contrary provision of this Agreement, Executive shall have the right to participate in civic and charitable activities, serve as member of the board of directors and an officer of The Five Star Travel Corporation (d/b/a Forbes Travel Guide) and pursue investment activities, so long as these other activities do not materially interfere with Executive’s obligations and ability to provide services to the Company Group under this Agreement and do not violate the restrictions of Section V(D) and (H) of this Agreement and the Company’s Corporate Governance Guidelines, as they may be amended from time to time. In addition, Executive may pursue and engage in other outside business activities with the prior written approval of the Company’s Board of Directors (the “Board”).

D. Location. Executive’s principal place of employment shall be the Company’s executive offices located in Atlanta, Georgia, provided that Executive shall be required to travel from time to time in the performance of Executive’s duties.

II.	TERM

Subject to Section IV, Executive’s term of employment pursuant to this Agreement shall commence on the Effective Date and end on December 31, 2023 (“Initial Term”); provided, however, that on each anniversary of the Effective Date following the end of the Initial Term, the term of this Agreement shall be automatically extended for successive one (1)-year periods (each, as “Renewal Term”), provided that either party hereto may elect not to extend this Agreement by giving written notice to the other party at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. Notwithstanding the foregoing, Executive’s employment hereunder may be earlier terminated in accordance with Section IV hereof. The period of time between the Effective Date and the termination of Executive’s employment hereunder shall be referred to herein as the “Term of Employment”. In the event the parties do not agree to renew this Agreement for any Renewal Term, Executive shall automatically become an at-will employee following the end of the Initial Term or Renewal Term, as applicable, until such time as either party terminates such arrangement with or without prior notice.

III.	COMPENSATION

A. Base Salary. During the Term of Employment, the Company Group agrees to provide Executive with an annual base salary (as it may be increased from time to time, the “Base Salary”) of $450,000. The Base Salary amount shall be subject to annual review and adjustment but will not be decreased in any event. Sharecare will pay Executive the Base Salary in substantially equal periodic installments according to its standard payroll practices in effect from time to time, but no less frequently than once per month.

B. Performance Bonus. Each year during the Term of Employment, Executive will be eligible to receive a cash performance bonus (“Performance Bonus” ) based on the achievement of performance milestones, as determined by the Compensation and Human Capital Committee of the Board (the “Committee”) with respect to each year. For fiscal year 2021, Executive will be eligible for a Performance Bonus based on the performance targets previously approved by the Board prior to the Effective Date. Commencing in fiscal year 2022, Executive will be eligible for Performance Bonus with a target opportunity equal to 100% of Executive’s Base Salary, and with an over-performance maximum payout amount of 200% of Base Salary. Payment of the Performance Bonus shall be made on an annual basis or a more frequent basis as shall be established by the Committee, provided that payment of any Performance Bonus earned for a particular year shall be made on or before March 15th of the next succeeding year, subject to Executive’s continued employed through the time of payment.

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C. Benefits. Executive will be eligible to participate in all employee benefit programs which are provided by the Company Group generally to its executives and employees, including (a) any pension, profit-sharing, or deferred compensation plans and (b) any medical, health, dental, disability and other insurance programs, subject to the terms and conditions of such plans, as in effect from time to time.

D. Reimbursement of Expenditures. The Company Group will reimburse the Executive for all reasonable expenditures incurred by the Executive in the course of Executive’s employment or in promoting the interests of the Company Group, in accordance with the policies and procedures of the Company Group, as they may be amended from time to time, to the extent applicable generally to its senior executive officers.

E. Vacation. Executive will be entitled to four (4) weeks paid vacation annually, which may be taken in accordance with the policies and procedures of the Company Group, as in effect from time to time, to the extent applicable generally to senior executive officers. Any accrued and unused vacation outstanding at the date of termination of this Agreement (for any reason) will be paid to Executive promptly following the date of termination.

IV.	TERMINATION

A. Death. If Executive should die during the Term of Employment, this Agreement will terminate. The Company Group shall pay to the Executive’s estate, or Executive’s heirs, (i) the amount of any accrued and unpaid Base Salary (determined as of the date of Executive’s termination of employment), payable within forty-five (45) days after termination, (ii) any amount payable to Executive for previously completed years in respect of Executive’s Performance Bonus that has not been paid as of the date of termination, payable within forty-five (45) days after termination, (iii) any unpaid expense reimbursements, payable in accordance with Company Group policy (iv) any accrued but unused vacation time, payable in accordance with Company Group policy, and (v) all other payments, benefits or fringe benefits to which Executive is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement, payable in accordance with the terms of such plan or program (collectively, the “Accrued Amounts”). In addition, the Company Group shall pay to the Executive’s estate, or Executive’s heirs, an amount equal to the amount payable to Executive in respect of Executive’s Performance Bonus for services in the year in which Executive’s death occurs (determined in accordance with Section III(B)), pro-rated for the portion of such year occurring through the date of Executive’s death (the “Pro Rata Bonus”), and payable at the time the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which Executive’s death occurs. No further amounts or benefits shall be payable except for the Company Group’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

B. Disability. If, during the Term of Employment, Executive should become physically or mentally disabled, as confirmed by competent medical evidence, such that he is unable to perform his duties under Sections I(A) and (B) hereof for (i) a period of six (6) consecutive months or (ii) for shorter periods that add up to six (6) months in any eight (8) month period, then the Company Group may terminate this Agreement by written notice to the Executive. In that case, no further amounts or benefits shall be payable to Executive other than to pay the

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Accrued Amounts and the Pro Rata Bonus, which Pro Rata Bonus will be payable when the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which Executive’s termination of employment occurs. No further amounts or benefits shall be payable except for the Company Group’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

C. Termination for Cause/Resignation without Good Reason.

1. The Company Group may terminate Executive’s employment under this Agreement with “Cause”. For purposes of this Agreement, “Cause” shall mean:

(a) Occurrence of any act or omission by Executive that could reasonably be expected to result in (or has resulted in) Executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;

(b) Executive’s habitual failure to perform substantially the duties of Executive’s position (other than any such failure resulting from incapacity due to physical or mental illness and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations); or

(c) Executive’s material breach of any of Executive’s obligations to the Company Group under this Agreement (or other agreements with the Company) or under the Company’s written policies with respect to harassment, discrimination, retaliation, code of business conduct and ethics, insider trading, anticorruption and bribery and any other written policies that are adopted by the Board or any committee of the Board from time to time which has (or can reasonably be expected to have) a substantial, adverse effect upon the Company (financially, reputationally, or otherwise);

Provided, that no termination under sections (b) or (c) above shall be effective unless Executive has received thirty (30) days advance written notice from the Board stating in reasonable detail the actions or omissions purported to constitute a breach of Executive’s duties or obligations hereunder, and Executive does not correct the acts or omissions documented in such notice within such thirty (30) day period.

2. Executive may terminate Executive’s employment under this Agreement without Good Reason (as defined below) by providing sixty (60) days’ advance written notice to the Company.

3. Upon a termination by the Company Group for Cause or by Executive without Good Reason (as defined below), Executive shall be entitled to receive the Accrued Amounts. No further amounts or benefits shall be payable except for the Company’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

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D. Resignation for Good Reason/Termination of Employment Not for Cause

1. The Company Group may, by written notice to Executive, terminate Executive’s employment and this Agreement not for Cause (as “Cause” is defined above). Executive may terminate Executive’s employment and this Agreement for “Good Reason” as defined herein. “Good Reason” for purposes of this Agreement shall mean the occurrence of any of the following events without the written consent of Executive: (i) a material reduction in Executive’s Base Salary or a material reduction in Executive’s target bonus opportunity set forth in Section III(B), as the same may be in effect from time to time; (ii) a reduction in Executive’s title below that of President of the Company or any other action by the Company Group that results in a material adverse change in Executive’s position, authority, duties or responsibilities; (iii) a change in Executive’s reporting relationship which results in Executive reporting to a position below that of the Chief Executive Officer; (iv) relocation of Executive’s principal place of employment to a location more than fifty (50) miles from Atlanta, Georgia (it being understood that requiring Executive to travel to an extent reasonably consistent with Executive’s present business travel obligations in the performance of the duties and responsibilities of Executive’s position shall not constitute Good Reason); (v) the material breach by the Company Group of any provision of this Agreement; or (vi) the Company’s non-renewal of this Agreement upon the end of the Initial Term or a Renewal Term in accordance with Section II of this Agreement. Notwithstanding anything to the contrary, if the Term of Employment expires due to non-renewal of this Agreement by Executive pursuant to Section II, any subsequent termination of employment shall be deemed a resignation by Executive without Good Reason.

2. In the event that Executive reasonably believes that an event has occurred which would give Executive the right to terminate Executive’s employment and this Agreement for Good Reason (the “Triggering Event”) (i) Executive will provide written notice to the Company, certifying in reasonable detail the basis for such Triggering Event within ninety (90) days of the initial existence of such Triggering Event, (ii) if in fact an event has occurred based on which Executive has the right to terminate employment and this Agreement for Good Reason, the Company Group will have a period of thirty (30) days in which to cure such Triggering Event, and (iii) if any Triggering Event is not cured within such thirty (30)-day period, any termination of employment by Executive for Good Reason must occur within seventy-five (75) days after the initial existence of the Triggering Event specified in Executive’s notice. If any Triggering Event is cured by the Company Group within such thirty (30)-day period, Executive shall not be entitled to terminate employment hereunder for Good Reason with respect to such Triggering Event.

3. If the Company Group terminates Executive’s employment and this Agreement not for Cause or if Executive terminates employment and this Agreement for Good Reason, then the Company Group will pay to Executive, without duplication, the Accrued Amounts, the Pro Rata Bonus and the Severance Payments. The “Severance Payments” means payments equal to:

(a) Twelve (12) months (the “Severance Period”) of Executive’s annual Base Salary in effect at the time of the Executive’s termination of employment; plus

(b) One (1) times the Performance Bonus based on actual performance for the year of termination.

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In addition, if Executive timely elects and remains eligible for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company Group will reimburse Executive (and, if applicable, Executive’s dependents) for the monthly premium for such coverage that are in excess of active employee rates for such coverage (at the coverage levels in effect immediately prior to Executive’s termination of employment), subject to any applicable tax withholdings (as determined by the Company Group, in sole discretion, to be necessary for tax or other reasons), until the earliest to occur of: (i) the end of the Severance Period and (ii) the date Executive becomes eligible for health benefits through any arrangement sponsored by, or paid for by, a subsequent employer of Executive (regardless of whether Executive enrolls for such coverage) (the “COBRA Benefit”). Executive shall provide prompt written notice to the Company Group in the event of the occurrence of clause (ii) in the preceding sentence. Notwithstanding the foregoing, if the remaining Severance Period is greater than the period during which Executive would be entitled to COBRA continuation coverage, the Company’s sole obligation for the portion of COBRA Benefit continuing after the expiration of such COBRA continuation coverage shall be to pay Executive a monthly amount, subject to any applicable tax withholdings, equal to the amount a similarly situated employee would have to pay for COBRA coverage.

4. The Severance Payments will be paid to Executive in substantially equal periodic installments according to standard payroll practices in effect from time to time during the one (1)-year period following termination of employment, and the COBRA Benefit will be reimbursed or paid to Executive on the last business day each month; provided, however, that the Performance Bonus will be payable when the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which the termination of employment occurs. Executive will only be entitled to receive the Severance Payments and the COBRA Benefit if Executive signs and delivers to the Company Group the Release in substantially the form of Exhibit A hereto within fifty (50) days following Executive’s termination of employment and such Release becomes effective and irrevocable in accordance with its terms on or before the sixtieth (60th) day following termination of employment. The Severance Payments and COBRA Benefit will commence beginning on the first payroll period or the last business day of the month, as applicable, that is on or after the sixtieth (60th) day following Executive’s termination of employment; provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date (without interest). The Severance Payments and COBRA Benefit are also conditioned on Executive’s continued compliance with the restrictive covenants contained in this Agreement, specifically including but not limited to the noncompetition provision in Section V(H) and the provisions contained in the Confidentiality Agreement (defined below), which are incorporated herein by reference.

E. Change in Control.

1. If Executive’s employment is terminated by the Company Group not for Cause, or if Executive terminates employment and this Agreement for Good Reason within twelve (12) months following a Change in Control, then the Company Group will pay to Executive the Accrued Amounts, the Pro Rata Bonus, a CIC COBRA Benefit and the CIC Severance Payments. The “CIC COBRA Benefit” shall have the same meaning, and be provided upon the same terms, as the COBRA Benefit as described in Section IV(D)(3), but will be provided to Executive during the CIC Severance Period, as defined below. The “CIC Severance Payments” means payments equal to:

(a) Eighteen (18) months (the “CIC Severance Period”) of Executive’s annual Base Salary in effect at the time of the Executive’s termination of employment; plus

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(b) One and one-half (1.5) times the Performance Bonus calculated at the target bonus opportunity level in effect at the time of the Executive’s termination of employment.

2. The CIC Severance Payments will be paid to Executive in a lump sum on the first payroll period that follows the sixtieth (60th) day following Executive’s termination of employment. Notwithstanding the foregoing, (i) if any portion of the CIC Severance Payments constitutes nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and any regulations or official guidance relating thereto (collectively, “Section 409A”) and (ii) the CIC Severance Payments are payable with respect to a Change in Control that is not a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” within the meaning of Section 409A, then such portion of the CIC Severance Payments shall be paid to Executive in substantially equal periodic installments according to standard payroll practices in effect from time to time during the eighteen (18)-month period following termination of employment, commencing after the Delay Period (as defined in Section V(G)); provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date after the Delay Period (without interest). The CIC COBRA Benefit will be reimbursed or paid to Executive on the last business day each month, beginning on the last business day of the month that falls on or after the sixtieth (60th) day following Executive’s termination of employment; provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date (without interest).

3. Executive will only be entitled to receive the CIC Severance Payments and the CIC COBRA Benefit if Executive signs and delivers to the Company Group the Release in substantially the form of Exhibit A hereto within fifty (50) days following Executive’s termination of employment and such Release becomes effective and irrevocable in accordance with its terms on or before the sixtieth (60th) day following termination of employment. The CIC Severance Payments and CIC COBRA Benefit are also conditioned on Executive’s continued compliance with the restrictive covenants contained in this Agreement, specifically including but not limited to the noncompetition provision in Section V(H) and contained in the Confidentiality Agreement (defined below), which are incorporated herein by reference.

4. For purposes of this Agreement, “Change in Control” means consummation of: (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “Beneficial Owners” and the terms “Beneficial Ownership” and “Beneficially Own” shall have the

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corresponding meanings), respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination, (B) no Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereto) (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, thirty percent (30%) or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Directors of the Company immediately prior to the signing of the agreement providing for such Business Combination (any such transaction meeting the requirements of clauses (A), (B) and (C), a “Non-Control Acquisition”); (ii) an acquisition by any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereto) of securities of the Company resulting in such Person becoming the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the total number of shares of the then outstanding securities of the Company; provided that the acquisition of securities in a Non-Control Acquisition shall not constitute a Change in Control; or (iii) a dissolution or liquidation of the Company. Where a Change in Control involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Company), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

V.	ADDITIONAL COVENANTS

A. The validity and construction of this Agreement or any of its provisions shall be determined under the laws of the State of Georgia. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions.

B. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision will be modified by that court as needed to make it enforceable and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated.

C. Executive expressly acknowledges that the Company Group has advised Executive to consult with independent legal counsel of Executive’s choosing to review and explain to Executive the legal effect of the terms and conditions of this Agreement prior to Executive’s signing this Agreement.

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D. This Agreement cancels and supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of Executive by the Company, including, without limitation, the Prior Agreement, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever; provided, however, that (1) Executive remains bound by all terms of the Confidentiality, Non-Disclosure, and Assignment Agreement that Executive entered into with Sharecare on April 12, 2012 (the “Confidentiality Agreement”) and the agreement will remain in full force and effect; and (2) any payment obligations of the Company, including any earned Performance Bonus, under the Prior Agreement that has yet to be paid by Sharecare shall remain a payment obligation of the Company Group. To the extent any conflict or inconsistency exists between this Agreement and the Confidentiality Agreement, this Agreement will control. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not stated in this Agreement, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

E. Any modifications to this Agreement will be effective only if made by a court of competent jurisdiction under Section V(B) or if in writing and signed by the party to be charged.

F. Any payments to be made by the Company Group hereunder shall be made subject to applicable law, including required tax deductions and withholdings.

G. Although the Company Group makes no guarantee with respect to the treatment of payments or benefits under this Agreement and shall not be responsible in any event with regard to this Agreement’s compliance with Section 409A, this Agreement is intended to be exempt from, or comply with, the applicable requirements of Section 409A and shall be limited, construed and interpreted in a manner consistent therewith. Notwithstanding any provision of this Agreement to the contrary, if any provision of this Agreement provides for any payments or benefits upon or following a termination of employment and such payments or benefits constitute nonqualified deferred compensation (within the meaning of Section 409A), a termination of employment shall not be deemed to have occurred for purposes of such provision of this Agreement unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, as it relates to any amounts or benefits that constitute nonqualified deferred compensation, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is a “specified employee”, as defined in, and pursuant to, Treas. Reg. Section 1.409A-1(i) or any successor regulation, as determined by the Company, on the date of termination of Executive’s employment hereunder, any payment or benefit that is nonqualified deferred compensation (within the meaning of Section 409A) shall be made to the Executive on the date that is the earlier of (i) the expiration of the six-month period measured from the date of Executive’s termination of employment or (ii) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this V(G) shall be paid or reimbursed to Executive in a lump sum and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i)

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the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.

H. Executive agrees that while Executive is employed hereunder and for the Non-Compete Period following resignation or termination of Executive’s employment for any reason, Executive will not participate as an owner, partner, officer, employee, director, or consultant for, any company or business competing with any line of business of the Company Group in the Territory; provided, however, that nothing herein shall prevent Executive from investing as less than a five (5%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system.

1. The “Non-Compete Period” means the first anniversary of Executive’s termination of employment.

2. The “Territory” means any place in the U.S. that the Company Group conducts the relevant competing line of business within the two (2)-year period preceding Executive’s termination of employment.

The obligations contained in this Section V(H) shall survive the termination of the Term of Employment and the termination Executive’s employment with the Company Group and shall be fully enforceable thereafter.

I. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. In the event that any person or entity succeeds to the business of the Company Group (including, but not limited to, by merger, reorganization or acquisition of substantially all the assets of such entity), from and after such event or occurrence, such successor shall be treated as the Company, as the case may be, for all purposes of this Agreement. The rights or obligations under this Agreement may not be assigned or transferred by either party, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

J. All notices and other communications to be made or otherwise given hereunder shall be in writing and shall be deemed to have been given when the same are (i) addressed to the other party at the mailing address, facsimile number or email address indicated below, and (ii) either: (a) personally delivered or mailed, registered or certified mail, first class postage-prepaid return receipt requested, (b) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable party, (c) faxed to such party, or

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(d) sent by electronic email. Any notice sent in the manner set forth above by U.S. mail shall be deemed to have been given and received three (3) days after it has been so deposited in the U.S. mail, and any notice sent in any other manner provided above shall be deemed to be given when received. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed. Until further notice given in according with the foregoing, the respective addresses, fax numbers and email addresses for the parties are as following:

If to the Company or to Sharecare:

Sharecare, Inc.

255 E. Paces Ferry Rd. NE, Suite 700

Atlanta, GA 30305

Attn: Legal

Email: legal@sharecare.com

If to Executive:

At the address or email shown on the records of the Company.

K. The Company Group agrees to defend and indemnify Executive against and to hold Executive harmless from any and all claims, suits, losses, liabilities, and expenses (but excluding disputes arising under this Agreement) asserted against Executive for actions taken or omitted to be taken by Executive in good faith and within the scope of Executive’s responsibilities as an officer or employee of the Company Group during the Term of Employment. The Company Group shall cause Executive to be provided coverage under any D&O liability insurance policies that are maintained by the Company Group from time to time in the same manner as other executive officers and directors of the Company Group are covered.

L. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.

M. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

N. Limitation of Benefits.

1. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Company Group to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section V(N) (such benefits, payments or distributions are hereinafter referred to as “Payments”) would, if paid, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, prior to the making of any Payments to Executive, a calculation shall be made comparing (i) the net after-tax benefit to Executive of the Payments after payment by Executive of the Excise Tax, to (ii) the net after-tax benefit to Executive if the Payments had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i)

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above is less than the amount calculated under (ii) above, then the Payments shall be limited to the extent necessary to avoid being subject to the Excise Tax (the “Reduced Amount”). The reduction of the Payments due hereunder, if applicable, shall be made by first reducing cash Payments and then, to the extent necessary, reducing those Payments having the next highest ratio of Parachute Value to actual present value of such Payments as of the date of the change of control, as determined by the Determination Firm (as defined below). For purposes of this Section V(N), present value shall be determined in accordance with Section 280G(d)(4) of the Code. For purposes of this Section V(N), the “Parachute Value” of a Payment means the present value as of the date of the change of control of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Determination Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

2. All determinations required to be made under this Section V(N), including whether an Excise Tax would otherwise be imposed, whether the Payments shall be reduced, the amount of the Reduced Amount, and the assumptions to be used in arriving at such determinations, shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and Executive (the “Determination Firm”) which shall provide detailed supporting calculations both to the Company and Executive. All fees and expenses of the Determination Firm shall be borne solely by the Company. Any determination by the Determination Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section V(N) (“Underpayment”), consistent with the calculations required to be made hereunder. The Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive, but no later than March 15 of the year after the year in which the Underpayment is determined to exist, which is when the legally binding right to such Underpayment arises.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

JUSTIN FERRERO

/s/ Justin Ferrero
Signature

SHARECARE, INC.

/s/ Colin Daniel
By: Colin Daniel
Title: Executive Vice President, Finance and Human Resources

SHARECARE OPERATING COMPANY, INC.

/s/ Colin Daniel
By: Colin Daniel
Title: Executive Vice President, Finance and Human Resources

EXHIBIT A

FORM OF RELEASE

This Release Agreement is made effective as of the execution date below, by and between Justin Ferrero (“Executive”) and Sharecare, Inc. (the “Company”) and Sharecare Operating Company, Inc. (“Sharecare” and together with the Company, the “Company Group”). This is the Release referred to that certain Employment Agreement effective as of August 13, 2021 by and between the Company Group and Executive (the “Employment Agreement”).

In consideration of the Company Group’s promises, and the payment of the Severance Payments and the COBRA Benefit or, if applicable, the CIC Severance Payments and the CIC COBRA Benefit pursuant to the Employment Agreement, as those terms are defined in the Employment Agreement, Executive, for Executive and for Executive’s successors and assigns, now and forever, hereby releases and discharges the Company, its subsidiaries and affiliates, and each of its and their respective officers, directors, stockholders, employees, agents, attorneys, successors and assigns, from any and all causes of action, suits, debts, claims, demands or liabilities, in law or in equity, whether known or unknown or suspected to exist by Executive, which Executive ever had or may now have, from the beginning of time to the date of this Release, including without limitation, any causes of action, suits, debts, claims, demands or liabilities pursuant to the Employment Agreement or to any federal, state, or local employment laws, regulations, executive orders, or other requirements, including without limitation those that may relate to sex, race or other forms of discrimination, including the Age Discrimination in Employment Act (“ADEA”); provided, however, that nothing herein is intended to waive any claim (a) for unemployment or workers’ compensation benefits, (b) for vested rights under ERISA-covered employee benefit plans, or nonqualified benefit plans sponsored by the Company Group, as applicable on the date Executive signs this Agreement, (c) that may arise after Executive signs this Agreement, (d) for reimbursement of expenses under the Company’s expense reimbursement policies, (e) relating to the breach of this Release, (f) which cannot be released by private agreement, or (g) indemnification under the Company’s bylaws, certificate of incorporation, Delaware law or otherwise. Executive also agrees that if anyone (including, but not limited to, any government agency or similar entity) institutes or maintains a claim or investigation involving Executive in any way for claims released hereunder, Executive waives any and all right and claim to financial recovery resulting from such claim or investigation and, to the extent that such waiver is not enforced, all amounts paid to Executive under this Release shall be offset against any such recovery.

Executive agrees that he has carefully read this Release and is signing it voluntarily. Executive acknowledges that Executive has had at least twenty-one (21) days from receipt of this Release to review it prior to signing. Executive has the right to revoke this release within seven (7) days following the date of its execution by Executive. However, if Executive revokes this Release within such seven (7) day period, no payments or benefits provided for in the Employment Agreement in return for this Release will be payable to Executive.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY, AND HAS BEEN ADVISED BY THE COMPANY GROUP IN WRITING, TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF EXECUTIVE’S CHOOSING CONCERNING THE EXECUTION OF THIS RELEASE AND THAT EXECUTIVE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY GROUP FROM ALL SUCH CLAIMS.

Exhibit A - 1

This Release shall be effective and enforceable only if executed on or after Executive’s termination of employment and only if executed by both Executive and the Company. This Release shall become effective and enforceable at twelve o’clock (12:00) midnight on the seventh (7th) full calendar day immediately following the date of execution of this Release (the “Effective Time’’) and Executive may revoke the Release at will prior to that time by giving written notice of the revocation to the Company. For such a revocation by Executive to be effective, it must be received by the Company’s [President/CEO], prior to the Effective Time. The Release may not be revoked after that time.

DO NOT SIGN THIS RELEASE PRIOR TO THE EFFECTIVE DATE OF THE END OF YOUR EMPLOYMENT WITH THE COMPANY. YOU WILL BE REQUIRED TO SIGN A COPY OF THIS RELEASE ON OR AFTER YOUR SEPARATION DATE IN TO RECEIVE ANY SEVERANCE PAYMENTS OR CIC SEVERANCE PAYMENTS OR ANY COBRA BENEFIT OR CIC COBRA BENEFIT.

Date	SHARECARE, INC.

By:
Name:
Title:

Date	SHARECARE OPERATING COMPANY, INC.

By:
Name:
Title:

Date	Justin Ferrero

Exhibit A - 2

Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made effective as of August 13, 2021 (the “Effective Date”), by and between Sharecare, Inc., a Delaware corporation (the “Company”), Sharecare Operating Company, Inc., a Delaware corporation (“Sharecare”) and Dawn Whaley, an individual resident of the State of Georgia (“Executive”).

WHEREAS, Sharecare and Executive were parties to that certain Third Amended and Restated Employment Agreement, dated October 26, 2020 (the “Prior Agreement”), which Prior Agreement was terminated by the parties, effective immediately prior to the closing of that certain Agreement and Plan of Merger, dated as of February 12, 2021, by and among the Company, FCAC Merger Sub, Inc., Sharecare and a certain other party.

WHEREAS, the Company, Sharecare and Executive desire to enter into this Employment Agreement, and for Executive to continue Executive’s employment with Sharecare and to become an employee of the Company on the terms and conditions set forth herein; and

WHEREAS, this Agreement provides compensation and other benefits to which Executive would not otherwise be entitled.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Company and Sharecare hereby offer Executive and Executive hereby accepts the employment of Executive by the Company and Sharecare upon the terms and conditions set forth herein.

I.	EMPLOYMENT

A. Office, Duties and Authority. During the Term of Employment (as defined below), the Company and Sharecare agree to employ Executive to render services as President of each of the Company and Sharecare. Executive shall perform such duties and shall have such authority as is customary for the president of an organization of the size and nature of the Company, subject to the directives of the Company’ s Chief Executive Officer and the written policies of Sharecare and its affiliates (together, the “Company Group”), as in effect from time to time. Executive shall report directly to the Company’s Chief Executive Officer.

B. Acceptance and Time Commitment. Executive accepts such employment and agrees to render the services described above. Executive agrees to serve the Company Group to the best of Executive’s ability and in a manner that furthers the interests of the Company Group and agrees to devote to Executive’s duties under this Agreement such business time and energy as is reasonably necessary to perform satisfactorily Executive’s obligations hereunder.

C. Civic, Charitable, Business and Investment Activities. Notwithstanding any contrary provision of this Agreement, Executive shall have the right to participate in civic and charitable activities, serve as member of the board of directors and an officer of The Five Star Travel Corporation (d/b/a Forbes Travel Guide) and pursue investment activities, so long as these other activities do not materially interfere with Executive’s obligations and ability to provide services to the Company Group under this Agreement and do not violate the restrictions of Section V(D) and (H) of this Agreement and the Company’s Corporate Governance Guidelines, as they may be amended from time to time. In addition, Executive may pursue and engage in other outside business activities with the prior written approval of the Company’s Board of Directors (the “Board”).

D. Location. Executive’s principal place of employment shall be the Company’s executive offices located in Atlanta, Georgia, provided that Executive shall be required to travel from time to time in the performance of Executive’s duties.

II.	TERM

Subject to Section IV, Executive’s term of employment pursuant to this Agreement shall commence on the Effective Date and end on December 31, 2023 (“Initial Term”); provided, however, that on each anniversary of the Effective Date following the end of the Initial Term, the term of this Agreement shall be automatically extended for successive one (1)-year periods (each, as “Renewal Term”), provided that either party hereto may elect not to extend this Agreement by giving written notice to the other party at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. Notwithstanding the foregoing, Executive’s employment hereunder may be earlier terminated in accordance with Section IV hereof. The period of time between the Effective Date and the termination of Executive’s employment hereunder shall be referred to herein as the “Term of Employment”. In the event the parties do not agree to renew this Agreement for any Renewal Term, Executive shall automatically become an at-will employee following the end of the Initial Term or Renewal Term, as applicable, until such time as either party terminates such arrangement with or without prior notice.

III.	COMPENSATION

A. Base Salary. During the Term of Employment, the Company Group agrees to provide Executive with an annual base salary (as it may be increased from time to time, the “Base Salary”) of $450,000. The Base Salary amount shall be subject to annual review and adjustment but will not be decreased in any event. Sharecare will pay Executive the Base Salary in substantially equal periodic installments according to its standard payroll practices in effect from time to time, but no less frequently than once per month.

B. Performance Bonus. Each year during the Term of Employment, Executive will be eligible to receive a cash performance bonus (“Performance Bonus” ) based on the achievement of performance milestones, as determined by the Compensation and Human Capital Committee of the Board (the “Committee”) with respect to each year. For fiscal year 2021, Executive will be eligible for a Performance Bonus based on the performance targets previously approved by the Board prior to the Effective Date. Commencing in fiscal year 2022, Executive will be eligible for Performance Bonus with a target opportunity equal to 100% of Executive’s Base Salary, and with an over-performance maximum payout amount of 200% of Base Salary. Payment of the Performance Bonus shall be made on an annual basis or a more frequent basis as shall be established by the Committee, provided that payment of any Performance Bonus earned for a particular year shall be made on or before March 15th of the next succeeding year, subject to Executive’s continued employed through the time of payment.

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C. Benefits. Executive will be eligible to participate in all employee benefit programs which are provided by the Company Group generally to its executives and employees, including (a) any pension, profit-sharing, or deferred compensation plans and (b) any medical, health, dental, disability and other insurance programs, subject to the terms and conditions of such plans, as in effect from time to time.

D. Reimbursement of Expenditures. The Company Group will reimburse the Executive for all reasonable expenditures incurred by the Executive in the course of Executive’s employment or in promoting the interests of the Company Group, in accordance with the policies and procedures of the Company Group, as they may be amended from time to time, to the extent applicable generally to its senior executive officers.

E. Vacation. Executive will be entitled to four (4) weeks paid vacation annually, which may be taken in accordance with the policies and procedures of the Company Group, as in effect from time to time, to the extent applicable generally to senior executive officers. Any accrued and unused vacation outstanding at the date of termination of this Agreement (for any reason) will be paid to Executive promptly following the date of termination.

IV.	TERMINATION

A. Death. If Executive should die during the Term of Employment, this Agreement will terminate. The Company Group shall pay to the Executive’s estate, or Executive’s heirs, (i) the amount of any accrued and unpaid Base Salary (determined as of the date of Executive’s termination of employment), payable within forty-five (45) days after termination, (ii) any amount payable to Executive for previously completed years in respect of Executive’s Performance Bonus that has not been paid as of the date of termination, payable within forty-five (45) days after termination, (iii) any unpaid expense reimbursements, payable in accordance with Company Group policy (iv) any accrued but unused vacation time, payable in accordance with Company Group policy, and (v) all other payments, benefits or fringe benefits to which Executive is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement, payable in accordance with the terms of such plan or program (collectively, the “Accrued Amounts”). In addition, the Company Group shall pay to the Executive’s estate, or Executive’s heirs, an amount equal to the amount payable to Executive in respect of Executive’s Performance Bonus for services in the year in which Executive’s death occurs (determined in accordance with Section III(B)), pro-rated for the portion of such year occurring through the date of Executive’s death (the “Pro Rata Bonus”), and payable at the time the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which Executive’s death occurs. No further amounts or benefits shall be payable except for the Company Group’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

B. Disability. If, during the Term of Employment, Executive should become physically or mentally disabled, as confirmed by competent medical evidence, such that he is unable to perform his duties under Sections I(A) and (B) hereof for (i) a period of six (6) consecutive months or (ii) for shorter periods that add up to six (6) months in any eight (8) month period, then the Company Group may terminate this Agreement by written notice to the Executive. In that case, no further amounts or benefits shall be payable to Executive other than to pay the

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Accrued Amounts and the Pro Rata Bonus, which Pro Rata Bonus will be payable when the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which Executive’s termination of employment occurs. No further amounts or benefits shall be payable except for the Company Group’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

C. Termination for Cause/Resignation without Good Reason.

1. The Company Group may terminate Executive’s employment under this Agreement with “Cause”. For purposes of this Agreement, “Cause” shall mean:

(a) Occurrence of any act or omission by Executive that could reasonably be expected to result in (or has resulted in) Executive’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony;

(b) Executive’s habitual failure to perform substantially the duties of Executive’s position (other than any such failure resulting from incapacity due to physical or mental illness and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations); or

(c) Executive’s material breach of any of Executive’s obligations to the Company Group under this Agreement (or other agreements with the Company) or under the Company’s written policies with respect to harassment, discrimination, retaliation, code of business conduct and ethics, insider trading, anticorruption and bribery and any other written policies that are adopted by the Board or any committee of the Board from time to time which has (or can reasonably be expected to have) a substantial, adverse effect upon the Company (financially, reputationally, or otherwise);

Provided, that no termination under sections (b) or (c) above shall be effective unless Executive has received thirty (30) days advance written notice from the Board stating in reasonable detail the actions or omissions purported to constitute a breach of Executive’s duties or obligations hereunder, and Executive does not correct the acts or omissions documented in such notice within such thirty (30) day period.

2. Executive may terminate Executive’s employment under this Agreement without Good Reason (as defined below) by providing sixty (60) days’ advance written notice to the Company.

3. Upon a termination by the Company Group for Cause or by Executive without Good Reason (as defined below), Executive shall be entitled to receive the Accrued Amounts. No further amounts or benefits shall be payable except for the Company’s continuing obligation to provide indemnification protection under Section V(K), reimbursements under Section V(L) or as otherwise required by law or the policies and plans of the Company Group then in effect.

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D. Resignation for Good Reason/Termination of Employment Not for Cause

1. The Company Group may, by written notice to Executive, terminate Executive’s employment and this Agreement not for Cause (as “Cause” is defined above). Executive may terminate Executive’s employment and this Agreement for “Good Reason” as defined herein. “Good Reason” for purposes of this Agreement shall mean the occurrence of any of the following events without the written consent of Executive: (i) a material reduction in Executive’s Base Salary or a material reduction in Executive’s target bonus opportunity set forth in Section III(B), as the same may be in effect from time to time; (ii) a reduction in Executive’s title below that of President of the Company or any other action by the Company Group that results in a material adverse change in Executive’s position, authority, duties or responsibilities; (iii) a change in Executive’s reporting relationship which results in Executive reporting to a position below that of the Chief Executive Officer; (iv) relocation of Executive’s principal place of employment to a location more than fifty (50) miles from Atlanta, Georgia (it being understood that requiring Executive to travel to an extent reasonably consistent with Executive’s present business travel obligations in the performance of the duties and responsibilities of Executive’s position shall not constitute Good Reason); (v) the material breach by the Company Group of any provision of this Agreement; or (vi) the Company’s non-renewal of this Agreement upon the end of the Initial Term or a Renewal Term in accordance with Section II of this Agreement. Notwithstanding anything to the contrary, if the Term of Employment expires due to non-renewal of this Agreement by Executive pursuant to Section II, any subsequent termination of employment shall be deemed a resignation by Executive without Good Reason.

2. In the event that Executive reasonably believes that an event has occurred which would give Executive the right to terminate Executive’s employment and this Agreement for Good Reason (the “Triggering Event”) (i) Executive will provide written notice to the Company, certifying in reasonable detail the basis for such Triggering Event within ninety (90) days of the initial existence of such Triggering Event, (ii) if in fact an event has occurred based on which Executive has the right to terminate employment and this Agreement for Good Reason, the Company Group will have a period of thirty (30) days in which to cure such Triggering Event, and (iii) if any Triggering Event is not cured within such thirty (30)-day period, any termination of employment by Executive for Good Reason must occur within seventy-five (75) days after the initial existence of the Triggering Event specified in Executive’s notice. If any Triggering Event is cured by the Company Group within such thirty (30)-day period, Executive shall not be entitled to terminate employment hereunder for Good Reason with respect to such Triggering Event.

3. If the Company Group terminates Executive’s employment and this Agreement not for Cause or if Executive terminates employment and this Agreement for Good Reason, then the Company Group will pay to Executive, without duplication, the Accrued Amounts, the Pro Rata Bonus and the Severance Payments. The “Severance Payments” means payments equal to:

(a) Twelve (12) months (the “Severance Period”) of Executive’s annual Base Salary in effect at the time of the Executive’s termination of employment; plus

(b) One (1) times the Performance Bonus based on actual performance for the year of termination.

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In addition, if Executive timely elects and remains eligible for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company Group will reimburse Executive (and, if applicable, Executive’s dependents) for the monthly premium for such coverage that are in excess of active employee rates for such coverage (at the coverage levels in effect immediately prior to Executive’s termination of employment), subject to any applicable tax withholdings (as determined by the Company Group, in sole discretion, to be necessary for tax or other reasons), until the earliest to occur of: (i) the end of the Severance Period and (ii) the date Executive becomes eligible for health benefits through any arrangement sponsored by, or paid for by, a subsequent employer of Executive (regardless of whether Executive enrolls for such coverage) (the “COBRA Benefit”). Executive shall provide prompt written notice to the Company Group in the event of the occurrence of clause (ii) in the preceding sentence. Notwithstanding the foregoing, if the remaining Severance Period is greater than the period during which Executive would be entitled to COBRA continuation coverage, the Company’s sole obligation for the portion of COBRA Benefit continuing after the expiration of such COBRA continuation coverage shall be to pay Executive a monthly amount, subject to any applicable tax withholdings, equal to the amount a similarly situated employee would have to pay for COBRA coverage.

4. The Severance Payments will be paid to Executive in substantially equal periodic installments according to standard payroll practices in effect from time to time during the one (1)-year period following termination of employment, and the COBRA Benefit will be reimbursed or paid to Executive on the last business day each month; provided, however, that the Performance Bonus will be payable when the Performance Bonus would have been paid had Executive continued to be employed by the Company, but in any event on or before March 15 of the calendar year following the year during which the termination of employment occurs. Executive will only be entitled to receive the Severance Payments and the COBRA Benefit if Executive signs and delivers to the Company Group the Release in substantially the form of Exhibit A hereto within fifty (50) days following Executive’s termination of employment and such Release becomes effective and irrevocable in accordance with its terms on or before the sixtieth (60th) day following termination of employment. The Severance Payments and COBRA Benefit will commence beginning on the first payroll period or the last business day of the month, as applicable, that is on or after the sixtieth (60th) day following Executive’s termination of employment; provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date (without interest). The Severance Payments and COBRA Benefit are also conditioned on Executive’s continued compliance with the restrictive covenants contained in this Agreement, specifically including but not limited to the noncompetition provision in Section V(H) and the provisions contained in the Confidentiality Agreement (defined below), which are incorporated herein by reference.

E. Change in Control.

1. If Executive’s employment is terminated by the Company Group not for Cause, or if Executive terminates employment and this Agreement for Good Reason within twelve (12) months following a Change in Control, then the Company Group will pay to Executive the Accrued Amounts, the Pro Rata Bonus, a CIC COBRA Benefit and the CIC Severance Payments. The “CIC COBRA Benefit” shall have the same meaning, and be provided upon the same terms, as the COBRA Benefit as described in Section IV(D)(3), but will be provided to Executive during the CIC Severance Period, as defined below. The “CIC Severance Payments” means payments equal to:

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(a) Eighteen (18) months (the “CIC Severance Period”) of Executive’s annual Base Salary in effect at the time of the Executive’s termination of employment; plus

(b) One and one-half (1.5) times the Performance Bonus calculated at the target bonus opportunity level in effect at the time of the Executive’s termination of employment.

2. The CIC Severance Payments will be paid to Executive in a lump sum on the first payroll period that follows the sixtieth (60th) day following Executive’s termination of employment. Notwithstanding the foregoing, (i) if any portion of the CIC Severance Payments constitutes nonqualified deferred compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended and any regulations or official guidance relating thereto (collectively, “Section 409A”) and (ii) the CIC Severance Payments are payable with respect to a Change in Control that is not a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” within the meaning of Section 409A, then such portion of the CIC Severance Payments shall be paid to Executive in substantially equal periodic installments according to standard payroll practices in effect from time to time during the eighteen (18)-month period following termination of employment, commencing after the Delay Period (as defined in Section V(G)); provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date after the Delay Period (without interest). The CIC COBRA Benefit will be reimbursed or paid to Executive on the last business day each month, beginning on the last business day of the month that falls on or after the sixtieth (60th) day following Executive’s termination of employment; provided, however, that the first payment shall include all amounts that would otherwise have been paid to Executive during the period beginning on the date of termination and ending on the first payment date (without interest).

3. Executive will only be entitled to receive the CIC Severance Payments and the CIC COBRA Benefit if Executive signs and delivers to the Company Group the Release in substantially the form of Exhibit A hereto within fifty (50) days following Executive’s termination of employment and such Release becomes effective and irrevocable in accordance with its terms on or before the sixtieth (60th) day following termination of employment. The CIC Severance Payments and CIC COBRA Benefit are also conditioned on Executive’s continued compliance with the restrictive covenants contained in this Agreement, specifically including but not limited to the noncompetition provision in Section V(H) and contained in the Confidentiality Agreement (defined below), which are incorporated herein by reference.

4. For purposes of this Agreement, “Change in Control” means consummation of: (i) a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “Beneficial Owners” and the terms “Beneficial Ownership” and “Beneficially Own” shall have the

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corresponding meanings), respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the total number of shares of the Company’s outstanding securities immediately prior to such Business Combination, (B) no Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereto) (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination) Beneficially Owns, directly or indirectly, thirty percent (30%) or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Directors of the Company immediately prior to the signing of the agreement providing for such Business Combination (any such transaction meeting the requirements of clauses (A), (B) and (C), a “Non-Control Acquisition”); (ii) an acquisition by any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereto) of securities of the Company resulting in such Person becoming the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the total number of shares of the then outstanding securities of the Company; provided that the acquisition of securities in a Non-Control Acquisition shall not constitute a Change in Control; or (iii) a dissolution or liquidation of the Company. Where a Change in Control involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Company), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

V.	ADDITIONAL COVENANTS

A. The validity and construction of this Agreement or any of its provisions shall be determined under the laws of the State of Georgia. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions.

B. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision will be modified by that court as needed to make it enforceable and the remaining provisions shall nevertheless continue in full force without being impaired or invalidated.

C. Executive expressly acknowledges that the Company Group has advised Executive to consult with independent legal counsel of Executive’s choosing to review and explain to Executive the legal effect of the terms and conditions of this Agreement prior to Executive’s signing this Agreement.

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D. This Agreement cancels and supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of Executive by the Company, including, without limitation, the Prior Agreement, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever; provided, however, that (1) Executive remains bound by all terms of the Confidentiality, Non-Disclosure, and Assignment Agreement that Executive entered into with Sharecare on April 12, 2012 (the “Confidentiality Agreement”) and the agreement will remain in full force and effect; and (2) any payment obligations of the Company, including any earned Performance Bonus, under the Prior Agreement that has yet to be paid by Sharecare shall remain a payment obligation of the Company Group. To the extent any conflict or inconsistency exists between this Agreement and the Confidentiality Agreement, this Agreement will control. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not stated in this Agreement, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

E. Any modifications to this Agreement will be effective only if made by a court of competent jurisdiction under Section V(B) or if in writing and signed by the party to be charged.

F. Any payments to be made by the Company Group hereunder shall be made subject to applicable law, including required tax deductions and withholdings.

G. Although the Company Group makes no guarantee with respect to the treatment of payments or benefits under this Agreement and shall not be responsible in any event with regard to this Agreement’s compliance with Section 409A, this Agreement is intended to be exempt from, or comply with, the applicable requirements of Section 409A and shall be limited, construed and interpreted in a manner consistent therewith. Notwithstanding any provision of this Agreement to the contrary, if any provision of this Agreement provides for any payments or benefits upon or following a termination of employment and such payments or benefits constitute nonqualified deferred compensation (within the meaning of Section 409A), a termination of employment shall not be deemed to have occurred for purposes of such provision of this Agreement unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, as it relates to any amounts or benefits that constitute nonqualified deferred compensation, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If Executive is a “specified employee”, as defined in, and pursuant to, Treas. Reg. Section 1.409A-1(i) or any successor regulation, as determined by the Company, on the date of termination of Executive’s employment hereunder, any payment or benefit that is nonqualified deferred compensation (within the meaning of Section 409A) shall be made to the Executive on the date that is the earlier of (i) the expiration of the six-month period measured from the date of Executive’s termination of employment or (ii) the date of Executive’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this V(G) shall be paid or reimbursed to Executive in a lump sum and any remaining payments due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Whenever payments under this Agreement are to be made in installments, each such installment shall be deemed to be a separate payment for purposes of Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i)

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the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Executive’s taxable year following the taxable year in which the expense occurred.

H. Executive agrees that while Executive is employed hereunder and for the Non-Compete Period following resignation or termination of Executive’s employment for any reason, Executive will not participate as an owner, partner, officer, employee, director, or consultant for, any company or business competing with any line of business of the Company Group in the Territory; provided, however, that nothing herein shall prevent Executive from investing as less than a five (5%) percent stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system.

1. The “Non-Compete Period” means the first anniversary of Executive’s termination of employment.

2. The “Territory” means any place in the U.S. that the Company Group conducts the relevant competing line of business within the two (2)-year period preceding Executive’s termination of employment.

The obligations contained in this Section V(H) shall survive the termination of the Term of Employment and the termination Executive’s employment with the Company Group and shall be fully enforceable thereafter.

I. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Executive) and assigns. In the event that any person or entity succeeds to the business of the Company Group (including, but not limited to, by merger, reorganization or acquisition of substantially all the assets of such entity), from and after such event or occurrence, such successor shall be treated as the Company, as the case may be, for all purposes of this Agreement. The rights or obligations under this Agreement may not be assigned or transferred by either party, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

J. All notices and other communications to be made or otherwise given hereunder shall be in writing and shall be deemed to have been given when the same are (i) addressed to the other party at the mailing address, facsimile number or email address indicated below, and (ii) either: (a) personally delivered or mailed, registered or certified mail, first class postage-prepaid return receipt requested, (b) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable party, (c) faxed to such party, or

10

(d) sent by electronic email. Any notice sent in the manner set forth above by U.S. mail shall be deemed to have been given and received three (3) days after it has been so deposited in the U.S. mail, and any notice sent in any other manner provided above shall be deemed to be given when received. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed. Until further notice given in according with the foregoing, the respective addresses, fax numbers and email addresses for the parties are as following:

If to the Company or to Sharecare:

Sharecare, Inc.

255 E. Paces Ferry Rd. NE, Suite 700

Atlanta, GA 30305

Attn: Legal

Email: legal@sharecare.com

If to Executive:

At the address or email shown on the records of the Company.

K. The Company Group agrees to defend and indemnify Executive against and to hold Executive harmless from any and all claims, suits, losses, liabilities, and expenses (but excluding disputes arising under this Agreement) asserted against Executive for actions taken or omitted to be taken by Executive in good faith and within the scope of Executive’s responsibilities as an officer or employee of the Company Group during the Term of Employment. The Company Group shall cause Executive to be provided coverage under any D&O liability insurance policies that are maintained by the Company Group from time to time in the same manner as other executive officers and directors of the Company Group are covered.

L. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereto.

M. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

N. Limitation of Benefits.

1. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any benefit, payment or distribution by the Company Group to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section V(N) (such benefits, payments or distributions are hereinafter referred to as “Payments”) would, if paid, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, prior to the making of any Payments to Executive, a calculation shall be made comparing (i) the net after-tax benefit to Executive of the Payments after payment by Executive of the Excise Tax, to (ii) the net after-tax benefit to Executive if the Payments had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i)

11

above is less than the amount calculated under (ii) above, then the Payments shall be limited to the extent necessary to avoid being subject to the Excise Tax (the “Reduced Amount”). The reduction of the Payments due hereunder, if applicable, shall be made by first reducing cash Payments and then, to the extent necessary, reducing those Payments having the next highest ratio of Parachute Value to actual present value of such Payments as of the date of the change of control, as determined by the Determination Firm (as defined below). For purposes of this Section V(N), present value shall be determined in accordance with Section 280G(d)(4) of the Code. For purposes of this Section V(N), the “Parachute Value” of a Payment means the present value as of the date of the change of control of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined by the Determination Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

2. All determinations required to be made under this Section V(N), including whether an Excise Tax would otherwise be imposed, whether the Payments shall be reduced, the amount of the Reduced Amount, and the assumptions to be used in arriving at such determinations, shall be made by an independent, nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and Executive (the “Determination Firm”) which shall provide detailed supporting calculations both to the Company and Executive. All fees and expenses of the Determination Firm shall be borne solely by the Company. Any determination by the Determination Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section V(N) (“Underpayment”), consistent with the calculations required to be made hereunder. The Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive, but no later than March 15 of the year after the year in which the Underpayment is determined to exist, which is when the legally binding right to such Underpayment arises.

[signature page follows]

12

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Effective Date.

DAWN WHALEY

/s/ Dawn Whaley
Signature

SHARECARE, INC.

/s/ Colin Daniel
By: Colin Daniel
Title: Executive Vice President, Finance and Human Resources

SHARECARE OPERATING COMPANY, INC.

/s/ Colin Daniel
By: Colin Daniel
Title: Executive Vice President, Finance and Human Resources

EXHIBIT A

FORM OF RELEASE

This Release Agreement is made effective as of the execution date below, by and between Dawn Whaley (“Executive”) and Sharecare, Inc. (the “Company”) and Sharecare Operating Company, Inc. (“Sharecare” and together with the Company, the “Company Group”). This is the Release referred to that certain Employment Agreement effective as of August 13, 2021 by and between the Company Group and Executive (the “Employment Agreement”).

In consideration of the Company Group’s promises, and the payment of the Severance Payments and the COBRA Benefit or, if applicable, the CIC Severance Payments and the CIC COBRA Benefit pursuant to the Employment Agreement, as those terms are defined in the Employment Agreement, Executive, for Executive and for Executive’s successors and assigns, now and forever, hereby releases and discharges the Company, its subsidiaries and affiliates, and each of its and their respective officers, directors, stockholders, employees, agents, attorneys, successors and assigns, from any and all causes of action, suits, debts, claims, demands or liabilities, in law or in equity, whether known or unknown or suspected to exist by Executive, which Executive ever had or may now have, from the beginning of time to the date of this Release, including without limitation, any causes of action, suits, debts, claims, demands or liabilities pursuant to the Employment Agreement or to any federal, state, or local employment laws, regulations, executive orders, or other requirements, including without limitation those that may relate to sex, race or other forms of discrimination, including the Age Discrimination in Employment Act (“ADEA”); provided, however, that nothing herein is intended to waive any claim (a) for unemployment or workers’ compensation benefits, (b) for vested rights under ERISA-covered employee benefit plans, or nonqualified benefit plans sponsored by the Company Group, as applicable on the date Executive signs this Agreement, (c) that may arise after Executive signs this Agreement, (d) for reimbursement of expenses under the Company’s expense reimbursement policies, (e) relating to the breach of this Release, (f) which cannot be released by private agreement, or (g) indemnification under the Company’s bylaws, certificate of incorporation, Delaware law or otherwise. Executive also agrees that if anyone (including, but not limited to, any government agency or similar entity) institutes or maintains a claim or investigation involving Executive in any way for claims released hereunder, Executive waives any and all right and claim to financial recovery resulting from such claim or investigation and, to the extent that such waiver is not enforced, all amounts paid to Executive under this Release shall be offset against any such recovery.

Executive agrees that he has carefully read this Release and is signing it voluntarily. Executive acknowledges that Executive has had at least twenty-one (21) days from receipt of this Release to review it prior to signing. Executive has the right to revoke this release within seven (7) days following the date of its execution by Executive. However, if Executive revokes this Release within such seven (7) day period, no payments or benefits provided for in the Employment Agreement in return for this Release will be payable to Executive.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY, AND HAS BEEN ADVISED BY THE COMPANY GROUP IN WRITING, TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF EXECUTIVE’S CHOOSING CONCERNING THE EXECUTION OF THIS RELEASE AND THAT EXECUTIVE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE COMPANY GROUP FROM ALL SUCH CLAIMS.

Exhibit A - 1

This Release shall be effective and enforceable only if executed on or after Executive’s termination of employment and only if executed by both Executive and the Company. This Release shall become effective and enforceable at twelve o’clock (12:00) midnight on the seventh (7th) full calendar day immediately following the date of execution of this Release (the “Effective Time’’) and Executive may revoke the Release at will prior to that time by giving written notice of the revocation to the Company. For such a revocation by Executive to be effective, it must be received by the Company’s [President/CEO], prior to the Effective Time. The Release may not be revoked after that time.

DO NOT SIGN THIS RELEASE PRIOR TO THE EFFECTIVE DATE OF THE END OF YOUR EMPLOYMENT WITH THE COMPANY. YOU WILL BE REQUIRED TO SIGN A COPY OF THIS RELEASE ON OR AFTER YOUR SEPARATION DATE IN TO RECEIVE ANY SEVERANCE PAYMENTS OR CIC SEVERANCE PAYMENTS OR ANY COBRA BENEFIT OR CIC COBRA BENEFIT.

Date	SHARECARE, INC.

By:
Name:
Title:

Date	SHARECARE OPERATING COMPANY, INC.

By:
Name:
Title:

Date	Dawn Whaley

Exhibit A - 2

Exhibit 10.4

SHARECARE, INC.

2021 OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Sharecare, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant an option to purchase the number of shares of Stock set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (this “Notice”), in the corresponding Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the corresponding Option Agreement will have the same definitions as in the Plan or the corresponding Option Agreement. If there is any conflict between the terms in this Notice, Exhibit 1 to this Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: Exhibit 1, this Notice, the corresponding Option Agreement, the Plan and then the Notice of Exercise.

Participant	[NAME]
Date of Grant:	[GRANT DATE]
Number of Shares Subject to Option:	[TOTAL SHARES]
Exercise Price (Per Common Share):	[EXERCISE PRICE]
Expiration Date:	[EXPIRY DATE]

Type of Grant:	Nonstatutory Stock Option

Vesting Schedule:	This award shall vest pursuant to the schedule set forth in Exhibit 1, which is attached hereto and incorporated herein in its entirety.

Payment:	By one or a combination of the following items (described in the corresponding Option Agreement):

☐	By cash or check payable to the Company

Or, if permitted by the Administrator:

☐	By delivery of already-owned, unrestricted shares of Stock

☐	By withholding unrestricted shares of Stock otherwise deliverable upon exercise

☐	Through broker-assisted cashless exercise

Additional Terms/Acknowledgements:	Participant acknowledges receipt of, and understands and agrees to, this Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise. Participant acknowledges and agrees that this Notice, the corresponding Option Agreement and the Notice of Exercise may not be modified, amended or revised, except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise set forth the entire understanding between Participant and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of the following agreements only.

By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

Sharecare, Inc.

By: [NAME]
Title:

Participant:

[NAME]
Date:

Attachments: Option Agreement, 2021 Omnibus Incentive Plan, Notice of Exercise

Exhibit 1

Vesting Schedule

Time-Vesting Options.

35% or [NUMBER] of your options are subject to time-vesting. Your time-vesting options will vest and become exercisable as to one third of the shares of Stock underlying your option, or [NUMBER] shares of Stock, on each of the first three anniversaries of the Date of Grant (as set forth in your Stock Option Grant Notice) (each, a “Vesting Date”), so that 100% of your time-vesting options are vested and exercisable on the third anniversary of the Date of Grant, subject to your continued Employment with the Company and its Subsidiaries through each applicable Vesting Date.

Performance-Vesting Options.

65% or [NUMBER] of your options are subject to performance-vesting.

Your performance-vesting options may vest and become exercisable if (i) the average of the daily closing prices of a share of Stock reported on the Nasdaq Global Select Market (the “Closing Share Price”) during any 60 consecutive trading day period concluding on or prior to the fifth anniversary of the Grant Date, and (ii) the daily closing price during any 40 trading days within such 60 trading day period (the last day of such 60 consecutive trading day period, the “Stock Price Vesting Date”) reflects an increase over the base stock price of $10.00 (the “Stock Price Performance Hurdle”) as follows:

Tranche	Base Stock Price	Price Increase	Closing Share Price	Shares Vested
1	$10.00	+50%	$15.00	[	●]
2	$10.00	+75%	$17.50	[	●]
3	$10.00	+100%	$20.00	[	●]
4	$10.00	+125%	$22.50	[	●]
5	$10.00	+150%	$25.00	[	●]
6	$10.00	+175%	$27.50	[	●]
7	$10.00	+200%	$30.00	[	●]
8	$10.00	+225%	$32.50	[	●]
9	$10.00	+250%	$35.00	[	●]
10	$10.00	+275%	$37.50	[	●]
11	$10.00	+300%	$40.00	[	●]

Notwithstanding the foregoing:

(a)	Tranches one through three of your performance-vesting options are eligible to vest and become exercisable on the later of (i) the first anniversary of the Date of Grant, and (ii) the Stock Price

Vesting Date applicable to the tranche as set forth in the table above (the later of (i) and (ii), a “Vesting Date”); provided that you remain in Employment with the Company and its Subsidiaries through the applicable Vesting Date;

(b)

Tranches four through seven of your performance-vesting options are eligible to vest and become exercisable on the later of (i) the second anniversary of the Date of Grant, and (ii) the Stock Price Vesting Date applicable to the tranche as set forth in the table above (the later of (i) and (ii), the “Vesting Date”); provided that you remain in Employment with the Company and its Subsidiaries through the applicable Vesting Date; and

(c)

Tranches eight through eleven of your performance-vesting options are eligible to vest and become exercisable on the later of (i) the third anniversary of the Date of Grant, and (ii) the Stock Price Vesting Date applicable to the tranche as set forth in the table above (the later of (i) and (ii), the “Vesting Date”); provided that you remain in Employment with the Company and its Subsidiaries through the applicable Vesting Date.

In the event the Closing Share Price does not satisfy the Stock Price Performance Hurdles described above for a tranche of your performance-vesting options during any 60 consecutive trading day period that concludes on or prior to the fifth anniversary of the Grant Date, such unvested tranche will be forfeited as of such fifth anniversary date. Achievement of the vesting requirements for your performance-vesting options shall be determined by the Administrator, in its sole discretion.

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization, spin-off or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules or in the case of an extraordinary cash dividend, the Stock Price Performance Hurdles will be equitably adjusted in accordance with Section 7(b) of the Plan.

Termination of Employment.

All shares of Stock underlying any unvested options will be forfeited upon your termination of Employment with the Company and its Subsidiaries. Any shares of Stock underlying vested options may be exercisable following the termination of your employment to the extent provided in Section 7 of your Option Agreement.

Covered Transaction.

In the event of a Covered Transaction, (i) the Stock Price Performance Hurdle will be deemed to have been satisfied with respect to your performance-vesting options based on the fair market value of the cash or property per share of Stock that is received in connection with the Covered Transaction; (ii) any tranches of your performance-vesting options whose Stock Price Performance Hurdle exceeds such fair market value shall immediately be forfeited for no consideration; (iii) except as determined by the Administrator, if your options are continued, assumed or substituted in connection with the Covered Transaction, your time-vesting options and your remaining performance-vesting options (if any) shall continue to be subject to the time-vesting requirements set forth above; and (iv) if your options are not continued, assumed or substituted in connection with the Covered Transaction, all your time-vesting options and those tranches, if any, of your performance-vesting options for which the Stock Price Performance Hurdle is deemed to have been satisfied in accordance with clause (i) shall become fully vested and exercisable immediately prior to the consummation of the Covered Transaction.

If your options are continued, assumed or substituted in connection with Covered Transaction, and you incur a termination of Employment by the Company and its Subsidiaries without Cause or if you resign for Good Reason (as such term is defined in an individual agreement between you and the Company or its Subsidiaries) within 24 months following the Covered Transaction, then your unvested time-vesting and your remaining performance-vesting options, if any, shall fully vest and become exercisable as of the date of your termination of Employment.

Attachment 1

Option Agreement

SHARECARE, INC.

2021 OMNIBUS INCENTIVE PLAN

OPTION AGREEMENT

(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (this “Option Agreement”), Sharecare, Inc., a Delaware corporation (the “Company”) has granted you an option under its 2021 Omnibus Incentive Plan (the “Plan”) to purchase the number of shares of Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, Exhibit 1 to the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise, then such conflict shall be resolved by giving such documents precedence in the following order: Exhibit 1, the Grant Notice, this Option Agreement, the Plan and then the Notice of Exercise. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.	Vesting; No Shareholder Rights

Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Employment with the Company or any of its subsidiaries, except as may be provided otherwise in the Vesting Schedule in Exhibit 1 to your Grant Notice or in an employment or other written agreement between you and the Company. You will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, your option unless and until the option vests and you exercise the option in accordance with this Option Agreement and the Administrator has issued and delivered Stock to you and your name shall have been entered as a stockholder of record on the books of the Company.

2.	Number of Shares and Exercise Price

The number of shares of Stock subject to your option and your exercise price per share are set forth in your Grant Notice and will be adjusted in the event of changes in capital structure and similar events as provided in Section 7 of the Plan.

3.	Exercise Restriction for Non-Exempt Employees

If you are an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), except as provided below, you may not exercise your option until you have completed at least six months of service measured from the Date of Grant, even if you have already been an employee of the Company for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six month anniversary in the case of (a) your death or Disability, (b) a Covered Transaction or (c) your termination of service on your “retirement” (as defined in the Company’s benefit plans).

4.	Method of Payment

You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following, if permitted by the Administrator and if legally permissible:

(a)

By the delivery of previously acquired unrestricted shares of Stock (through actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe) that have a Fair Market Value equal to the exercise price;

(b)	By withholding unrestricted shares of Stock otherwise deliverable upon exercise that have a Fair Market Value equal to the exercise price; or

(c)	Through a broker-assisted cashless exercise program acceptable to the Administrator.

You may be required to pay any remaining balance of the aggregate exercise price not satisfied by (a), (b) or (c) above in cash or other permitted form of payment. Shares of Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to (b) above, (ii) are delivered to you as a result of such exercise, or (iii) are withheld to satisfy your tax withholding obligations.

5.	Whole Shares

You may exercise your option only for whole Common Shares.

6.	Securities Law Compliance

In no event may you exercise your option unless the shares of Stock issuable upon exercise are then registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities law or, if not registered, the Administrator has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act and applicable state securities laws. The exercise of your option also must comply with all other applicable laws and regulations governing your option, including the requirements of any stock exchange on which the Stock may be listed, and you may not exercise your option if the Administrator determines that such exercise would not be in material compliance with such laws, regulations and listing requirements.

7.	Term

You may not exercise your option before the Date of Grant or after the Expiration Date indicated in the Grant Notice. Except as may be provided otherwise in the Vesting Schedule in Exhibit 1 to your Grant Notice or in an employment or other written agreement between you and the Company, the term of your option expires (subject to the provisions of Section 6(b)(4) of the Plan in the event that your Option is an ISO and you, on the Date of Grant, own shares representing more than 10% of the combined voting power of the Company) upon the earliest of the following:

(a)	immediately upon the termination of your Employment for Cause;

(b)

90 days after the termination of your Employment for any reason other than Cause (which is set forth in subsection (a) above), your Disability or your death (which is set forth in subsection (c) below) or without Good Reason (which is set forth in subsection (d) below); provided, however, that if (i) you are a Non-Exempt Employee, (ii) your Employment terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Employment, your option will not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant, and (B) the date that is three months after the termination of your service with the Company, and (y) the Expiration Date;

(c)	12 Months after the termination of your Employment due to your death or Disability;

(d)	45 days after the termination of your Employment voluntarily by you without Good Reason (as such term is defined in an individual agreement between you and the Company or its Subsidiaries);

(e)	the Expiration Date indicated in your Grant Notice; or

(f)	the day before the 10th anniversary of the Date of Grant

If your option is an ISO, note that to obtain the federal income tax advantages associated with an ISO, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or a subsidiary, except in the event of your death or Disability. The Administrator has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an ISO if you continue to provide services to the Company or a subsidiary as a consultant or director after your Employment terminates or if you otherwise exercise your option more than three months after the date your Employment terminates.

8.	Exercise

(a)

You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Administrator) or completing such other documents and/or procedures designated by the Administrator for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company, stock plan administrator, or such other person as the Administrator may designate, together with such additional documents as the Administrator may then require.

(b)

By exercising your option you agree that, as a condition to any exercise of your option, the Administrator may require you, and you hereby agree, to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, or (ii) the disposition of Stock acquired upon such exercise.

(c)

If your option is an ISO, by exercising your option you agree that you will notify the Administrator in writing within 15 days after the date of any disposition of any of the shares of the Stock issued upon exercise of your option that occurs within two years after the Date of Grant or within one year after such shares of Stock are transferred upon exercise of your option.

9.	Transferability

Except as otherwise provided in this Section 9, your option is not assignable or transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Without limiting the generality of the foregoing, your option may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of your option or any attempt to make any such levy of execution, attachment or other process will cause your option to terminate immediately. Notwithstanding the foregoing, your option may be transferred, with the prior written consent of the Board, during your lifetime for estate planning purposes.

10.	Option not a Service Contract

Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any affiliate, or of the Company or an affiliate to continue your employment or service. In addition, nothing in your option will obligate the Company or any affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a member of the Company’s Board or a consultant for the Company or an affiliate.

11.	Withholding Obligations

(a)

At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Administrator, you hereby agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with the exercise of your option. The Administrator, in its sole discretion, may permit you to hold back shares of Stock otherwise issuable on exercise of the option or permit you to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the option being subject to equity accounting treatment under the Accounting Rules). In addition, the Administrator may (but is not required to), to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to you from the Company or any parent or subsidiary of the Company.

(b)

The Administrator and the Company assume no responsibility for individual income taxes, penalties or interest related to grant or exercise of any option. Neither the Administrator, the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or exercise of any option. You should consult with your personal tax advisor regarding the tax ramifications, if any, which result from receipt of the option, the subsequent issuance, if any, of Stock on exercise of the option, and subsequent disposition of any such Stock. You acknowledge that the Administrator or the Company may be required to withhold federal, state and/or local taxes in connection with the exercise of the option. You may not exercise your option unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Administrator will have no obligation to issue a certificate for such Stock or release such Stock from any escrow provided for herein, if applicable, unless such obligations in this Section 11 are satisfied.

12.	Recovery of Compensation

Notwithstanding anything to the contrary in this Agreement, the Stock issued under this Agreement and all amounts that may be received by you in connection with any disposition of any such Stock shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time in accordance with Section 6(a)(5) of the Plan.

13.	Section 409A; Tax Consequences

It is the Administrator’s and the Company’s intent that this option (and the related agreements) be exempt from Section 409A of the Code to the extent applicable, and that this Option Agreement be administered accordingly. You hereby agree that the Administrator and the Company do not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Administrator, the Company, or any of its officers, directors, employees or affiliates related to tax liabilities arising from your option or your other compensation.

14.	Notices

Any notices provided for in your option or the Plan will be given in writing and will be deemed effectively given upon receipt. The Administrator may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

15.	Agreement Summaries

In the event that the Administrator provides you (or anyone acting on your behalf) with summary or other information concerning, including or otherwise relating to your rights or benefits under this Option Agreement (including, without limitation, the option and any exercise thereof), such summary or other information shall in all cases be qualified in its entirety by Exhibit 1, the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

16.	Acknowledgements

You understand, acknowledge, agree and hereby stipulate that: (a) you are executing this Option Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) the option is intended to be consideration in exchange for the promises and covenants set forth in this Option Agreement; (c) you have carefully read, considered and understand all of the provisions of this Option Agreement, the Plan and the Company’s policies reflected in this Option Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; (d) you have asked any questions needed for you to understand the terms, consequences and binding effect of this Option Agreement and you fully understand them; (e) you were provided an opportunity to seek the advice of an attorney and/or a tax professional of your choice before accepting this option and (f) the obligations and restrictions set forth in this Option Agreement are fair and reasonable.

Attachment 2

2021 Omnibus Incentive Plan

Attachment 3

Form of Notice of Exercise

Sharecare, Inc.

Notice of Exercise

Sharecare, Inc.

255 East Paces Ferry Rd NE

Atlanta, GA 30305

Date of Exercise: [●], 20[●]

[NAME]

This constitutes notice that I elect to purchase the number of shares of Stock for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option grant date:

Number of shares as to which option is exercised:

Shares to be issued in name of:

Total exercise price:

Cash payment delivered herewith:

Non-cash payment delivered herewith:

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2021 Omnibus Incentive Plan (the “Plan”), (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an ISO, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Stock are issued upon exercise of this option. Capitalized terms not explicitly defined herein are defined in the Plan.

Very truly yours.

[NAME]

Address:

Exhibit 10.5

SHARECARE, INC.

2021 OMNIBUS INCENTIVE PLAN

[PERFORMANCE] RESTRICTED STOCK UNIT GRANT NOTICE

Sharecare, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant the number of restricted stock units (“RSUs”) set forth below, each of which represents the right to receive one share of Stock without any payment for such shares. This award is subject to all of the terms and conditions as set forth in this [Performance] Restricted Stock Unit Grant Notice (this “Notice”), in the corresponding [Performance] Restricted Stock Unit Agreement and the Plan, which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the [Performance] Restricted Stock Unit Agreement will have the same definitions as in the Plan or the [Performance] Restricted Stock Unit Agreement. If there is any conflict between the terms in this Notice, Exhibit 1 to this Notice, the corresponding [Performance] Restricted Stock Unit Agreement and the Plan, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: Exhibit 1, this Notice, the corresponding [Performance] Restricted Stock Unit Agreement, and then the Plan.

Participant	[PARTICIPANT NAME]
Date of Grant:	[GRANT DATE]
Number of RSUs:	[TOTAL SHARES]
Expiration Date	[EXPIRY DATE]

Type of Grant:	[Performance] Restricted Stock Units

Vesting Schedule:	This award shall vest pursuant to the schedule set forth in Exhibit 1, which is attached hereto and incorporated herein in its entirety.

Additional Terms/Acknowledgements:	Participant acknowledges receipt of, and understands and agrees to, this Notice, the corresponding [Performance] Restricted Stock Unit Agreement and the Plan. Participant acknowledges and agrees that this Notice and the corresponding [Performance] Restricted Stock Unit Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Notice, the corresponding [Performance] Restricted Stock Unit Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this RSU award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of the following agreements only.

By accepting these RSUs, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

Sharecare, Inc.

By: [NAME]
Title:

Participant:

Date:

Attachments: [Performance] Restricted Stock Unit Agreement, 2021 Omnibus Incentive Plan

Exhibit 1

Vesting Schedule

Attachment 1

[Performance] Restricted Stock Unit Agreement

SHARECARE, INC.

2021 OMNIBUS INCENTIVE PLAN

[PERFORMANCE] RESTRICTED STOCK UNIT AGREEMENT

Pursuant to your [Performance] Restricted Stock Unit Grant Notice (“Grant Notice”) and this [Performance] Restricted Stock Unit Agreement (this “Agreement”), Sharecare, Inc., a Delaware corporation (the “Company”) has granted you the number of RSUs under its 2021 Omnibus Incentive Plan (the “Plan”) indicated in your Grant Notice, each of which represents the right to receive one share of Stock. The RSUs are granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, Exhibit 1 to the Grant Notice, this Agreement and the Plan, then such conflict shall be resolved by giving such documents precedence in the following order: Exhibit 1, the Grant Notice, this Agreement, and then the Plan. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same meanings as in the Plan.

The details of the RSUs, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.	Vesting; No Shareholder Rights

The RSUs will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Employment with the Company and its subsidiaries, except as may be provided otherwise in the Vesting Schedule in Exhibit 1 to your Grant Notice or in an employment or other written agreement between you and the Company. You will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, any RSUs unless and until they have vested and the Administrator has issued and delivered shares of Stock to you and your name shall have been entered as a stockholder of record on the books of the Company.

2.	Number of RSUs

The number of RSUs is set forth in your Grant Notice and will be adjusted in the event of changes in capital structure and similar events as provided in Section 7 of the Plan.

3.	Settlement

Subject to Section 8, each RSU will be settled by delivery to you of one share of Stock [within thirty (30) days following vesting]. The Administrator may, in its sole discretion, deliver cash in lieu of all or any portion of the shares of Stock otherwise deliverable in respect of the RSUs in an amount equal to such number of shares of Stock multiplied by the Fair Market Value of a share of Stock on the date when such shares would otherwise have been issued, as determined by the Administrator.

4.	Securities Law Compliance

In no event shall the Company deliver shares of Stock upon vesting or settlement of the RSUs unless such shares are then registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities law or, if not registered, the Administrator has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act and applicable state securities laws. The issuance of shares of Stock is also subject to compliance with all other applicable laws and regulations governing your RSUs, including the requirements of any stock exchange on which the Stock may be listed, and you may not be issued shares of Stock if the Administrator determines that such issuance would not be in material compliance with such laws, regulations and listing requirements.

5.	Other Terms

(a)

In considering the acceptance of this award of RSUs, you understand, acknowledge, agree and hereby stipulate that you should use the same independent investment judgment that you would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of Stock may go down as well as up. No guarantees are made as to the future prospects of the Company or the Stock. No representations are made by the Administrator or the Company.

(b)

Notwithstanding anything to the contrary in this Agreement, the Stock issued under this Agreement and all amounts that may be received by you in connection with any disposition of any such Stock shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time in accordance with Section 6(a)(5) of the Plan.

6.	Transferability

The RSUs are not assignable or transferable, except by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the RSUs may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of the RSUs or any attempt to make any such levy of execution, attachment or other process will cause the RSUs to terminate immediately.

7.	RSUs not a Service Contract

The RSUs are not an employment or service contract, and nothing in the RSUs will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an affiliate, or of the Company or an affiliate to continue your employment or service. In addition, nothing in the RSUs will obligate the Company or an affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a member of the Company’s Board or a consultant for the Company or an affiliate.

8.	Withholding Obligations

(a)

At the time when the RSUs vest, in whole or in part, and at any time thereafter as requested by the Administrator, you hereby agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with such vesting and settlement of the RSUs. The Administrator, in its sole discretion, may (but is not required to) hold back shares of Stock otherwise issuable on settlement of the RSUs or permit you to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the RSUs being subject to equity accounting treatment under the Accounting Rules). In addition, the Administrator may (but is not required to), to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to you from the Company or any parent or subsidiary of the Company.

(b)

The Administrator and the Company assume no responsibility for individual income taxes, penalties or interest related to grant, vesting or settlement of any RSU. Neither the Administrator, the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the RSUs. You should consult with your personal tax advisor regarding the tax ramifications, if any, which result from receipt of the RSUs, the subsequent issuance, if any, of Stock on settlement of the RSUs, and the subsequent disposition of any such Stock. You acknowledge that the Administrator or the Company may be required to withhold federal, state and/or local taxes in connection with the vesting and/or settlement of the RSUs. No RSUs will vest or be settled unless the tax withholding obligations of the Company and/or any affiliate are satisfied. The Administrator will have no obligation to issue a certificate for Stock in respect of the RSUs unless the obligations set forth in this Section 8 are satisfied.

9.	Section 409A; Tax Consequences

It is the Administrator’s and the Company’s intent that payments under this Agreement and Grant Notice shall be exempt from Section 409A of the Code (“Section 409A”) to the extent applicable, and that this Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement, the Grant Notice or any employment agreement you have entered into with the Company, to the extent that any payment or benefit under this Agreement is determined by the Administrator to constitute “nonqualified deferred compensation” subject to Section 409A and is payable to you by reason of termination of your employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service,” as defined for purposes of Section 409A under applicable regulations, from the Company and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by the Administrator), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service from the Company (or your earlier death). Each payment under this Agreement shall be treated as a separate payment under Section 409A. You hereby agree that the Administrator and the Company do not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Administrator, the Company, or any of its officers, directors, employees or affiliates related to tax liabilities arising from the RSUs or your other compensation.

10.	Notices

Any notices provided for in the Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt. The Administrator may, in its sole discretion, decide to deliver any documents related to participation in the Plan and these RSUs by electronic means or to request your consent to participate in the Plan by electronic means. By accepting these RSUs, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

11.	Agreement Summaries

In the event that the Administrator provides you (or anyone acting on your behalf) with summary or other information concerning, including or otherwise relating to your rights or benefits under this Agreement (including, without limitation, the RSUs and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by Exhibit 1, the Grant Notice, this Agreement and the Plan and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

12.	Acknowledgements

You understand, acknowledge, agree and hereby stipulate that: (a) you are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) the RSUs are intended to be consideration in exchange for the promises and covenants set forth in this Agreement; (c) you have carefully read, considered and understand all of the provisions of this Agreement and the Company’s policies reflected in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; (d) you have asked any questions needed for you to understand the terms, consequences and binding effect of this Agreement and you fully understand them; (e) you were provided an opportunity to seek the advice of an attorney and/or a tax professional of your choice before accepting this award of RSUs and (f) the obligations and restrictions set forth in this Agreement are fair and reasonable.

Attachment 2

2021 Omnibus Incentive Plan

Exhibit 10.6

SHARECARE, INC.

2021 OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Sharecare, Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant an option to purchase the number of shares of Stock set forth below. This option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (this “Notice”), in the corresponding Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the corresponding Option Agreement will have the same definitions as in the Plan or the corresponding Option Agreement. If there is any conflict between the terms in this Notice, Exhibit 1 to this Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: Exhibit 1, this Notice, the corresponding Option Agreement, the Plan and then the Notice of Exercise.

Participant	[PARTICIPANT NAME]
Date of Grant:	[GRANT DATE]
Number of Shares Subject to Option:	[TOTAL SHARES]
Exercise Price (Per Common Share):	[EXERCISE PRICE]
Expiration Date:	[EXPIRY DATE]

Type of Grant:	[Incentive Stock Option][Nonstatutory Stock Option]

Vesting Schedule:	This award shall vest pursuant to the schedule set forth in Exhibit 1, which is attached hereto and incorporated herein in its entirety.

Payment:	By one or a combination of the following items (described in the corresponding Option Agreement):

☐	By cash or check payable to the Company

Or, if permitted by the Administrator:

☐	By delivery of already-owned, unrestricted shares of Stock

☐	By withholding unrestricted shares of Stock otherwise deliverable upon exercise

☐	Through broker-assisted cashless exercise

Additional Terms/Acknowledgements:

Participant acknowledges receipt of, and understands and agrees to, this Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise. Participant acknowledges and agrees that this Notice, the corresponding Option Agreement and the Notice of Exercise may not be modified, amended or revised, except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Notice, the corresponding Option Agreement, the Plan and the Notice of Exercise set forth the entire understanding between Participant and the Company regarding this option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of the following agreements only.

By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

Sharecare, Inc.

By: [NAME]
Title:

Participant:

Date:

Attachments: Option Agreement, 2021 Omnibus Incentive Plan, Notice of Exercise

Exhibit 1

Vesting Schedule

Attachment 1

Option Agreement

SHARECARE, INC.

2021 OMNIBUS INCENTIVE PLAN

OPTION AGREEMENT

(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (this “Option Agreement”), Sharecare, Inc., a Delaware corporation (the “Company”) has granted you an option under its 2021 Omnibus Incentive Plan (the “Plan”) to purchase the number of shares of Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, Exhibit 1 to the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise, then such conflict shall be resolved by giving such documents precedence in the following order: Exhibit 1, the Grant Notice, this Option Agreement, the Plan and then the Notice of Exercise. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.	Vesting; No Shareholder Rights

Your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Employment with the Company or any of its subsidiaries, except as may be provided otherwise in the Vesting Schedule in Exhibit 1 to your Grant Notice or in an employment or other written agreement between you and the Company. You will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to, your option unless and until the option vests and you exercise the option in accordance with this Option Agreement and the Administrator has issued and delivered Stock to you and your name shall have been entered as a stockholder of record on the books of the Company.

2.	Number of Shares and Exercise Price

The number of shares of Stock subject to your option and your exercise price per share are set forth in your Grant Notice and will be adjusted in the event of changes in capital structure and similar events as provided in Section 7 of the Plan.

3.	Exercise Restriction for Non-Exempt Employees

If you are an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), except as provided below, you may not exercise your option until you have completed at least six months of service measured from the Date of Grant, even if you have already been an employee of the Company for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six month anniversary in the case of (a) your death or Disability, (b) a Covered Transaction or (c) your termination of service on your “retirement” (as defined in the Company’s benefit plans).

4.	Method of Payment

You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following, if permitted by the Administrator and if legally permissible:

(a)

By the delivery of previously acquired unrestricted shares of Stock (through actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe) that have a Fair Market Value equal to the exercise price;

(b)	By withholding unrestricted shares of Stock otherwise deliverable upon exercise that have a Fair Market Value equal to the exercise price; or

(c)	Through a broker-assisted cashless exercise program acceptable to the Administrator.

You may be required to pay any remaining balance of the aggregate exercise price not satisfied by (a), (b) or (c) above in cash or other permitted form of payment. Shares of Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to (b) above, (ii) are delivered to you as a result of such exercise, or (iii) are withheld to satisfy your tax withholding obligations.

5.	Whole Shares

You may exercise your option only for whole Common Shares.

6.	Securities Law Compliance

In no event may you exercise your option unless the shares of Stock issuable upon exercise are then registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities law or, if not registered, the Administrator has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act and applicable state securities laws. The exercise of your option also must comply with all other applicable laws and regulations governing your option, including the requirements of any stock exchange on which the Stock may be listed, and you may not exercise your option if the Administrator determines that such exercise would not be in material compliance with such laws, regulations and listing requirements.

7.	Term

You may not exercise your option before the Date of Grant or after the Expiration Date indicated in the Grant Notice. Except as may be provided otherwise in the Vesting Schedule in Exhibit 1 to your Grant Notice or in an employment or other written agreement between you and the Company, the term of your option expires (subject to the provisions of Section 6(b)(4) of the Plan in the event that your Option is an ISO and you, on the Date of Grant, own shares representing more than 10% of the combined voting power of the Company) upon the earliest of the following:

(a)	immediately upon the termination of your Employment for Cause;

(b)

three months after the termination of your Employment for any reason other than Cause, your Disability or your death; provided, however, that if (i) you are a Non-Exempt Employee, (ii) your Employment terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of

Employment, your option will not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant, and (B) the date that is three months after the termination of your service with the Company, and (y) the Expiration Date;

(c)	12 months after the termination of your Employment due to your death or Disability;

(d)	the Expiration Date indicated in your Grant Notice; or

(e)	the day before the 10th anniversary of the Date of Grant.

If your option is an ISO, note that to obtain the federal income tax advantages associated with an ISO, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or a subsidiary, except in the event of your death or Disability. The Administrator has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an ISO if you continue to provide services to the Company or a subsidiary as a consultant or director after your Employment terminates or if you otherwise exercise your option more than three months after the date your Employment terminates.

8.	Exercise

(a)

You may exercise the vested portion of your option during its term by (i) delivering a Notice of Exercise (in a form designated by the Administrator) or completing such other documents and/or procedures designated by the Administrator for exercise and (ii) paying the exercise price and any applicable withholding taxes to the Company, stock plan administrator, or such other person as the Administrator may designate, together with such additional documents as the Administrator may then require.

(b)

By exercising your option you agree that, as a condition to any exercise of your option, the Administrator may require you, and you hereby agree, to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, or (ii) the disposition of Stock acquired upon such exercise.

(c)

If your option is an ISO, by exercising your option you agree that you will notify the Administrator in writing within 15 days after the date of any disposition of any of the shares of the Stock issued upon exercise of your option that occurs within two years after the Date of Grant or within one year after such shares of Stock are transferred upon exercise of your option.

9.	Transferability

Your option is not assignable or transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Without limiting the generality of the foregoing, your option may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of your option or any attempt to make any such levy of execution, attachment or other process will cause your option to terminate immediately.

10.	Option not a Service Contract

Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any affiliate, or of the Company or an affiliate to continue your employment or service. In addition, nothing in your option will obligate the Company or any affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a member of the Company’s Board or a consultant for the Company or an affiliate.

11.	Withholding Obligations

(a)

At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Administrator, you hereby agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an affiliate, if any, which arise in connection with the exercise of your option. The Administrator, in its sole discretion, may (but is not required to) hold back shares of Stock otherwise issuable on exercise of the option or permit you to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the option being subject to equity accounting treatment under the Accounting Rules). In addition, the Administrator may (but is not required to), to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to you from the Company or any parent or subsidiary of the Company.

(b)

The Administrator and the Company assume no responsibility for individual income taxes, penalties or interest related to grant or exercise of any option. Neither the Administrator, the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or exercise of any option. You should consult with your personal tax advisor regarding the tax ramifications, if any, which result from receipt of the option, the subsequent issuance, if any, of Stock on exercise of the option, and subsequent disposition of any such Stock. You acknowledge that the Administrator or the Company may be required to withhold federal, state and/or local taxes in connection with the exercise of the option. You may not exercise your option unless the tax withholding obligations of the Company and/or any affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Administrator will have no obligation to issue a certificate for such Stock or release such Stock from any escrow provided for herein, if applicable, unless such obligations in this Section 11 are satisfied.

12.	Recovery of Compensation

Notwithstanding anything to the contrary in this Agreement, the Stock issued under this Agreement and all amounts that may be received by you in connection with any disposition of any such Stock shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time in accordance with Section 6(a)(5) of the Plan.

13.	Section 409A; Tax Consequences

It is the Administrator’s and the Company’s intent that this option (and the related agreements) be exempt from Section 409A of the Code to the extent applicable, and that this Option Agreement be administered accordingly. You hereby agree that the Administrator and the Company do not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Administrator, the Company, or any of its officers, directors, employees or affiliates related to tax liabilities arising from your option or your other compensation.

14.	Notices

Any notices provided for in your option or the Plan will be given in writing and will be deemed effectively given upon receipt. The Administrator may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Administrator or another third party designated by the Administrator.

15.	Agreement Summaries

In the event that the Administrator provides you (or anyone acting on your behalf) with summary or other information concerning, including or otherwise relating to your rights or benefits under this Option Agreement (including, without limitation, the option and any exercise thereof), such summary or other information shall in all cases be qualified in its entirety by Exhibit 1, the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

16.	Acknowledgements

You understand, acknowledge, agree and hereby stipulate that: (a) you are executing this Option Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) the option is intended to be consideration in exchange for the promises and covenants set forth in this Option Agreement; (c) you have carefully read, considered and understand all of the provisions of this Option Agreement, the Plan and the Company’s policies reflected in this Option Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; (d) you have asked any questions needed for you to understand the terms, consequences and binding effect of this Option Agreement and you fully understand them; (e) you were provided an opportunity to seek the advice of an attorney and/or a tax professional of your choice before accepting this option and (f) the obligations and restrictions set forth in this Option Agreement are fair and reasonable.

Attachment 2

2021 Omnibus Incentive Plan

Attachment 3

Form of Notice of Exercise

Sharecare, Inc.

Notice of Exercise

Sharecare, Inc.

255 East Paces Ferry Rd NE

Atlanta, GA 30305

Date of Exercise: [●], 20[●]

[Participant]

This constitutes notice that I elect to purchase the number of shares of Stock for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option grant date:

Number of shares as to which option is exercised:

Shares to be issued in name of:

Total exercise price:

Cash payment delivered herewith:

Non-cash payment delivered herewith:

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2021 Omnibus Incentive Plan (the “Plan”), (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an ISO, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Stock are issued upon exercise of this option. Capitalized terms not explicitly defined herein are defined in the Plan.

Very truly yours.

[NAME]
Address:

Exhibit 99.1

SHARECARE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	As of June 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$42,842	$22,603
Accounts receivable, net (net of allowance for doubtful accounts of $5,227 and $5,707 respectively)	80,875	70,540
Other receivables	2,527	3,152
Prepaid expenses	9,558	3,876
Other current assets	1,835	1,521

Total current assets	137,637	101,692
Property and equipment, net	4,056	4,073
Other long term assets	19,982	6,226
Intangible assets, net	120,433	78,247
Goodwill	155,050	75,736

Total assets	$437,158	$265,974

Liabilities, Redeemable Non-Controlling Interest, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$30,483	$19,346
Accrued expenses and other current liabilities (Note 3)	54,999	41,058
Deferred revenue	30,409	9,907
Contract liabilities, current	4,300	4,045
Debt, current (Note 6 and 12)	1,157	1,011

Total current liabilities	121,348	75,367
Contract liabilities, noncurrent	3,983	6,261
Warrant liabilities	11,120	4,963
Long-term debt (Note 6 and 12)	166,834	173,769
Other long-term liabilities	47,042	15,070

Total liabilities	350,327	275,430
Commitments and contingencies (Note 11)
Redeemable non-controlling interest	—	4,000
Redeemable convertible preferred stock, $0.001 par value; 1,826,156 and 1,763,656 shares authorized; 959,033 and 896,533 shares issued and outstanding, aggregate liquidation preference of $244,213 and $194,213 as of June 30, 2021 and December 31, 2020, respectively	242,629	190,875
Stockholders’ deficit:
Common stock, $0.01 par value; 6,390,000 and 5,955,000 shares authorized; 2,329,752 and 2,150,217 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	287,495	186,279
Accumulated other comprehensive loss	(1,158)	(702)
Accumulated deficit	(444,207)	(392,113)

Total Sharecare stockholders’ deficit	(157,868)	(206,534)
Non-controlling interest in subsidiaries	2,070	2,203

Total stockholders’ deficit	(155,798)	(204,331)

Total liabilities, redeemable non-controlling interest, redeemable convertible preferred stock and stockholders’ deficit	$437,158	$265,974

The accompanying notes are an integral part of these consolidated financial statements.

SHARECARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share amounts)

	Six Months Ended June 30,
	2021	2020
Revenue	$188,068	$160,156
Costs and operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	93,028	80,247
Sales and marketing	23,556	17,889
Product and technology	36,266	21,146
General and administrative	38,752	37,680
Depreciation and amortization	13,850	13,047

Total costs and operating expenses	205,452	170,009

Loss from operations	(17,384)	(9,853)
Other income (expense):
Interest income	29	53
Interest expense	(14,105)	(15,423)
Other expense	(20,730)	(312)

Total other expense	(34,806)	(15,682)

Loss before income tax benefit	(52,190)	(25,535)
Income tax benefit	14	227

Net loss	(52,176)	(25,308)
Net loss attributable to non-controlling interest in subsidiaries	(82)	(268)

Net loss attributable to Sharecare, Inc.	$(52,094)	$(25,040)

Net loss per share attributable to common stockholders, basic and diluted	$(22.97)	$(12.34)
Weighted-average common shares outstanding, basic and diluted	2,268,107	2,107,613
Net loss	(52,176)	(25,308)
Other comprehensive loss adjustments:
Foreign currency translation	(371)	(1,788)

Comprehensive loss	(52,547)	(27,096)
Comprehensive (loss) income attributable to non-controlling interest in subsidiaries	3	(1,106)

Comprehensive loss attributable to Sharecare, Inc.	$(52,550)	$(25,990)

The accompanying notes are an integral part of these consolidated financial statements.

SHARECARE, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTEREST, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(Unaudited)

(In thousands, except share amounts)

	Redeemable Non- Controlling Interest	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Sharecare Stockholders’ Deficit	Noncontrolling Interest	Total Stockholders’ Deficit
		Shares	Amount	Shares	Amount
Balance at December 31, 2020	$4,000	896,533	$190,875	2,150,217	$2	$186,279	$(702)	$(392,113)	$(206,534)	$2,203	$(204,331)
Stock options exercised	—	—	—	23,274	—	1,630	—	—	1,630	—	1,630
Issuance of warrants in connection with debt	—	—	—	—	—	38	—	—	38	—	38
Warrants converted to common stock	—	—	—	10,188	—	721	—	—	721	—	721
Issuance of common stock for doc.ai acquisition	—	—	—	118,376	—	81,292	—	—	81,292	—	81,292
Common stock issued to settle contingent consideration from acquisitions in prior years	—	—	—	15,131	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	14,386	—	—	14,386	—	14,386
Dissolution of noncontrolling interest and redeemable non-controlling interest for Visualize Health	(4,000)	—	—	12,566	—	4,136	—	—	4,136	(136)	4,000
Issuance of Series D redeemable convertible preferred stock, net of issuance costs and antidilution provisions	—	62,500	51,754	—	—	—	—	—	—	—	—
Net loss attributable to non-controlling interest in subsidiaries	—	—	—	—	—	—	(18)	—	(18)	(64)	(82)
Currency translation adjustment	—	—	—	—	—	—	(438)	—	(438)	67	(371)
Net loss attributable to Sharecare, Inc.	—	—	—	—	—	—	—	(52,094)	(52,094)	—	(52,094)
Other	—	—	—	—	—	(987)	—	—	(987)	—	(987)

Balance at June 30, 2021	$—	959,033	$242,629	2,329,752	$2	$287,495	$(1,158)	$(444,207)	$(157,868)	$2,070	$(155,798)

The accompanying notes are an integral part of these consolidated financial statements.

SHARECARE, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE NON-CONTROLLING INTEREST, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(Unaudited)

(In thousands, except share amounts)

	Redeemable Non- Controlling Interest	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Sharecare Stockholders’ Deficit	Noncontrolling Interest	Total Stockholders’ Deficit
		Shares	Amount	Shares	Amount
Balance at December 31, 2019	$—	877,854	$183,983	2,083,916	$2	$155,617	$(1,202)	$(332,095)	$(177,678)	$3,251	$(174,427)
Stock options exercised	—	—	—	1,756	—	131	—	—	131	—	131
Issuance of redeemable noncontrolling interest for and stock for Visualize Health acquisitions	5,040	—	—	—	—	590	—	—	590	—	590
Change in fair value of redeemable noncontrolling interest in subsidiaries	960	—	—	—	—	(960)	—	—	(960)	—	(960)
Issuance of stock for Mindsciences acquisition	—	6,179	1,701	41,352	—	5,876	—	—	5,876	—	5,876
Other	—	—	—	—	—	135	—	—	135	—	135
Stock-based compensation expense	—	—	—	—	—	5,813	—	—	5,813	—	5,813
Net income attributable to non-controlling interest in subsidiaries	—	—	—	—	—	—	—	—	—	(268)	(268)
Currency translation adjustment	—	—	—	—	—	—	(950)	—	(950)	(838)	(1,788)
Net loss attributable to Sharecare, Inc.	—	—	—	—	—	—	—	(25,040)	(25,040)	—	(25,040)

Balance at June 30, 2020	$6,000	884,033	$185,684	2,127,024	$2	$167,202	$(2,152)	$(357,135)	$(192,083)	$2,145	$(189,938)

The accompanying notes are an integral part of these consolidated financial statements.

SHARECARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands, except share and per share amounts)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(52,176)	$(25,308)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	13,850	13,047
Non-cash interest expense	4,141	7,369
Amortization of contract liabilities	(2,802)	(2,838)
Accretion of contract liabilities	780	1,026
Change in fair value of warrant liability and contingent consideration	21,656	272
Share-based compensation	14,386	5,813
Deferred income taxes	291	(724)
Other	(498)	528
Changes in operating assets and liabilities:
Accounts receivable, net and other receivables	(10,865)	9,018
Prepaid expenses and other assets	(10,827)	(6,328)
Accounts payable and accrued expense	3,323	2,140
Deferred revenue	18,821	1,311

Net cash provided by operating activities	80	5,326

Cash flows from investing activities:
Acquisition of Mindsciences	—	140
Acquisition of Visualize Health	—	(2,000)
Acquisition of doc.ai	(2,784)	—
Purchases of property and equipment	(244)	(921)
Capitalized internal-use software costs	(15,430)	(8,683)

Net cash used in investing activities	(18,458)	(11,464)

Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock	50,000	—
Proceeds from issuance of debt	20,000	38,000
Repayment of debt	(33,293)	(30,000)
Proceeds from exercise of common stock options and common stock warrants	2,351	131
Payments on capital lease obligations	(416)	(762)
Financing costs in conjunction with the issuance of debt	(1)	—

Net cash provided by financing activities	38,641	7,369

Effect of exchange rates on cash and cash equivalents	(24)	(679)
Net increase in cash and cash equivalents	20,263	1,231
Cash and cash equivalents at beginning of period	22,603	23,678

Cash and cash equivalents at end of period	$42,842	$24,230

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,947	$6,374
Cash paid for income taxes	$42	$9

The accompanying notes are an integral part of these consolidated financial statements.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

1. Nature of Business and Significant Accounting Policies

Nature of Business

Sharecare, Inc. (“Sharecare” or the “Company”) was founded in 2009 to develop an interactive health and wellness platform and began operations in October 2010. Sharecare’s virtual health platform is designed to help people, providers, employers, health plans, government organizations, and communities optimize individual and population-wide well-being by driving positive behavior change. The platform is designed to connect each stakeholder to the health management tools they need to drive engagement, establish sustained participation, increase satisfaction, reduce costs, and improve outcomes. Sharecare bridges scientifically validated clinical programs with content to deliver a personalized experience for its members, beginning with the RealAge® test, Sharecare’s health risk assessment that shows members the true age of their body, capitalizing on people’s innate curiosity of how “young” they are to draw them into the platform. The Sharecare platform provides members with a personalized action plan to guide and educate them on the habits and behaviors making the biggest impact, both positive and negative, on their RealAge. Sharecare provides the resources members need to manage their health through lifestyle or disease management and coaching programs, such as diabetes management and smoking cessation, well-being solutions, such as financial health and anxiety management, and then care navigation tools such as find-a-doctor, prescription savings, clinical decision support, medical records, and more. Additionally, Sharecare, through its subsidiary Sharecare Health Data Services, LLC (“HDS”), provides secure, automated release of information, audit and business consulting services to streamline the medical records process for medical facilities.

Liquidity

Since its inception, the Company has relied upon capital raised through both the issuance of debt and equity to fund its operations and meet its obligations. The Company has incurred losses and as of June 30, 2021, the Company had an accumulated deficit of $444.2 million. However, the Company continues to integrate its service offerings and is actively pursuing new client agreements, while strategically pursuing new acquisitions.

As of July 31, 2021, available liquidity was approximately $433.9 million, comprised of $385.3 million of cash and cash equivalents and $48.6 million available under its Senior Secured Credit Agreement (see Note 6).

Consolidation Policy

The consolidated financial statements include the accounts of Sharecare, Inc. and its wholly owned subsidiaries: Lucid Global, Inc.; Healthways SC LLC; Sharecare Health Data Services, Inc.; HDS; Visualize Health, LLC; MindSciences, Inc.; SC-WHAI, LLC; Sharecare GMBH, a German-based subsidiary; Sharecare Digital Health International Limited; Sharecare SAS, a French-based subsidiary; Sharecare Services GMBH; Sharecare Australia Pty Limited, an Australian-based subsidiary; and Sharecare NZ Limited, a New Zealand-based subsidiary; doc.ai, Inc.; as well as Sharecare Brasil Servicos de Consultoria Ltda, a Brazil-based subsidiary in which Sharecare has a controlling interest. The Company entered into a joint venture with HInsight-Customer Care Holdings (HCA) — both the Company and HCA have an ownership in HICCH-SCL, LLC (HICCH-SCL).

All intercompany balances and transactions have been eliminated in consolidation.

SPAC Transaction

On February 12, 2021, the Company entered into an agreement and plan of merger (the “Merger Agreement” and the transactions contemplated thereby, the “Business Combination”) with Falcon Capital Acquisition Corp., a special purpose acquisition company (“FCAC”), FCAC Merger Sub Inc., a wholly-owned subsidiary of FCAC, and Colin Daniel, solely in his capacity as stockholder representative. Under the Merger Agreement, FCAC agreed to acquire all of the outstanding equity interests of the Company in a transaction valued at approximately $3.82 billion. On July 1, 2021, the parties to the Merger Agreement consummated the Business Combination, and the Company is now a wholly-owned subsidiary of FCAC, subsequently renamed “Sharecare, Inc.” The Business Combination is further described in Note 14.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

1. Nature of Business and Significant Accounting Policies (cont.)

Segment Information

The Company operates as a single operating segment. The Company’s chief operating decision maker is its chief executive officer, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance and allocating resources for the entire company.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet as of June 30, 2021, the interim consolidated statements of operations and comprehensive loss, redeemable non-controlling interest in subsidiaries, redeemable preferred stock, and stockholders’ deficit and cash flows for the six months ended June 30, 2021 and 2020 are unaudited. These unaudited interim consolidated financial statements are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and do not include all disclosures normally required in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the annual financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of June 30, 2021 and the Company’s consolidated results of operations and cash flows for the six months ended June 30, 2021 and 2020. The results of operations for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full fiscal year or any other future interim or annual periods. The information contained within the unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s annual financial statements for the year ended December 31, 2020.

Use of Estimates

The preparation of these consolidated financial statements in conformity with U.S. GAAP requires the use of management estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these consolidated financial statements are revenue recognition, the valuation of assets and liabilities acquired in business combinations, the useful lives of intangible assets and property and equipment, the valuation of common stock and income taxes. The Company bases its estimates on historical experience, known trends, and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results may differ from those estimates or assumptions.

Business Combinations

The Company accounts for business acquisitions in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The Company measures the cost of an acquisition as the aggregate of the acquisition date fair values of the assets transferred by the acquirer, the liabilities incurred by the acquirer to former owners of the acquiree, and the equity instruments issued by the acquirer. Transaction costs directly attributable to the acquisition are expensed as incurred. The Company records goodwill for the excess of (i) the total costs of acquisition and fair value of any non-controlling interests over (ii) the fair value of the identifiable net assets of the acquired business.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

1. Nature of Business and Significant Accounting Policies (cont.)

Contract Liabilities

In connection with an acquisition in a prior year, the Company recognized current and noncurrent contract liabilities, representing off-market values associated with: (i) an applications and technology servicing outsourcing agreement (fully amortized as of December 31, 2019 ), (ii) certain office lease agreements (amortization will continue through 2023) and (iii) certain wellness program royalty agreements (amortization will continue through 2023). Amortization of these contract liabilities for the six months ended June 30, 2021 was $2.8 million, of which $0.9 million was included within cost of revenues and $1.9 million was included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. Amortization of these contract liabilities for the six months ended June 30, 2020 was $2.8 million, of which $0.8 million was included within cost of revenues and $2.0 million was included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

Deferred Revenue

The Company records contract liabilities pursuant to ASC 606 which consist of deferred revenue and contract billings in excess of earned revenue.

Deferred revenues arise from contracts that permit upfront billing and collection of fees covering the entire contractual service period, generally six to twelve months and in advance of the satisfaction of the performance obligations identified within the related contract. As of June 30, 2021 and December 31, 2020, such fees were $30.4 million and $9.9 million, respectively. The Company recognized $6.2 million of revenue during the six months ended June 30, 2021 that was included in deferred revenue at December 31, 2020.

Revenue Recognition

Performance-Based Revenue

Certain contracts place a portion of fees at risk based on achieving certain performance metrics, such as customer cost savings, and/or clinical outcomes improvements (performance-based). Sharecare uses the most likely amount method to estimate variable consideration for these performance guarantees. The Company includes in the transaction price some or all of an amount of variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. Sharecare utilizes customer data in order to measure performance. Performance-based fees subject to refund that the Company has not recognized as revenues are generally due to either: (1) data from the customer is insufficient or incomplete to measure performance; or (2) interim performance measures indicate that the Company is not currently meeting performance targets. As of June 30, 2021 and December 31, 2020, such fees included within deferred revenue were $4.6 million and $5.9 million, respectively.

In the event performance levels are not met by the end of the measurement period, typically one year, some or all of the performance-based fees are required to be refunded. During the settlement process under a contract, which generally occurs six to eight months after the end of a contract year, performance-based fees are reconciled and settled. Approximately $5.3 million and $4.6 million of revenues recognized during the six months ended June 30, 2021 and 2020, respectively, were performance-based. As of June 30, 2021 and June 30, 2020, the cumulative amount of performance-based revenues that had met the criteria for recognition and had been recognized but had not yet been settled with customers, totaled $2.7 million and $4.4 million, respectively. During the six months ended June 30, 2021, $2.6 million was recognized in revenue that related to services provided prior to December 31, 2020.

Remaining Performance Obligations

Remaining performance obligations represent contracted revenues that are non-cancellable and have not yet been recognized due to unsatisfied or partially satisfied performance obligations. This includes deferred revenues and amounts that will be invoiced and recognized as revenues in future periods. As of June 30, 2021, future estimated revenue related to performance obligations with terms of more than one year that are unsatisfied or partially unsatisfied at the end of the reporting period was approximately $147.4 million. As of June 30, 2021, the Company expects to recognize revenue on approximately 52% of these unsatisfied performance obligations over the following 24 months and the remainder thereafter.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

1. Nature of Business and Significant Accounting Policies (cont.)

Disaggregated Revenue

The following table presents the Company’s revenues disaggregated by revenue source (in thousands):

	Six Months Ended June 30,
	2021	2020
Enterprise	$113,550	$96,417
Provider	42,155	40,336
Consumer	32,363	23,403

Total Revenue	$188,068	$160,156

Other Expenses

For the six months ended June 30, 2021 and 2020, other expenses consisted of the following (in thousands):

	Six Months Ended June 30,
	2021	2020
Re-measurement of contingent consideration	$15,499	$272
Re-measurement of warrant liabilities	6,157	—
Other	(926)	40

Total other expenses	$20,730	$312

Accounting Standards Not Yet Adopted

As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended, declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended). The Company has elected to use this extended transition period under the JOBS Act until such time as the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) ASU 2016-02, Leases (Topic 842). Lessees will need to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model but updated to align with certain changes to the lessee model and the new revenue recognition standard. The standard will be effective beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating this new standard and the impact it will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), intended to improve the timing, and enhance the accounting and disclosure, of credit losses on financial assets. This update modified the existing accounting guidance related to the impairment evaluation

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

1. Nature of Business and Significant Accounting Policies (cont.)

for available-for-sale debt securities, reinsurance recoverables, and premiums receivables and could result in the creation of an allowance for credit losses as a contra asset account. The ASU requires a cumulative-effect change to retained earnings in the period of adoption and prospective changes on previously recorded impairments, to the extent applicable. The amendments in ASU 2016-13 are effective for fiscal years beginning after December 15, 2022. Although the Company does not expect that adoption will have a significant impact on its consolidated financial statements, it will continue to analyze the impact of the adoption of this standard.

2. Fair Value Measurements

The Company’s financial instruments consist of cash equivalents, accounts receivable, accounts payable and accrued liabilities. Cash equivalents are stated at amortized cost, which approximates fair value at the balance sheet dates, due to the short period of time to maturity. Accounts receivable, accounts payable, and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The warrant liabilities and contingent consideration relate to a previous acquisition and are recorded at fair value.

The following tables present the fair value hierarchy for assets and liabilities measured at fair value as of (in thousands):

	June 30, 2021
	Level 1	Level 2	Level 3	Total Fair Value
Cash equivalents
Money market funds	$11,191	$—	$—	$11,191

Total cash equivalents	$11,191	$—	$—	$11,191

Liabilities
Warrant liabilities	$—	$—	$11,120	$11,120
Contingent consideration – debt	—	—	1,905	1,905
Contingent consideration – other liabilities	—	—	39,557	39,557

Liabilities	$—	$—	$52,582	$52,582

The Company classified the warrant liabilities and contingent consideration as Level 3 fair value measurements because the Company determines their fair value using unobservable inputs. Fair values of the warrants were estimated using the Black-Scholes model with inputs based on the Company’s estimated stock price, the exercise price, expected volatility, and expected term. The fair value of the contingent consideration — debt was estimated based on the Company’s estimated stock price at the acquisition but capped at the exchange price, and number of shares expected to be issued in connection with certain indemnification provisions of the HDS acquisition. The fair value of the contingent consideration — accrued expenses and other current liabilities was estimated based on the Company’s estimated stock price and number of shares expected to be issued related to the doc.ai acquisition. The fair value of the contingent consideration — other liabilities was estimated based on the Company’s estimated stock price and number of shares expected to be issued from acquisitions in prior years.

The following is a schedule of changes to the warrant liability balance for the periods presented (in thousands):

December 31, 2020	$4,963
Re-measurement of warrants (other expense)	6,157

June 30, 2021	$11,120

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

2. Fair Value Measurements (cont.)

The following is a schedule of changes to the contingent consideration — other liabilities for the periods presented (in thousands):

December 31, 2020	$7,366
Contingent consideration from acquisition	10,305
Antidilution provision for Series D redeemable convertible preferred stock	6,387
Re-measurement of contingent consideration (other expense)	15,499

June 30, 2021	$39,557

There was no change in the fair value of the contingent consideration — debt for the six months ended June 30, 2021.

3. Balance Sheet Components

Accrued Expenses and Other Current Liabilities

As of June 30, 2021 and December 31, 2020, accrued expenses and other current liabilities consisted of the following (in thousands):

	June 30, 2021	December 31, 2020
Accrued expenses	$21,253	$15,632
Accrued note payable for doc.ai	14,000	—
Accrued compensation	12,066	14,728
Accrued contingent consideration	—	—
Accrued media costs	3,045	5,279
Accrued taxes	792	771
Accrued other	3,843	4,648

Total accrued expenses and other current liabilities	$54,999	$41,058

4. Acquisitions

On February 22, 2021, the Company acquired all outstanding equity interests of doc.ai with the intent of acquiring its developed technology and customer relationships. The total preliminary purchase price consideration in connection with the acquisitions is $120.6 million, consisting of $29.0 million of cash, $15.0 million upon closing and $14.0 million to be paid via a note payable, $10.3 million of contingent consideration (comprised of up to 16,079 shares of common stock and up to 4,348 stock options), and 126,847 shares of common stock and 34,302 stock options totaling $81.3 million. The preliminary fair value of the assets acquired and liabilities assumed in connection with the acquisition are as follows (in thousands):

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

4. Acquisitions (cont.)

Cash	$12,217
Prepaid expenses	244
Other current assets	400
Developed technology	15,668
Customer relationships	21,122
Goodwill	79,586
Accounts payable and other accrued liabilities	(5,754)
Deferred revenue	(1,681)
Debt	(904)
Other long term liabilities	(302)

Total	$120,596

The fair value assigned to the developed technology was determined using the relief from royalty method. The customer relationships were determined primarily using the multi-period excess earnings method, which estimates the direct cash flow expected to be generated from the existing customers acquired. The Company incurred transaction related expenses of $0.7 million which were recorded under general and administrative expenses in the consolidated statement of operations and comprehensive loss. The goodwill resulting from this acquisition is not tax deductible.

The initial accounting for the business combination is incomplete. Specifically, the identification, measurement, and estimation of useful lives (if applicable) of intangible assets, the measurement of the fair value of the assets acquired and liabilities assumed, and the related income tax impacts of the transaction are still in process. The Company will update subsequent financial statements with updates to its disclosures as additional progress is made to account for the transaction.

The results of operations of the acquisition have been included in the Company’s consolidated statements of operations and comprehensive loss from the acquisition date. Revenue since the acquisition date through June 30, 2021 was approximately $6.6 million. Goodwill represents the excess of the purchase consideration over the estimated acquisition date fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill also represents the future benefits as a result of the acquisition that will enhance the Company’s products available to both new and existing customers and increase the Company’s competitive position.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

5. Goodwill and Other Intangible Assets and Liabilities

Intangible assets and the related accumulated amortization for each class of intangible assets as of June 30, 2021 and December 31, 2020 were as follows (in thousands):

	June 30, 2021
	Cost	Accumulated Amortization	Net	Weighted Average Remaining Life
Definite-lived, intangible assets
Technology – features/content	$54,360	$(22,359)	$32,001	10.7
Trade name	3,792	(3,745)	47	3.9
Customer relationships	68,282	(24,562)	43,720	11.8
Internal-use software	93,214	(61,266)	31,948	2.2

Total definite-lived, intangible assets	$219,648	$(111,932)	$107,716

Intangible assets not subject to amortization
Internal-use software projects in process	$7,687	$—	$7,687
Indefinite-lived, trade names	5,030	—	5,030

Total intangible assets not subject to amortization	$12,717	$—	$12,717

Total intangible assets	$232,365	$(111,932)	$120,433

	December 31, 2020

	Cost	Accumulated Amortization	Net	Weighted Average Remaining Life

Definite-lived, intangible assets
Technology – features/content	$38,803	$(20,721)	$18,082	7.7
Trade name	3,792	(3,739)	53	4.4
Customer relationships	47,160	(22,340)	24,820	7.5
Internal-use software	81,492	(52,299)	29,193	2.3

Total definite-lived, intangible assets	$171,247	$(99,099)	$72,148

Intangible assets not subject to amortization
Internal-use software projects in process	$1,069	$—	$1,069
Indefinite-lived, trade names	5,030	—	5,030

Total intangible assets not subject to amortization	$6,099	$—	$6,099

Total intangible assets	$177,346	$(99,099)	$78,247

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

5. Goodwill and Other Intangible Assets and Liabilities (cont.)

The following tables set forth the changes in the carrying amount of the Company’s goodwill for periods presented (in thousands):

December 31, 2019	$62,939
Additions	12,080
Foreign currency translation adjustment	717

December 31, 2020	75,736
Additions	79,586
Foreign currency translation adjustment	(272)

June 30, 2021	$155,050

Goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subjected to annual tests of impairment. The Company tests goodwill and indefinite-lived intangible assets for impairment annually in the fourth quarter of each year, whenever events or circumstances indicate an impairment may have occurred, or when a change in the composition of reporting units occurs. The Company performs its annual tests using a discounted cash flow analysis. There have been no impairments of goodwill since the Company’s inception.

Amortization expense for the intangible assets of the Company during the six months ended June 30, 2021 and 2020 totaled $12.6 million and $11.7 million, respectively, and is included in depreciation and amortization in the consolidated statements of operations and comprehensive loss.

The following is a schedule of estimated future amortization expense for intangible assets as of June 30, 2021 (in thousands):

Year ending December 31:
Remainder of 2021	$13,397
2022	21,017
2023	16,403
2024	9,261
2025	7,823
Thereafter	39,815

Total	$107,716

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

6. Debt

Debt is comprised of the following as of the periods presented (in thousands):

Description	June 30, 2021	December 31, 2020
Senior Secured Credit Agreement, interest payable at either prime + 2.0% subject to a floor or LIBOR + 2.75%, due February 2023 (inclusive of paid in kind interest; the related fees of $455 and $595 as of June 30, 2021 and December 31, 2020, respectively, are presented as other long term assets on the consolidated balance sheets)	$22	$13,059
Second Lien Credit Agreement, interest payable at 12.375%, due May 2023 ($40,000 principal amount), and paid in-kind interest of $1,374 as of June 30, 2021 and December 31, 2020.	40,226	39,920
Series B-3 convertible notes, interest payable at 10%, due August 2023, ($95,000 principal amount at June 30, 2021 and December 31, 2020), and paid in-kind interest of $9,161 and $7,176 as of June 30, 2021 and December 31, 2020, respectively.	93,508	89,037
Series B-4 convertible notes, interest payable at 10%, due August 2023, ($25,000 principal amount as of June 30, 2021 and December 31, 2020), and paid in-kind interest of $2,047 and $1,549 as of June 30, 2021 and December 31, 2020, respectively.	25,696	24,884
Series B convertible promissory note to Claritas Capital, interest payable at 10%, due August 2023 ($5,000 principal amount as of June 30, 2021 and December 31, 2020), and paid in-kind interest of $503 and $371 as of June 30, 2021 and December 31, 2020, respectively.	5,141	4,924
Contingent consideration payable to HDS selling stockholders	1,905	1,905
Note payable	400	400
Amounts due under capital leases	1,093	651

Total debt	167,991	174,780
Less current portion	(1,157)	(1,011)

Total long-term debt	$166,834	$173,769

The Company’s debt is stated at its carrying amount. The fair value of the Company’s debt as of June 30, 2021 was approximately $183.2 million, a Level 3 fair value measurement.

7. Income Taxes

As a result of the Company’s history of net operating losses, the Company has provided for a full valuation allowance against its deferred tax assets. For the six months ended June 30, 2021, the Company recognized income tax benefit of $14 thousand, primarily due to tax on foreign income. For the six months ended June 30, 2020, the Company recognized an income tax benefit of $0.2 million, primarily due to tax on foreign income and a reduction in the U.S. valuation allowance related to recent domestic acquisitions.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted and signed into law. The CARES Act includes a number of income tax changes, including, but not limited to, (i) permitting net operating loss carrybacks to offset 100% of taxable income for taxable years beginning before 2021, (ii) accelerating AMT tax refunds, (iii) temporarily increasing the allowable business interest deduction from 30% to 50% of adjusted taxable income, and (iv) providing a technical correction for depreciation as relates to qualified improvement property. The Company has evaluated the impact of the CARES Act and does not expect the CARES Act will result in a material impact.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

8. Redeemable Convertible Preferred Stock

The following is a schedule of authorized, issued and outstanding shares and amounts of each series of redeemable convertible preferred stock (“Preferred Stock”) as of June 30, 2021 (in thousands, except share amounts):

Class of stock	Shares Authorized	Shares issued and outstanding	Net carrying value	Aggregate liquidation preference
Series A	67,659	67,659	$14,680	$15,000
Series B	326,582	280,672	69,542	70,132
Series B-1	350,000	292,805	31,491	31,491
Series B-2	152,551	152,551	37,960	38,118
Series B-3	450,197	—	—	—
Series B-4	166,667	16,667	4,980	5,000
Series C	250,000	86,179	32,222	34,472
Series D	62,500	62,500	51,754	50,000

	1,826,156	959,033	$242,629	$244,213

On April 7, 2021, the Company issued and sold 62,500 shares of Series D redeemable convertible preferred stock (the “Series D Preferred Shares”) (subject to the potential issuance of additional Series D Preferred Shares pursuant to certain anti-dilution rights of the holders of the Series D Preferred Shares) for an aggregate cash purchase price of $50.0 million. The Company recorded the Series D Preferred Shares at fair value of $51.8 million and contingent consideration related to the anti-dilution provision of $6.4 million. The amount recorded in excess of cash received represents a non-cash payment for up front costs of $8.2 million, which is recorded in prepaid assets and other long term assets.

The Series D Preferred Shares have substantially similar terms as the Company’s existing redeemable convertible preferred stock, except that the Series D Preferred Shares have a liquidation preference over all other series of the Company’s redeemable convertible preferred stock and are not subject to certain mandatory conversion provisions which apply to the other series of the Company’s redeemable convertible preferred stock (including mandatory conversion in connection with the proposed SPAC transaction). The Series D Preferred Shares converted into 5,000,000 shares of preferred stock of New Sharecare (as defined in Note 14) upon consummation of the Business Combination in accordance with the terms of the Merger Agreement (such preferred shares, the “New Sharecare Series A Convertible Preferred Shares”).

The New Sharecare Series A Convertible Preferred Shares will be convertible one to one (subject to customary adjustments) into common stock of New Sharecare at any time by the holder. Beginning three years after the issue date, New Sharecare will be entitled to force conversion of the New Sharecare Series A Convertible Preferred Shares into common stock of New Sharecare if the closing price of New Sharecare’s common stock exceeds 130% of the issue price for 20 out of 30 consecutive trading days. On the fifth anniversary of the issue date, New Sharecare will be required to redeem any outstanding New Sharecare Series A Convertible Preferred Shares at the issue price. The New Sharecare Series A Convertible Preferred Shares will vote on an as-converted basis with all other shares of New Sharecare common stock.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

8. Redeemable Convertible Preferred Stock (cont.)

Classification of Redeemable Convertible Preferred Stock

The deemed liquidation preference provisions of the redeemable convertible preferred stock are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the redeemable convertible preferred stock has been presented outside of permanent equity in the mezzanine section of the consolidated balance sheets. Because the occurrence of a deemed liquidation event is not currently probable, the carrying values of the convertible preferred stock are not being accreted to their redemption values. Subsequent adjustments to the carrying values to the convertible preferred stock would be made only when a deemed liquidation event becomes probable.

9. Common Stock and Stockholders’ Deficit

As of June 30, 2021, the Company was authorized to issue up to 6,390,000 shares of common stock.

As of June 30, 2021, there was 934 shares of common stock issuable to the former stockholders of acquired entities by the Company in prior years.

Warrants

In connection with debt and equity financings and certain partnership arrangements, the Company may issue warrants. As of June 30, 2021, the following warrants were issued and outstanding:

Classification	Underlying Security	Warrants Outstanding	Exercise Price per Share
Equity	Common	184,472	$0.01 – $400.00
Liability	Common	18,181	$0.01 – $186.99

Share-based Payments

The Company may at times grant stock options to both employees and nonemployees. A summary of the status of the Company’s stock options for the periods presented is presented below:

	Number of Options	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2020	1,513,142	$89.32	7.27	$341,501
Granted	135,046	342.79
Exercised	(23,273)	70.12		11,959
Cancelled/Forfeited	(24,589)	104.64

Outstanding as of June 30, 2021	1,600,326	$110.83	7.09	$961,193
Vested and exercisable as of June 30, 2021	1,070,866	$90.98	6.19	$664,439
Vested and exercisable as of December 31, 2020	1,009,522	$85.57	6.30	$231,621

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

9. Common Stock and Stockholders’ Deficit (cont.)

The following table illustrates share-based compensation expense for employee and nonemployee options for the six months ended June 30, 2021 and 2020 (in thousands):

	Six Months Ended June 30,
	2021	2020
Cost of revenues	$28	$13
Sales and marketing	857	193
Product and technology	10,000	108
General and administrative	3,501	5,499

Total share-based compensation	$14,386	$5,813

10. Noncontrolling Interests

Equity Noncontrolling Interests

In connection with the Company’s acquisition of Population Health, the Company acquired a 51% controlling interest in Healthways Brasil Servicos de Consultoria Ltda. (“Healthways Brazil”). The Company consolidates its investment in Healthways Brazil and records the 49% interest as a non-controlling interest as a component of equity.

Redeemable Noncontrolling Interests

In conjunction with the Visualize Health acquisition, the Company issued 15,000 shares of HDS-VH Holdings, Inc. to the sellers as part of purchase consideration which resulted in the sellers obtaining a noncontrolling interest. Additionally, the Company issued a put right which gives these shareholders the right to put the 15,000 back to Sharecare in the future, resulting in the redeemable non-controlling interests classification outside of permanent equity in the Company’s consolidated balance sheet. During the six months ended June 30, 2021, HDS-VH Holdings, Inc. was dissolved and became Visualize Health, LLC, a wholly owned subsidiary of the Company, and outstanding shares were exchanged at a one to one ratio for the Company’s common stock. As such, there was no redeemable noncontrolling interests as of June 30, 2021.

11. Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to litigation in the normal course of business. The Company is of the opinion that, based on the information presently available, the resolution of any such legal matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. The Company has accrued for losses that are both probable and estimable. Reasonably possible losses in excess of amounts accrued are immaterial to the financial statements.

The Company is party to agreements which may require payments of $0 to $15 million to counterparties, for example upon certain qualifying liquidity events such as a change of control transaction. The Company does not believe the Merger Agreement (as discussed further in Note 1) will constitute a qualifying liquidity event under the agreements.

12. Related-Party Transactions

Certain amounts of the Company’s long-term debt outstanding are due to related parties. As of June 30, 2021 and December 31, 2020, $77.2 million and $75.7 million, respectively, of the Company’s Series B convertible notes, Series B-3 convertible notes and Series B-4 convertible notes were due to related parties. See Note 6 for further details regarding the terms of the related debt instruments.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

12. Related-Party Transactions (cont.)

The Company’s largest customer is an investor in Series B-3 convertible notes and had a designated board representative prior to the Business Combination and accordingly is a related party. The Company recorded revenues of $25.0 million and $30.1 million for the six-months ended June 30, 2021 and 2020, respectively. In addition, accounts receivable was $7.2 million and $9.5 million as of June 30, 2021 and December 31, 2020, respectively.

Sharecare has the exclusive right to license the Dr. Dean Ornish Program for Reversing Heart DiseaseTM, a research-based lifestyle management program developed by Dr. Dean Ornish focusing on nutrition, activity, stress management, and love and support (the “Ornish Program”). A royalty agreement with Dr. Ornish, a former employee of the Company, guarantees the greater of $1.2 million or 15% of revenues of the Ornish Program on an annual basis. The royalty earned by the Ornish Program for six months ended June 30, 2021 and 2020 totaled $0.6 million for each respective period.

Sul América Serviços de Saúde S.A. (Sul América), is a customer of and owns 49% interest in Sharecare Brasil Servicios de Consultoria, Ltda. As of June 30, 2021 and December 31, 2020, $2.4 million and $2.2 million, respectively, in receivables were outstanding with Sul América. Revenues recognized for the six-month period ended June 30, 2021 and 2020 totaled $6.0 million and $6.7 million, respectively.

The Company has a related party who performs sales and sales support services including the collection of outstanding AR for transactions processed on the Company’s behalf. As of June 30, 2021 and December 31, 2020, $0.3 million and $0.6 million, respectively, in receivables were outstanding from this company. Revenues recognized for the six months ended June 30, 2021 and 2020 totaled $0.3 million and $2.0 million, respectively. The Company paid $29 thousand and $0.2 million for the six months ended June 30, 2021 and 2020 in connection with these services.

The Company’s investor in its Series D Preferred Shares (see Note 8) is also a customer and had a designated board representative prior to the Business Combination. As of June 30, 2021, $4.5 million in receivables were outstanding from this company. Revenues recognized for the six months ended June 30, 2021 and 2020 totaled $6.9 million and $2.6 million, respectively.

13. Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders was calculated as follows (in thousands, except share and per share amounts):

	Six Months Ended
	June 30, 2021	June 30, 2020
Numerator
Net loss	$(52,176)	$(25,308)
Less: Redeemable noncontrolling interest remeasurement	—	(960)
Less: Net loss attributable to non-controlling interest in subsidiaries	82	268

Loss available to common stockholders	$(52,094)	$(26,000)
Denominator
Weighted-average common shares outstanding, basic and diluted	2,268,107	2,107,613
Net loss per share attributable to common stockholders, basic and diluted	$(22.97)	$(12.34)

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

13. Net Loss Per Share (cont.)

The Company’s potential dilutive securities as of June 30, 2021 and June 30, 2020, which include stock options, warrants to purchase common stock, and contingently issued shares, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares equivalents presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	Six Months Ended
	June 30, 2021	June 30, 2020
Convertible debt	529,041	490,350
Stock options	1,250,082	869,837
Warrants to purchase common stock	177,105	104,691
Redeemable convertible preferred stock	925,339	879,176
Contingently issued shares	17,570	18,303

Total	2,899,137	2,362,357

14. Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events through August 12, 2021, the date the consolidated financial statements were available to be issued and, as a result, is reporting the following:

On June 29, 2021, FCAC held a special meeting of stockholders (the “Special Meeting”) at which the FCAC stockholders considered and adopted, among other matters, the Merger Agreement. On July 1, 2021, the parties to the Merger Agreement consummated the Business Combination and related transactions. Pursuant to the Merger Agreement, FCAC has acquired all of the outstanding equity interests of the Company in a transaction valued at approximately $3.82 billion. The Company is now wholly-owned subsidiaries of FCAC, which was renamed “Sharecare, Inc.” and is referred to herein as “New Sharecare.” At closing, the Company’s stockholders received an aggregate of 271,051,959 shares of New Sharecare common stock and approximately $91.7 million in cash consideration paid on a pro rata basis with respect to Cash Electing Shares (as defined in the Merger Agreement). In addition, under the Merger Agreement, existing Company options and unvested warrants were converted into options and unvested warrants of FCAC, respectively. Company stockholders are also entitled to an earnout as set forth in the Merger Agreement. As a result of the Business Combination, New Sharecare received gross proceeds of over $571 million, prior to transaction expenses and payment of cash consideration.

Prior to the Special Meeting, holders of 19,864,030 shares of FCAC’s Class A common stock sold in FCAC’s initial public offering exercised their right to redeem those shares for cash at a price of $10.00 per share, for an aggregate of approximately $198.6 million. Immediately after giving effect to the Business Combination (including as a result of the redemptions described above), there were 333,900,179 issued and outstanding shares of New Sharecare common stock (excluding the Earnout Shares (as defined in the Merger Agreement)). In addition, at the closing of the Business Combination, New Sharecare issued 5,000,000 Series A Convertible Preferred Shares upon conversion of the Series D Preferred shares held by one investor in accordance with the terms of the Merger Agreement.

During July 2021, the Company settled substantially all of its existing indebtedness, totaling $178.4 million with the proceeds from the Merger Agreement. The Company still maintains its Senior Secured Credit Agreement however has not drawn on the revolving line of credit.

Sharecare, Inc.

Notes to Unaudited Consolidated Financial Statements

(Unaudited)

14. Subsequent Events (cont.)

Acquisition of CareLinx Inc.

Overview

On August 11, 2021, Sharecare entered into and closed a Stock Purchase Agreement acquiring all of the outstanding equity interest of CareLinx Inc., located in Burlingame, California. CareLinx Inc. is a nationwide home care platform that delivers intermittent on-demand personal care services in the homes of patients, while facilitating rich data capture, population health analytics, and real-time care coordination with remote clinical teams. Under the terms of the Stock Purchase Agreement, the transaction is valued at approximately $65 million, consisting of cash and shares of New Sharecare common stock, subject to working capital adjustments.

The initial accounting for the business combination is incomplete. Specifically, the identification, measurement, and estimation of useful lives (if applicable) of intangible assets, the measurement of the fair value of the assets acquired and liabilities assumed, and the related income tax impacts of the transaction are still in process. The Company will update subsequent financial statements with updates to its disclosures as additional progress is made to account for the transaction.

Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SHARECARE

The following discussion and analysis of the financial condition and results of operations of Sharecare, Inc. (for purposes of this section, “Sharecare,” “we,” “us” and “our”) should be read together with our unaudited interim financial statements as of June, 30 2021 and for the six months ended June 30, 2021 and 2020, together with the related notes thereto, and our pro forma financial information as of June 30, 2021 and for the six months ended June 31, 2021 and the year ended December 31, 2020 included elsewhere in this amendment to the current report on Form 8-K, which was originally filed with the SEC on July 8, 2021 (as originally filed, the “Super 8-K” and, as amended hereby, the “Amended Super 8-K”). The discussion and analysis should also be read together with our audited consolidated financial statements as of and for the years ended December 31, 2020, 2019 and 2018, together with the related notes thereto, and the sections entitled “Business of New Sharecare” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sharecare” incorporated by reference into the Super 8-K. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors” incorporated by reference into the Super 8-K. Actual results may differ materially from those contained in any forward-looking statements.

Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Super 8-K, and, if not defined in the Super 8-K, the Registration Statement on Form S-4 (File No. 333-253113).

Overview

We are a leading digital healthcare platform company that helps members consolidate and manage various components of their health in one place, regardless of where they are on their health journey. Our comprehensive platform is a health and well-being digital hub that unifies elements of individual and community health into one experience in order to enable members to live better, longer lives. We are driven by our philosophy that we are “All Together Better” as well as our goal to turn individual progress into community transformation. Given a unique blend of expertise across technology, media, and healthcare, we have, through a number of strategic acquisitions and integration of key technologies and capabilities over the last ten years, built our platform into what we believe is the most comprehensive and seamless experience currently available in the digital healthcare space.

Our business combines business-to-business and direct-to-consumer sales models and functions on a more distinctive business-to-business-to-person model. Focusing on the individual, we aim to provide a solution that we believe is more comprehensive than other digital platforms by bringing together scientifically validated clinical programs and engaging content to deliver a personalized experience for our members, whether they come to us by way of the workplace, the exam room, or the living room.

We derive net revenue from multiple stakeholders and while we are focused on the individual’s unique experience, our platform is purpose-built to seamlessly connect stakeholders to the health management tools they need to drive engagement, establish sustained participation, increase satisfaction, reduce costs, and improve outcomes. As we expand our offerings and look to further develop our technologies, we continue to consider the distinct needs of each division as well as opportunities to better connect and cross-sell while we grow and integrate our solutions into one seamless platform.

Our one platform can be disaggregated into three different client channels:

•

Enterprise:    Our enterprise channel includes a range of clients — from large employers and healthcare systems to government agencies and health plans — that use our platform to engage with their population, dynamically measure the impact of that engagement, and efficiently deliver health and wellness services.

•

Provider:    Our suite of data and information-driven solutions for healthcare providers are tailored to improve productivity and efficiency and enhance patient care and management while upholding the latest compliance, security, and privacy standards.

•

Consumer Solutions:    Our robust platform and suite of digital products and medical expert knowledge provides members with personalized information, programs, and resources to improve their health and well-being, and affords sponsors the opportunity to integrate their brands into Sharecare’s consumer experience in a highly contextual, relevant, and targeted environment.

1

Recent Developments Affecting Comparability

COVID-19 Impact

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID-19”) as a pandemic which continues to spread throughout the US. Many U.S. states declared a health emergency and issued orders to close all nonessential businesses until further notice. As an organization within the healthcare industry, Sharecare is deemed to be an essential business. Nonetheless, out of concern for employees’ safety and pursuant to the government orders, Sharecare requested many employees telecommute from their homes.

While Sharecare is an essential business for its customers, it has not expected a significant negative impact to its consolidated financial position, results of operations, and cash flows related to this matter, as a result of the broader economic impact and the prolonged disruption to the economy, customers may be facing liquidity issues and may be slower to pay or altogether withdraw from their commitments; however, the ultimate financial impact related to the pandemic is still unknown.

Given the volatility of the circumstances surrounding the pandemic, Sharecare has evaluated potential risks to its business plan. The economic slowdown could delay Sharecare’s sales objectives for new business for its digital product; the decline in non-urgent medical appointments could lessen the demand for medical record transfers in the ROI business; and Blue Zone communities may see a decrease in spending due to social distancing. In addition, Sharecare may be impacted by currency fluctuations, as the U.S. Dollar has gained strength during the pandemic, with the biggest impact thus far being to the Brazilian Real.

Key Factors and Trends Affecting our Operating Performance

Our financial condition and results of operations have been, and will continue to be, affected by a number of factors, including our success with respect to the following:

•

Expanding our Footprint.    We believe that our current client base represents a small fraction of potential clients that could benefit from our highly differentiated solutions. We will continue to invest in our sales and marketing efforts and leverage our partner relationships to continue to acquire new clients, including individuals, providers, employers, health plans, government organizations, and communities.

•	Expanding our Existing Client Relationships. We also believe that there is significant opportunity to generate growth by maintaining and expanding our relationships with existing clients, including:

•

increasing engagement and enrollment of eligible members at our existing enterprise clients through continued sales and marketing efforts, including targeted next-generation digital modeling and marketing, and capitalizing on insights from claims ingestion (the process by which we receive and process information from our clients), population risk stratification and incentives management;

•

promoting our marketplace of existing targeted digital therapeutics to close gaps in care in high-cost areas (with incremental fee per enrollee), which we believe represents a $1 billion revenue opportunity within our currently contracted clients; and

•	expanding our relationships with our top 25 provider clients with an opportunity to extend our provider products and services to more than 4,000 additional healthcare sites.

•

Offering Additional Solutions.    We believe there is significant opportunity to cross-sell our provider solutions to existing accounts, including deploying our value-based care and payment integrity solutions to approximately 6,000 health system clients.

2

•

Growing our Platform.    We are constantly evaluating the marketplace for ways to broaden and enhance our client and member experience, improve clinical results, and increase revenue through product innovation, partnerships, and acquisitions. We intend to continue to leverage our expertise through adding digital therapeutics partnerships as well as the acquisition of products and services that are directly relevant to our existing clients. Additionally, we believe our strong and embedded client relationships provide us with unique perspectives into their evolving needs and the needs of their populations.

•

Evolving our Products to Cater to an Evolving Industry.    As the digital healthcare industry grows, we closely monitor evolving consumer trends and organizations’ needs so that we may adapt our platform to better suit our clients’ demands. Since March 2020, the COVID-19 pandemic greatly accelerated the demand for virtual care solutions and resulted in rapid growth and increased adoption of digital health technologies, which Sharecare was in a unique position to undertake. By building on our deep expertise in handling and managing mass health data, we launched a suite of distinct but complementary digital tools and programs to address the evolving emotional, educational, clinical, and operational challenges introduced by the pandemic. We intend to continue to look for opportunities to leverage our platform and expertise to provide first-mover solutions to evolving and future demands in the digital healthcare industry.

•

Acquisitions.    We believe that our proven track record of successful acquisitions coupled with the flexibility and capabilities of our platform uniquely positions us to continue opportunistically pursuing attractive M&A opportunities. We believe this potential is further accentuated by our multiple client channels and constantly expanding member base. Future acquisitions could drive value and growth in a host of ways including access to new customers and potential cross-sell opportunities; unlocking new customer channels or geographies; adding new solutions to serve our existing client base; and adding new capabilities to enhance our existing solution offering or the efficiency of our platform. In addition, we believe our acquisition track record demonstrates our ability to realize synergies and optimize performance of potential M&A partners.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison. The reconciliations of adjusted EBITDA to net loss, the most directly comparable financial measures stated in accordance with GAAP, is provided below. Investors are encouraged to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is a key performance measure that management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) depreciation and amortization, (ii) interest income, (iii) interest expense, (iv) other expense (non-operating), (v) income tax expense, (vi) share-based compensation, (vii) severance, (viii) warrant value for revenue contracts, (ix) transaction and closing costs and (x) gain/loss from equity method investment. We do not view the items excluded as representative of our ongoing operations.

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The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the six months ended June 30, 2021 and 2020:

	Six Months Ended June 30,
(in thousands)	2021	2020
Net Loss	$(52,176)	$(25,308)
Add:
Depreciation and amortization	13,850	13,047
Interest Income	(29)	(53)
Interest Expense	14,105	15,423
Other expense	20,730	312
Income tax (benefit) expense	(14)	(227)
Stock Option Expense	14,386	5,813
Severance	265	1,797
Warrants issued with revenue contracts(a)	38	263
Transaction/Closing costs	2,022	188

Adjusted EBITDA(b)	$13,177	$11,255

(a)	Represents the non-cash value of warrants issued to clients for meeting specific revenue thresholds.
(b)	Includes non-cash amortization associated with contract liabilities recorded in connection with acquired businesses.

Components of Our Results of Operations

Revenue

The enterprise channel provides employers and health plans with health management programs for large populations, including digital engagement, telephonic coaching, incentives, biometrics, and digital therapeutics offerings. Revenue is recognized on a per member per month (“PMPM”) basis or based on member participation as services are provided. These contracts often include a fee for the implementation of and the subsequent subscription of the Sharecare digital platform which may also be sold on a stand-alone basis. Provider revenue is primarily based on health document requests filled in the health data services business line, as well as subscription fees for various technology related services that assist providers with performance and maximizing reimbursement. Consumer solutions revenue is generated mostly through ad sponsorships to Sharecare’s extensive member database.

Costs of Revenue

Costs of revenue primarily consists of costs incurred in connection with delivering our various revenue generating activities, including personnel related expenses. Costs are primarily driven by volumes related to requests, engagement, and incentive fulfilment. The major components that make up our cost of revenue are personnel costs to support program delivery as well as customer service along with share-based compensation, data management fees related to file processing, and variable fees to deliver specific services that may require third party vendors, direct marketing, fulfillment, transaction fees, or other costs that can be reduced to offset a decline in revenue. Because our growth strategy includes substantial opportunity to scale low-personnel cost products, we would anticipate future revenue to grow at a faster rate than cost of revenue as those low-personnel cost products mature. Costs of revenue do not include depreciation or amortization, which are accounted for separately.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of employee-related expenses, including salaries, benefits, commissions, employment taxes, travel, and share-based compensation costs for our employees engaged in sales, account management, marketing, public relations and related support. In addition, these expenses include marketing sponsorships and engagement marketing spend. These expenses exclude any allocation of occupancy expense and depreciation and amortization.

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We expect our sales and marketing expenses to increase as we strategically invest to expand our business. We expect to hire additional sales personnel and related account management, marketing, public relations and related support personnel to capture an increasing amount of our market opportunity and upsell/cross-sell within our existing client base. As we scale our sales and marketing personnel in the short- to medium-term, we expect these expenses to increase in both absolute dollars and as a percentage of revenue.

Product and Technology Expenses

Product and technology expenses include personnel and related expenses for software engineering, information technology infrastructure, business intelligence, technical account management, project management, security, product development and share-based compensation. Product and technology expenses also include indirect hosting and related costs to support our technology, outsourced software, and engineering services. Our technology and development expenses exclude any allocation of occupancy expense and depreciation and amortization.

We expect our technology and development expenses to increase for the foreseeable future as we continue to invest in the development of our technology platform. Our technology and development expenses may fluctuate as a percentage of our total revenue from period to period partially due to the timing and extent of our technology and development expenses.

General and Administrative Expenses

General and administrative expenses include personnel and related expenses for our executive, finance, legal, and human resources departments plus all indirect staff in the divisions not attributable to Sales, Marketing or Product and Technology. They also include professional fees, share-based compensation, and all rent, utilities and maintenance related costs. Our general and administrative expenses exclude any allocation of depreciation and amortization.

We expect our general and administrative expenses to increase for the foreseeable future following the completion of the Business Combination due to the additional legal, accounting, insurance, investor relations, and other costs that we will incur as a public company, as well as other costs associated with continuing to grow our business. However, we expect our general and administrative expenses to remain steady as a percentage of our total revenue over the near-term. Our general and administrative expenses may fluctuate as a percentage of our total revenue from period to period partially due to the timing and extent of our general and administrative expenses.

Depreciation and Amortization

Depreciation and amortization consists primarily of depreciation of fixed assets, amortization of software, amortization of capitalized software development costs and amortization of acquisition-related intangible assets.

Interest expense

Interest expense primarily relates to interest incurred on our long-term debt and the amortization of debt issuance costs.

Other Expense

Other expense primarily relates to changes in fair value of contingent consideration and warrant liabilities.

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Results of Operations

Comparison of the Six Months Ended June 30, 2021 and 2020

The following table presents our unaudited consolidated statement of operations for the six months ended June 30, 2021 and 2020, and the percentage change between the two periods:

	Six Months Ended June 30,
(in thousands)	2021	2020	$ Change	% Change
Revenue	$188,068	$160,156	$27,912	17%
Costs and operating expenses:
Costs of revenue (exclusive of amortization and depreciation below)	93,028	80,247	12,781	16%
Sales and marketing	23,556	17,889	5,667	32%
Product and technology	36,266	21,146	15,120	72%
General and administrative	38,752	37,680	1,072	3%
Depreciation and amortization	13,850	13,047	803	6%

Total costs and operating expenses	205,452	170,009	35,443	21%

Loss from operations	(17,384)	(9,853)	(7,531)	(76)%
Other income (expense)
Interest income	29	53	(24)	(45)%
Interest expense	(14,105)	(15,423)	1,318	9%
Other expense	(20,730)	(312)	(20,418)	(6544)%

Total other expense	(34,806)	(15,682)	(19,124)	(122)%

Loss before income tax (expense) benefit	(52,190)	(25,535)	(26,655)	(104)%
Income tax (expense) benefit	14	227	(213)	94%

Net loss	$(52,176)	$(25,308)	$(26,868)	(106)%
Net (loss) income attributable to non-controlling interest in subsidiaries	(82)	(268)	186	(69)%

Net loss attributable to Sharecare, Inc.	$(52,094)	$(25,040)	$(27,054)	(108)%

n.m. — Percentage change not meaningful

Revenue

Revenue increased $27.9 million, or 17%, from $160.2 million for the six months ended June 30, 2020 to $188.1 million for the six months ended June 30, 2021. Overall, we saw net gains from new product lines (digital, digital therapeutics and health security programs) and growth in pharmaceutical ad spending for an increase of $37.2 million. In addition, growth from the acquisition of doc.ai was $6.6 million. We also had other growth of $3.4 million around other parts of the business, including population health, HDS audits and ROI business and international operations. Offsetting this growth was the negative impact of COVID-19 on multiple product line revenues in the amount of $13.9 million and the expected attrition of one contract related to a previous acquisition, accounting for a reduction of $5.2 million. The COVID-19 impact resulted from fewer doctor visits, reduction of community events and cancellations of heart health programs and overall concern about the economy that affected long-term contract decisions. Currency translation fluctuations, mostly from our Brazil operations, negatively impacted revenues by $0.5 million.

The channel revenue changed as follows: Enterprise channel increased by $17.1 million (from $96.4 million for 2020 to $113.6 million for 2021), the Provider channel increased by $1.8 million (from $40.3 million for 2020 to $42.2 million for 2021) and the Consumer channel increased by $9.0 million (from $23.4 million for 2020 to $32.4 million for 2021).

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Increases in the Enterprise channel (18%) were attributable to a combination of new product and client gains in the digital, digital therapeutics and health security programs, offset by the impact of COVID-19, expected contract attrition from a previous acquisition and currency translation losses. The Provider channel increase (5%) was primarily attributable to the growth in release of information and audit services as volumes return closer to pre-COVID-19 levels. The Consumer channel increase (38%) was due to increased pharmaceutical advertising spend, including addition of new customers and brands.

Costs of Revenue

Costs of revenue increased $12.8 million, or 16%, from $80.2 million for the six months ended June 30, 2020 to $93.0 million for the six months ended June 30, 2021. The increase was due to the growth in sales across all channels and a return to full workforce in the release of information and population health business lines from the reduced staffing in the prior year due to COVID-19 limitations.

Sales and Marketing

Sales and marketing expense increased $5.7 million, or 32%, from $17.9 million for the six months ended June 30, 2020 to $23.6 million for the six months ended June 30, 2021. Sales consultant expenses of $3.0 million were incurred to advance engagement metrics across our client base. Additional sales, sales support and marketing headcount and commissions of $2.2 million is in line with revenue growth efforts. Non-cash stock compensation accounted for $0.4 million of the increase, in line with expense attribution on share-based compensation related to employee stock option issuances based on increases in the stock price.

Product and Technology

Product and technology expenses increased $15.1 million, or 72%, from $21.1 million for the six months ended June 30, 2020 to $36.3 million for the six months ended June 30, 2021. The increase is primarily due to $9.6 million of non-cash stock option expense and $2.3 million in personnel and other technology expense related to the doc.ai acquisition. $8.2 million of the stock option expense is related to replacement options issued in connection with the acquisition of doc.ai that were fully vested and will have no further expense attribution. The remainder of the change was due to platform and security expenses to support the additional staff and customers, mostly the new health security programs that started in 2021.

General and Administrative

General and administrative expense increased $1.1 million, or 3%, from $37.7 million for the six months ended June 30, 2020 to $38.8 million for the six months ended June 30, 2021. Non-recurring legal fees tied to the acquisition of doc.ai of $0.7 million and non-operational consulting fees of $0.6 million related to public market readiness were incurred in the current period. The other increases are attributable to $1.8 million in additional staff tied to growth and recent acquisitions and $1.2 million in contract support for our health security programs. These increases were offset by $1.2 million lower legal fees and a decrease of $2.0 million in stock compensation in the current period.

Depreciation and Amortization

Depreciation and amortization increased $0.8 million, or 6%, from $13.0 million for the six months ended June 30, 2020 to $13.9 million for the six months ended June 30, 2021.

Interest Expense

Interest expense decreased $1.3 million, from $15.4 million for the six months ended June 30, 2020 to $14.1 million for the six months ended June 30, 2021. The decrease is related to a 2% average reduction in the interest rate, lower debt balance on our revolving line of credit as well as a decrease in the accretion of loan financing costs.

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Other Expense

Other expense increased $20.4 million, from $312.0 thousand for the six months ended June 30, 2020 to $20.7 million for the six months ended June 30, 2021. The increase is primarily related to additional expense of $15.2 million of re-measurement of contingent consideration and $6.2 million of re-measurement of warrant liabilities. Other expenses are influenced by fluctuations in our stock price and may vary from period to period.

Liquidity and Capital Resources

We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Our ability to expand and grow our business will depend on many factors, including our working capital needs and the evolution of our operating cash flows.

We had $42.8 million in cash and cash equivalents as of June 30, 2021. On a pro forma basis, assuming the Business Combination closed on that date, our cash and cash equivalents would have amounted to $466.5 million at June 30, 2021. Our principal commitments as of June 30, 2021, consist of our long-term debt, operating leases, and purchase commitments. See Note 6 and Note 11 to Sharecare’s consolidated financial statements included elsewhere in this Amended Super 8-K.

We believe our operating cash flows, together with our cash on hand and the cash we obtained as a result of the Business Combination, will be sufficient to meet our working capital and capital expenditure requirements in the short-term, i.e., beyond 12 months from the date of this Amended Super 8-K. Our long-term liquidity needs include cash necessary to support our business growth. We believe that the potential financing capital available to us in the future is sufficient to fund our long-term liquidity needs, however, we are continually reviewing our capital resources to determine whether we can meet our short- and long-term goals and we may require additional capital to do so. We may also need additional cash resources due to changed business conditions or other developments, including unanticipated regulatory developments, significant acquisitions, and competitive pressures. We expect our capital expenditures and working capital requirements to continue to increase in the immediate future as we seek to expand our solution offerings. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease our level of investment in new product offerings and related marketing initiatives or to scale back our existing operations, which could have an adverse impact on our business and financial prospects. See Note 1 to Sharecare’s audited consolidated financial statements and the section titled “Risk Factors — Risks Related to Sharecare — Risks Related to Financing and Tax — We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all” incorporated by reference into the Super 8-K.

The following table summarizes our cash flow data for the periods presented:

	Six Months Ended June 30,
(in thousands)	2021	2020
Net cash (used in)/provided by operating activities	$80	$5,326
Net cash used in investing activities	(18,458)	(11,464)
Net cash provided by financing activities	38,641	7,369

Operating Activities

Net cash provided by operating activities for the six months ended June 30, 2021 was $80 thousand, a decrease of $5.2 million from $5.3 million of cash provided by operating activities for the six months ended June 30, 2020.

Cash provided during this period included the $52.2 million net loss for the six months ended June 30, 2021 and $372 thousand cash used net of non-cash items. The cash used was offset by cash provided by changes in operating assets and liabilities of $452 thousand. Cash provided during the prior period included the $25.3 million net loss for the six months ended June 30, 2020 and $0.8 million cash used net of non-cash items. This result for the prior period was offset by cash provided by changes in operating assets and liabilities of $6.1 million.

The operating activity cash change over the prior period of $5.2 million, therefore, was a function of changes in operating assets and liabilities, specifically an increase in accounts receivables and prepaid expenses offset by an increase in deferred revenue. Accounts receivable increased due to new customers related to health security programs. Prepaid expenses increased due to payments related to insurance and software licensing. Deferred revenue increased related to new health security program and doc.ai related customers.

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Investing Activities

Net cash used in investing activities for the six months ended June 30, 2021 was $18.5 million compared to $11.5 million of net cash used in investing activities for the six months ended June 30, 2020. The increase in cash outflows was primarily due to cash paid for internal-use software of $7.5 million in support of investments in new products and current product enhancements.

Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2021 was $38.6 million, primarily due to cash received from the issuance of 62,500 shares of Series D redeemable convertible preferred stock in the amount of $50.0 million, proceeds from the exercise of common stock options and warrants of $2.3 million offset by the net repayment of our Senior Secured Credit Agreement of $13.3 million.

Net cash provided by financing activities for the six months ended June 30, 2020 was $7.4 million, which was primarily due to cash received from the draw down on our Senior Secured Credit Agreement (as defined herein), offset by the partial repayment of our outstanding indebtedness.

Contractual Obligations

The following is a summary of material contractual obligations and commitments as of December 31, 2020:

(in thousands)	Total	2021	2022 – 2023	2024 – 2025	Thereafter
Long-term debt	$190,834	$400	$188,529	$—	$1,905
Operating Leases	9,214	4,482	4,492	240	—
Purchase Commitments	44,622	12,885	17,516	6,221	8,000

Total	$244,670	$17,767	$210,537	$6,461	$9,905

Financing Arrangements

Senior Secured Credit Agreement

In March 2017, we refinanced our existing debt through the execution of that certain Credit Agreement, dated as of March 9, 2017 (as amended, the “Senior Secured Credit Agreement”), among Legacy Sharecare, certain subsidiaries of Legacy Sharecare (together with Legacy Sharecare, the “Borrowers”), the lenders named therein (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

The Senior Secured Credit Agreement provides for a senior secured revolving credit facility with total commitments of $60.0 million (the “Revolving Facility”). Availability under the Revolving Facility is generally subject to a borrowing base based on a percentage of applicable eligible receivables. Borrowings under the Revolving Facility generally bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a base rate or (b) a rate based on LIBOR, in each case, plus an applicable margin. The applicable margin is based on a fixed charge coverage ratio and ranges from (i) 1.75% to 2.25% for U.S. base rate loans and (ii) 2.75% to 3.25% for LIBOR. The Credit Agreement matures on February 10, 2023.

In connection with the consummation of the Business Combination, Legacy Sharecare, the other Borrowers, the Lenders and the Administrative Agent, entered into an Amendment Number Six to the Senior Secured Credit Agreement (the “Sixth Amendment”). Pursuant to the Sixth Amendment, the Administrative Agent and Lenders provided certain consents with respect to the Transactions and the consummation of the Business Combination and certain amendments were made to the terms of the Senior Secured Credit Agreement to reflect the Transactions. New Sharecare and certain other subsidiaries of Legacy Sharecare executed joinders to become a party to the Senior Secured Credit Agreement as required by the Sixth Amendment in July 2021.

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The Senior Secured Credit Agreement contains a number of customary affirmative and negative covenants and we were in compliance with those covenants as of June 30, 2021. As of June 30, 2021, there were $22 thousand of borrowings outstanding under the Revolving Facility.

In connection with the Business Combination, we repaid all outstanding amounts under the Senior Secured Credit Agreement. In the future, we may incur additional borrowings under the Senior Secured Credit Agreement. See Note 6, Debt, to Sharecare’s consolidated financial statements and the section titled “Risk Factors — Risks Related to Sharecare — Risks Related to Financing and Tax — Our debt agreements contain certain restrictions that may limit our ability to operate our business.” included elsewhere in this Amended Super 8-K.

Second Lien Credit Agreement

In May 2017, we entered into a Second Lien Credit Agreement with a lender for loans up to $50.0 million. In connection with the execution of the Second Lien Credit Agreement, we borrowed $40.0 million.

During 2018, we executed an amendment to the Second Lien Credit Agreement. In conjunction with the amendment, we issued 5,000 warrants totaling $0.2 million and recorded as a discount to the debt, which is being amortized to interest expense.

The lender agreed to accept paid in-kind interest for a portion of the period aggregating $1.4 million as of June 30, 2021. As of June 30, 2021, principal amounts outstanding total $40.2 million.

The Second Lien Credit Agreement was repaid in full and terminated in connection with the consummation of the Business Combination.

Series B-3 Convertible Notes

We issued $30.0 million of Series B-3 Convertible Notes during 2018. The Series B-3 Convertible Notes include interest at 10%, payable quarterly in arrears. The principal on the outstanding notes is convertible into Series B-3 redeemable convertible preferred stock, at a conversion price of $249.87 per share. The carrying value of the Series B-3 Convertible Notes is comprised of the principal outstanding less amounts recorded based on the fair value of warrants issued and the beneficial conversion feature net of accretion. As of June 30, 2021, $95.0 million of Series B-3 Convertible Notes had been issued.

In 2020, certain of the holders of our Series B-3 Convertible Notes agreed to accept paid in-kind interest for a portion of the period at a rate of 12% aggregating $9.2 million as of June 30, 2021. Principal amounts outstanding total $93.5 million as of June 30, 2021.

The Series B-3 Convertible Notes were converted into shares of Series B-3 redeemable convertible preferred stock (and such preferred stock was subsequently converted into common stock) immediately prior to the consummation of the Business Combination.

Series B-4 Convertible Notes

We issued $25.0 million of Series B-4 Convertible Notes during 2019. The Series B-4 Convertible Notes has interest at 10%, payable quarterly in arrears.

In 2020, certain of the holders of our Series B-4 Convertible Notes agreed to accept paid in-kind interest for a portion of the period at a rate of 12% aggregating $2.0 million as of June 30, 2021. Principal amounts outstanding total $25.7 million as of June 30, 2021.

The Series B-4 Convertible Notes were converted into shares of Series B-4 redeemable convertible preferred stock (and such preferred stock was subsequently converted into common stock) immediately prior to the consummation of the Business Combination.

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Series B Convertible Promissory Notes to Claritas Capital

In June 2013, we received proceeds of $5.0 million from the issuance of promissory notes to Claritas Capital, convertible into Series B redeemable convertible preferred stock, with interest paid quarterly at 10%, annualized.

In 2020, Claritas Capital agreed to accept paid in-kind interest for a portion of the period at a rate of 12% aggregating $0.5 million as of June 30, 2021. Principal amounts outstanding total $5.1 million as of June 30, 2021.

The Series B Convertible Promissory Notes were converted into shares of Series B redeemable convertible preferred stock (and such preferred stock was subsequently converted into common stock) immediately prior to the consummation of the Business Combination.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our financial condition, results of operations, liquidity or cash flows.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. GAAP. The preparation of the consolidated financial statements in conformity with GAAP requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the period. We evaluate our significant estimates on an ongoing basis, including, but not limited to, revenue recognition, the valuation of assets and liabilities acquired, and the useful lives of intangible assets acquired in business combinations and the valuation of common stock. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

We believe that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations. For further information, see Note 1, Nature of Business and Significant Accounting Policies, to the consolidated financial statements included elsewhere in this Amended Super 8-K.

Revenue Recognition

Revenue is recognized when control of the promised good or service is transferred to the client, in an amount that reflects the consideration we expect to be entitled to in exchange for that good or service. Sales and usage-based taxes are excluded from revenue. We do not have any contracts that include significant financing fees. We are the principal in all outstanding revenue arrangements. We serve a diverse group of clients.

Enterprise Revenue

We provide employers, health plans, health systems and government organizations with health management programs for their employee base or covered population, including digital engagement, telephonic coaching, incentives, and biometrics. Revenue is recognized on a PMPM basis or based on member participation as services are provided. Member participation fees are generally determined by multiplying the contractually negotiated member rate by the number of members eligible for services during the month. Member participation rates are established during contract negotiations with clients, often based on a portion of the value the programs are expected to create. Contracts with health plans, health care systems and government organizations generally range from three to five years with several comprehensive strategic agreements extending up to ten years in length. Contracts with larger employer clients typically have two- to four-year terms.

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Health management program contracts often include a fee for the subscription of the Sharecare digital platform, which may also be sold on a stand-alone basis. This service allows members to access Sharecare’s proprietary mobile application with a comprehensive suite of health and wellness management programs, content, and tools. Revenue is recognized on a per member or a fixed fee basis as the services are provided. These contracts may also include a performance obligation to implement the platform, which includes services such as marketing to the member population, configuration of the platform to be employer/provider specific and the set-up of challenges and incentives. These services are recognized over time as the services are performed. Any termination clauses may impact the contract duration.

Sharecare’s Blue Zones Project is a community well-being improvement initiative designed to change the way people experience the world around them by encouraging and promoting better lifestyle choices, such as commuting, eating, and social habits. Because healthier environments naturally nudge people toward healthier choices, Blue Zones Project focuses on influencing the Life Radius®, the area close to home in which people spend 90% of their lives. Blue Zones Project best practices use people, places, and policy as levers to transform those surroundings. These contracts normally include two performance obligations, the discovery period and the subsequent content delivery for each year of engagement. The revenue is recognized based on the relative standalone selling price of the performance obligations evenly over time. These contracts do not include termination clauses and often have two- to four-year terms.

Certain contracts place a portion of fees at risk based on achieving certain performance metrics, such as cost savings, and/or clinical outcomes improvements (performance-based). We use the most likely amount method to estimate variable consideration for these performance guarantees. We include in the transaction price some or all of an amount of variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. We utilize customer data in order to measure performance.

In the event performance levels are not met by the end of the measurement period, typically one year, some or all of the performance-based fees are required to be refunded. During the settlement process under a contract, which generally occurs six to eight months after the end of a contract year, performance-based fees are reconciled and settled.

Prior to January 1, 2019, performance-related adjustments (including any amounts recorded as revenue that were ultimately refunded), changes in estimates, or data reconciliation differences may have caused recognition or reversal of revenue in a current year that pertained to services provided during a prior year. Performance-related adjustments to revenue were not recognized (to the extent that performance-based services are provided, and the price is not fixed or determinable). Effective with the adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606), on January 1, 2019, performance-related revenue is recorded based on the most likely amount to be earned after applying the constraint that a significant reversal of revenue will not occur in future periods.

Clients are generally billed monthly for the entire amount of the fees contractually due for the prior month’s enrollment, which typically includes the amount, if any, that is performance-based and may be subject to refund should performance targets not be met. Fees for participation are typically billed in the month after the services are provided. Deferred revenues arise from contracts that permit upfront billing and collection of fees covering the entire contractual service period, generally 6-12 months. A limited number of contracts provide for certain performance-based fees that cannot be billed until after they are reconciled with the client.

Provider Revenue

Our provider channel revenue is primarily based on the volume of health document requests fulfilled and recognized upon satisfactory delivery to the client. In addition, provider revenue is derived from subscription fees for various technology-related services that assist providers with efficiency and productivity and enhanced patient care. Subscription fees are recognized ratably over the contractual period.

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Consumer Solutions Revenue

Our consumer solutions channel generates revenue mostly through ad sponsorships and content delivery. Content delivery revenue is recognized when the content is delivered to the client and the transaction has met the other criteria listed above. Ad sponsorship revenue is recognized when the contractual page views or impressions are delivered to the client.

Certain customer transactions may contain multiple performance obligations that may include delivery of content, page views, and ad sponsorship over time. To account for each of these elements separately, the delivered elements must be capable of being distinct and must be distinct in the context of the contract. Revenue is allocated based on the stand-alone or unbundled selling price for each performance obligation as the services are provided.

Business Combinations

We account for business acquisitions in accordance with ASC Topic 805, Business Combinations. We measure the cost of an acquisition as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. We record goodwill for the excess of (i) the total costs of acquisition and fair value of any non-controlling interests over (ii) the fair value of the identifiable net assets of the acquired business.

The acquisition method of accounting requires us to exercise judgment and make estimates and assumptions based on available information regarding the fair values of the elements of a business combination as of the date of acquisition, including the fair values of identifiable intangible assets, deferred tax asset valuation allowances, liabilities related to uncertain tax positions, and contingencies. We must also refine these estimates over a one-year measurement period, to reflect any new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. Estimates and assumptions that we must make in estimating the fair value of future acquired technology, user lists, and other identifiable intangible assets include future cash flows that we expect to generate from the acquired assets. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record impairment charges. In addition, we have estimated the economic lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the economic lives change, depreciation or amortization expenses could be accelerated or slowed, which could materially impact our results of operation.

New Accounting Pronouncements

See Note 1, Nature of Business and Significant Accounting Policies, to Sharecare’s consolidated financial statements included elsewhere in this Amended Super 8-K.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Following the consummation of the Business Combination, we expect to remain an emerging growth company at least through the end of the 2022 fiscal year and expect to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used. For additional information, see the section titled “Risk Factors — Risks Related to Sharecare — Risks Related to Being a Public Company — We are an ‘emerging growth company,’ and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors.” incorporated by reference into the Super 8-K.

13

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined in the current report on Form 8-K, which was originally filed with the SEC on July 8, 2021, that is being amended by this amendment to such current report (as originally filed, the “Super 8-K” and, as amended hereby, the “Amended Super 8-K”) and, if not defined in the Super 8-K, the Registration Statement on Form S-4 (File No. 333-253113) (the “Registration Statement”). Unless the context otherwise requires, the “Company” refers to Sharecare, Inc. after the Closing, and FCAC prior to the Closing.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of FCAC and Legacy Sharecare adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

FCAC was incorporated as a Delaware corporation on June 5, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Legacy Sharecare was founded in 2009 to develop an interactive health and wellness platform.

On July 1, 2021, FCAC consummated the Business Combination pursuant to the terms of the Agreement and Plan of Merger, dated February 12, 2021 (the “Merger Agreement”), with Legacy Sharecare, FCAC Merger Sub Inc., and Colin Daniel (the “Representative”), solely in his capacity as representative of the stockholders of Legacy Sharecare. The merger was approved by FCAC’s stockholders on June 29, 2021. In connection with the Merger Agreement, FCAC Merger Sub, Inc. merged with and into Legacy Sharecare with Legacy Sharecare surviving the merger as a wholly owned subsidiary of the Company. In addition, in connection with the consummation of the Business Combination, the Company changed its name to “Sharecare, Inc.”

In connection with the closing of the Business Combination, (i) the issued and outstanding shares of FCAC’s Class B common stock were automatically converted, on a one-for-one basis, into shares of Common Stock and (ii) the issued and outstanding shares of FCAC’s Class A common stock were automatically converted, on a one-for-one basis, into shares of Common Stock. All of FCAC’s outstanding warrants became warrants to acquire shares of Common Stock on the same terms as FCAC’s warrants.

In connection with consummation of the Business Combination, Falcon Equity Investors LLC (the “Sponsor”) delivered 1,713,000 shares of Common Stock (formerly FCAC Class B common stock held by the Sponsor) into escrow (the “Sponsor Earnout Shares”) and the Company delivered 1,500,000 newly issued shares of Common Stock (the “Company Earnout Shares”), in each case, that are subject to forfeiture if certain earn-out conditions described more fully in the Earnout Escrow Agreement are not satisfied.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of FCAC and Legacy Sharecare on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 combines the historical statements of operations of FCAC and Legacy Sharecare for such periods on a pro forma basis as if the Business Combination and related transactions had been consummated on January 1, 2020, the beginning of the earliest period presented. The unaudited pro forma condensed combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined financial information presents the pro forma effects of the following transactions:

•	the merger of Legacy Sharecare with and into Merger Sub, a wholly owned subsidiary of FCAC, with Legacy Sharecare surviving the merger as a wholly-owned subsidiary of FCAC;

•	Legacy Sharecare’s acquisition of doc.ai discussed in Note 3; and

•

the Private Placement issuance and sale of 42,585,000 shares of FCAC Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $425.9 million in the Private Placement pursuant to the Subscription Agreements.

This information should be read together with FCAC’s and Legacy Sharecare’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of FCAC,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Sharecare” and other financial information incorporated by reference in the Super 8-K or included elsewhere in this Amended Super 8-K, as applicable.

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Legacy Sharecare has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Sharecare’s existing stockholders have the largest voting interest in the combined company;

•	Legacy Sharecare appointed a majority of the board of directors of the combined company;

•	Legacy Sharecare’s senior management will be the senior management of the combined company; and

•	Legacy Sharecare is the larger entity based on historical revenues and business operations.

Under this method of accounting, FCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The net assets of FCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

1

Description of the Business Combination

The following represents the aggregate merger consideration:

(in thousands)	Purchase price	Shares Issued
Stock Consideration[1]	$3,935,428	390,827
Cash Consideration[2]	91,698
Debt Paydown[3]	14,539

Total consideration	$4,041,665	390,827

(1)

Stock consideration is calculated as the $3.8 billion equity value (consisting of $3.6 billion equity value plus $50.0 million strategic investment plus $192.5 million doc.ai equity value less $25.0 million as defined in the Merger Agreement) plus $209.6 million incremental value assuming cash exercise of options and warrants less cash consideration. Stock consideration is inclusive of Legacy Sharecare common stock, redeemable convertible preferred stock, warrants, options, and doc.ai acquisition. Subject to change pending finalization of share allocations.

(2)

Calculated as the sum of the cash held in the trust account plus the Private Placement and closing cash of Legacy Sharecare less FCAC redemptions, Legacy Sharecare debt pay down and transaction expenses for FCAC and Legacy Sharecare.

(3)

The total debt to be paid down reflected in the unaudited pro forma balance sheet is $56.5 million which includes $42.5 million of debt and accrued interest outstanding at June 30, 2021 plus the doc.ai note payable of $14.0 million. At the closing of the Business Combination, FCAC paid down $14.5 million of Legacy Sharecare’s debt and remaining debt was repaid by Legacy Sharecare separately in July 2021 and at the closing of the Business Combination.

The following summarizes the unaudited pro forma common stock shares outstanding at Closing:

Ownership

actuals	Shares	%
FCAC public stockholders	14,635,970	4.4%
FCAC initial stockholders[1]	4,643,103	1.4%
FCAC other stockholders[2]	924,147	0.3%

Total FCAC	20,263,220	6.1%
Legacy Sharecare stockholders[3]	271,051,959	81.2%
Private Placement investors	42,585,000	12.8%

Total Shares at Closing (excluding shares below)	333,900,179	100%
Shares underlying Legacy Sharecare warrants and options[3]	114,775,275
Legacy Sharecare strategic investors Series A preferred shares[3]	5,000,000

Total Shares at Closing (including shares above)	453,675,454

(1)

Represents the 8.6 million shares outstanding at June 30, 2021 less 1.7 million shares placed into escrow subject to earn-out provisions, 1.7 million shares forfeited (of which 1.3 million shares is forfeited and cancelled to provide for the Sharecare earn-out described below and 0.4 million shares transferred from the Sponsor to Sharecare’s charity) and 0.5 million shares transferred pursuant to certain transactions that were entered into in connection with the Business Combination. Pursuant to the Merger Agreement, half of the Founder Shares shall vest if on or prior to the fifth anniversary of the Closing Date: (x) the VWAP of shares of Common Stock equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days commencing after the Closing, or (y) if the Company consummates a transaction which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other properties having a value equaling or exceeding $12.50 per share. The other half of the Founder Shares shall vest if on or prior to the fifth anniversary of the Closing Date: (x) the VWAP of shares of Common Stock equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days commencing after the Closing, or (y) if the Company consummates a transaction which results in the stockholders of the Company having the right to exchange their shares for cash, securities or other properties having a value equaling or exceeding $15.00 per share.

(2)

Represents the 0.4 million shares transferred from the Sponsor to Legacy Sharecare’s charity and 0.5 million shares transferred pursuant to certain transactions that were entered into in connection with the Business Combination, plus 60 thousand shares for FCAC’s independent directors that convert from FCAC Class B common stock to FCAC Class A common stock at close.

(3)

The total shares to be issued includes Legacy Sharecare and doc.ai common and preferred stock, convertible notes, and shares underlying options and warrants. Accordingly, the shares outstanding at the closing of the Business Combination has been adjusted to exclude the Series A Preferred Stock and the portion of consideration shares for options and warrants that will be unvested, unissued, and/or unexercised at the closing of the Business Combination. Additionally, excludes 1.5 million shares subject to an earn-out to be issued to Legacy Sharecare stockholders on a pro rata basis if the VWAP of the shares meet the thresholds noted in (1) above within the fifth anniversary of the closing.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent the Company’s management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

2

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands)

	As of June 30, 2021					As of June 30, 2021
	FCAC (Historical)	Legacy Sharecare (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Cash and cash equivalents	$14	$42,842	$344,974	(a	)	$416,517
			425,850	(b	)
			(49,487)	(c	)
			(680)	(c	)
			(56,572)	(d	)
			(91,779)	(e	)
			(198,645)	(i	)
Accounts receivable, net	—	80,875				80,875
Other receivables	—	2,527				2,527
Prepaid expenses and other current assets	205	11,393	(12)	(k	)	11,586

Total current assets	219	137,637	373,649			511,505

Cash and investments held in Trust Account	345,008	—	(34)	(a	)	—
			(344,974)	(a	)
Property and equipment, net	—	4,056				4,056
Intangible assets, net	—	120,433				120,433
Goodwill	—	155,050				155,050
Other long-term assets	—	19,982	(456)	(d	)	7,538
			(11,988)	(c	)

Total assets	345,227	437,158	16,197			798,582

LIABILITIES, REDEEMABLE STOCK, REDEEMABLE NON-CONTROLLING INREREST, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	680	—	(680)	(c	)	—
Accounts payable	—	30,483	(1,600)	(c	)	25,119
			(3,337)	(g	)
			(427)	(d	)
Accrued expenses and other current liabilities	—	54,999	(3,674)	(c	)	47,132
			(193)	(d	)
			(14,000)	(d	)
			10,000	(c	)
Deferred revenue	—	30,409				30,409
Contract liabilities, current	—	4,300				4,300
Debt, current	—	1,157	(400)	(d	)	757

Total current liabilities	680	121,348	(14,311)			107,717

Deferred underwriting compensation	12,075	—	(12,075)	(c	)	—
Contract liabilities, noncurrent	—	3,983				3,983
Warrant liabilities	31,740	11,120				42,860
Long-term debt	—	166,834	(41,396)	(d	)	2,241
			1,148	(d	)
			(124,345)	(g	)
Other long-term liabilities	—	47,042				47,042

Total liabilities	44,495	350,327	(190,979)			203,843

Commitment and contingencies
Class A common stock subject to possible redemption	295,732	—	(295,732)	(f	)	—
Redeemable non-controlling interest	—	—	—			—
Redeemable convertible preferred stock	—	242,629	(190,875)	(g	)	—
			(51,754)	(j	)
Series A convertible redeemable preferred shares			51,754	(j	)	51,754
Stockholders’ equity (deficit)
Common stock	1	2	4	(b	)	33
			3	(f	)
			25	(g	)
			(2)	(i	)
Additional paid-in capital	15,159	287,495	425,846	(b	)	1,004,722
			(49,359)	(c	)
			(91,779)	(e	)
			295,729	(f	)
			190,875	(g	)
			140,048	(g	)
			(464)	(g	)
			(25)	(g	)
			(10,160)	(h	)
			(198,643)	(i	)
			—
Accumulated other comprehensive loss	—	(1,158)				(1,158)
Accumulated deficit	(10,160)	(444,207)	(34)	(a	)	(462,682)
			(4,767)	(c	)
			(1,760)	(d	)
			(11,902)	(g	)
			10,160	(h	)
			(12)	(k	)

Total equity (deficit) attributable to stockholders	5,000	(157,868)	693,783			540,915

Non-controlling interest in subsidiaries	—	2,070	—			2,070

Total stockholders’ equity (deficit)	5,000	(155,798)	693,783			542,985

Total liabilities, redeemable and stockholders’ equity (deficit)	$345,227	$437,158	$16,197			$798,582

3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share data)

	For the six months ended June 30, 2021	For the six months ended June 30, 2021	Transaction Accounting Adjustments			For the six months ended June 30, 2021
	FCAC (Historical)	Legacy Sharecare (Historical)				Pro Forma Combined
Revenue	$—	$188,068				$188,068
Costs and Operating expenses:						—
Costs of revenue (exclusive of depreciation and amortization below)	—	93,028				93,028
Sales and marketing	—	23,556				23,556
Product and technology	—	36,266				36,266
General and administrative	1,741	38,752	(90)	(aa	)	40,403
Franchise tax expenses	64	—				64
Depreciation and amortization	—	13,850	360	(ff	)	14,210

Total costs and operating expenses	1,805	205,452	270			207,527

Loss from operations	(1,805)	(17,384)	(270)			(19,459)

Other income (expense):
Change in fair market value of derivative warrant liabilities	8,946	—				8,946
Interest income	74	29	(74)	(bb	)	29
Interest expense	—	(14,105)	13,264	(cc	)	(841)
Other income (expense)	—	(20,730)				(20,730)

Total other income (expense)	9,020	(34,806)	13,190			(12,596)

Income (Loss) before income tax expense	7,215	(52,190)	12,920			(32,055)

Income tax benefit (expense)	—	14	(21)	(dd	)	(7)

Net income (loss)	7,215	(52,176)	12,899			(32,062)

Net income (loss) attributable to non-controlling interest in subsidiaries	—	(82)	—			(82)

Net income (loss) attributable to stockholders	$7,215	$(52,094)	$12,899			$(31,980)

Weighted average Class A common stock outstanding	34,500,000					333,898,204
Net income (loss) per common stock, Class A - basic and diluted	$—					$(0.10)
Weighted average Class B common stock outstanding	8,625,000					—
Net income (loss) per common stock, Class B - basic and diluted	$0.84					—

4

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the period from June 5 (inception) through December 31, 2020	For the year ended December 31, 2020	Transaction Accounting Adjustments			For the year ended December 31, 2020
	FCAC (Historical)	Legacy Sharecare As Adjusted (Note 3)				Pro Forma Combined
Revenue	$—	$343,615				$343,615
Costs and Operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	—	160,911				160,911
Sales and marketing	—	34,372				34,372
Product and technology	—	44,078				44,078
General and administrative	307	86,445	(48)	(aa	)	97,336
			5,869	(ee	)
			4,763	(gg	)
Research and development	—	16,477				16,477
Depreciation and amortization	—	26,848				26,848

Total costs and operating expenses:	307	369,131	10,584			380,022

Loss from operations	(307)	(25,516)	(10,584)			(36,407)

Other income (expense):
Warrant issuance transaction costs	(890)	—				(890)
Change in fair market value of derivative warrant liabilities	(16,261)	—				(16,261)
Change in fair value of SAFE	—	(10,419)				(10,419)
Interest income	82	101	(82)	(bb	)	101
Interest expense	—	(31,043)	28,536	(cc	)	(2,507)
Other income (expense)	—	(9,924)				(9,924)

Total other expense	(17,069)	(51,285)	28,454			(39,900)

Loss before income tax expense and loss from equity method investment	(17,376)	(76,801)	17,870			(76,307)

Income tax benefit (expense)	—	1,557	511	(dd	)	2,068
Loss from equity method investment	—	(3,902)				(3,902)

Net loss	(17,376)	(79,146)	18,381			(78,141)

Net loss attributable to non-controlling interest in subsidiaries	—	(443)	—			(443)

Net loss attributable to stockholders	$(17,376)	$(78,703)	$18,381			$(77,698)

Weighted average Class A common stock outstanding	34,500,000					333,900,179
Net income (loss) per common stock, Class A - basic and diluted	$—					$(0.23)
Weighted average Class B common stock outstanding	8,030,048					—
Net loss per common stock, Class A - basic and diluted	$(2.16)					—

5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, FCAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Sharecare issuing stock for the net assets of FCAC, accompanied by a recapitalization. The net assets of FCAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 presents pro forma effect to the Business Combination and related transactions as if they have been completed on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	FCAC’s unaudited consolidated balance sheet as of June 30, 2021 and the related notes included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2021; and

•	Legacy Sharecare’s unaudited consolidated balance sheet as of June 30, 2021 and the related notes included elsewhere in this Amended Super 8-K.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•

FCAC’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes included in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2021; and

•	Legacy Sharecare’s unaudited consolidated statement of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this Amended Super 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FCAC’s audited statement of operations for the period from June 5, 2020 (date of inception) through December 31, 2020 and the related notes incorporated by reference into the Super 8-K; and

•	Legacy Sharecare’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes incorporated by reference into the Super 8-K.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and related transactions. The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

6

Accounting Policies

After the consummation of the Business Combination and related transactions, management will perform a comprehensive review of the entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the combined company. Based on its initial analysis, The Company has identified the presentation differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

Sharecare’s doc.ai Acquisition

On January 26, 2021, Legacy Sharecare entered into an Agreement and Plan of Merger to acquire 100% of the outstanding equity interest of doc.ai. Incorporated on August 4, 2016 and headquartered in Palo Alto, California, doc.ai is an enterprise AI platform accelerating digital transformation in healthcare. The acquisition of doc.ai closed on February 22, 2021. Legacy Sharecare acquired doc.ai for its developed technology and customer relationships. Total preliminary purchase consideration is approximately $120.6 million. As Legacy Sharecare is determined to be the accounting acquirer in the doc.ai acquisition, the doc.ai acquisition will be considered a business combination under ASC 805, and will be accounted for using the acquisition method of accounting. Legacy Sharecare will record the fair value of assets acquired and liabilities assumed from doc.ai.

The estimated consideration paid by Legacy Sharecare for the doc.ai acquisition is as follows:

(in thousands)
Estimated Consideration
Equity Consideration(1)	$81,292
Cash Consideration	15,000
Note Payable(2)	14,000
Deferred Equity/Contingent Consideration(1)	10,304

Total estimated purchase consideration	$120,596

(1)	Represents value of Legacy Sharecare common stock and rollover options to be issued to doc.ai. These amounts are based on the preliminary ASC 805 valuation, which are subject to change.
(2)

Represents the $14.0 million, 1% interest bearing note due upon the earlier of December 31, 2021 or the closing of this Business Combination that was issued by Legacy Sharecare as part of the consideration. The note was settled at the closing of the Business Combination.

For all assets acquired and liabilities assumed other than identified intangible assets below and goodwill, the carrying value was assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period as required by ASC 805. Accordingly, the purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

7

The table below indicates the preliminary estimated fair value of each of the identifiable intangible assets. These have been prepared based on preliminary estimates so the actual amounts recorded for the acquisition may differ significantly from the information presented.

(in thousands, except for useful lives)	Preliminary Fair Value	Estimated Weighted Average Useful Life (Years)	Estimated Annual Amortization	Estimated Quarterly Amortization
Acquired technology	$15,668	15	1,045	261
Customer relationships	21,122	19	1,112	278

Total Preliminary Fair Value	36,790		2,157	539
Historical Expense			490	359

Statement of Operations Adjustment			$1,667	$180

The preliminary fair values of the acquired technology intangible assets were determined by using an “income approach,” specifically the relief-from-royalty approach, which is a commonly accepted valuation approach. This approach is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset. The fair values of the customer relationship intangible assets were determined by using an “income approach,” specifically a multi-period excess earnings approach, which is a commonly accepted valuation approach. Under this approach, the net earnings attributable to the asset or liability being measured are isolated using the discounted projected net cash flows. These projected cash flows are isolated from the projected cash flows of the combined asset group over the remaining economic life of the intangible asset or liability being measured. The preliminary estimates of remaining average useful lives for the intangible assets were determined by assessing the period of economic benefit of the asset. These preliminary estimates of fair value and estimated useful lives may differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial information, including increases or decreases to the expected amortization expense.

The following table sets forth a preliminary allocation of the estimated consideration for the doc.ai acquisition to the identifiable tangible and intangible assets acquired and liabilities assumed, with the excess recorded as goodwill:

Estimated Goodwill(1)
Total current assets	$12,861
Intangible assets, net	36,790

Total assets acquired (a)	49,651

Total liabilities assumed (b)	8,641

Net assets acquired (a) – (b) = (c)	41,010

Estimated purchase consideration (d)	120,596

Estimated goodwill (d) – (c)	$79,586

(1)	Individual assets and liabilities acquired except for the assets for which preliminary fair value has been determined are condensed.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

For the purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, the Legacy Sharecare historical audited consolidated statement of operations for the year ended December 31, 2020 were combined with doc.ai’s audited statement of operations for the year ended December 31, 2020 and adjusted for the preliminary purpose price allocation shown above as well as for reclassifications to align the financial statement captions for presentation purposes. As the acquisition closed as of and for the six months ended June 30, 2021, no such adjustments were performed for the purposes of the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and statements of operations for the six months ended June 30, 2021. The ending amounts from this exercise are included in the “Legacy Sharecare As Adjusted” columns in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020.

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“Legacy Sharecare As Adjusted” for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was determined as follows:

	Year Ended December 31, 2020		Reclassifications and other adjustments	Doc.ai pro forma fair value adjustments	Legacy Sharecare (As Adjusted)
(in 000’s)	Legacy Sharecare (Historical)	Doc.ai (Historical)
Revenue	$328,805	$14,810			$343,615
Costs and Operating expenses:
Costs of revenue (exclusive of depreciation and amortization below)	160,911	—			160,911
Sales and marketing	33,335	1,037			34,372
Product and technology	44,078	—			44,078
General and administrative	83,238	3,207			86,445
Research and development	—	16,974	(497)		16,477
Depreciation and amortization	24,684	—	497	1,667	26,848

Total costs and operating expenses:	346,246	21,218	—	1,667	369,131

Loss from operations	(17,441)	(6,408)	—	(1,667)	(25,516)

Other income (expense):
Change in fair value of SAFE	—	(10,419)			(10,419)
Interest income	71	30			101
Interest expense	(31,037)	(6)			(31,043)
Other miscellaneous income (expense)	—	(215)	215		—
Other income (expense)	(9,709)	—	(215)		(9,924)

Total other income (expense)	(40,675)	(10,610)	—	—	(51,285)

Loss before income tax expense and loss from equity method investment	(58,116)	(17,018)	—	(1,667)	(76,801)

Income tax benefit (expense)	1,557	—			1,557
Loss from equity method investment	(3,902)	—			(3,902)

Net loss	(60,461)	(17,018)	—	(1,667)	(79,146)

Net (loss) income attributable to non-controlling interest	(443)				(443)

Net loss attributable to stockholders	$(60,018)	$(17,018)	$—	$(1,667)	$(78,703)

Fair value adjustments reflect the incremental amortization expense associated with the fair value step up of intangible assets, net.

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Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of post-combination company’s Common Stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

a.	Reflects the reduction of cash and investments held in the Trust Account since June 30, 2021 and reclassification of such amount that becomes available at the closing of the Business Combination.

b.

Reflects the gross proceeds of $425.9 million from the issuance and sale of 42,585,000 shares of FCAC Class A common stock at $10.00 per share in the Private Placement pursuant to the Subscription Agreements. Fees associated with the Private Placement are included in total transaction costs below.

c.

Reflects $64.0 million of estimated transaction costs to be incurred in connection with the Business Combination, of which $4.4 million was already paid as of June 30, 2021, $10.0 million accrued as a liability to be paid for transaction bonuses after the closing and $49.5 million paid in cash. Total transaction costs are allocated between accumulated deficit and additional paid in capital. Further, the cash settlement of $49.5 million includes approximately $12.1 million of deferred underwriting costs related to the FCAC IPO payable at closing, $14.1 million for the Private Placement above which is offset against additional paid in capital, $2.5 million included in Sharecare accounts payable and accrued expenses, and $20.8 million related to legal, financial advisory and other professional fees. Additionally, represents $6.1 million capitalized as a deferred asset that will be reclassed to additional paid in capital at close. $0.2 million of FCAC accounts payable and accrued expenses was separately settled out of the FCAC cash balance at close.

d.

Reflects the repayment of Legacy Sharecare’s outstanding debt. Of the amount, approximately $41.4 million was repaid at the close of the Business Combination for its Senior Secured Credit Agreement and Second Lien Credit Agreement. The remaining $14.5 million was repaid by FCAC for the principal and interests on Legacy Sharecare’s $14.0 million, 1% interest bearing doc.ai note payable and $0.4 million Note payable.

e.	Reflects the payment of $91.7 million of cash consideration to certain Legacy Sharecare shareholders.

f.	Reflects the reclassification of common stock subject to possible redemption to permanent equity at $0.0001 par value.

g.

Reflects the recapitalization of Legacy Sharecare’s equity and issuance of 271.1 million shares of Common Stock for the reverse recapitalization. Shares outstanding prior to the closing of the Business Combination includes shares for Legacy Sharecare’s outstanding common stock, redeemable convertible preferred stock, Series B-3 Convertible Notes, Series B-4 Convertible Notes, Series B Convertible promissory note, warrants, and options as well as options for doc.ai acquisition by Legacy Sharecare. Shares subject to further vesting and exercise terms are excluded as shown in the capitalization table herein. Also reflects the allocation of the debt issuance costs associated between APIC and accumulated deficit. The ending par value for the combined company also includes the par value of the Founder Shares held by the Initial Stockholders and other investors that converted from Class B common stock to Class A common stock at close.

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h.	Reflects the reclassification of the historical accumulated deficit of FCAC to additional paid in capital as part of the reverse recapitalization.

i.

Reflects the redemption of approximately 19.9 million FCAC public shares outstanding at a redemption price of $10.00 per share for $198.6 million held in trust, which is allocated to Class A common stock and additional paid-in capital using $0.0001 par value per share.

j.

Reflects the investment from the Strategic Investor of $50.0 million in exchange for approximately 0.06 million Sharecare Series D Preferred Stock which converted to 5.0 million shares of Series A Preferred Stock upon transaction close. The Series A Preferred Stock has a Liquidation Preference equal to the outstanding principal amount plus any accrued and unpaid dividends. They will share in any dividends paid on the Company’s Common Stock on an as converted basis but will not accrue separate dividends. The Series A Preferred Stock is convertible at any time, at the holder’s option, into Common Stock at a conversion price equal to the issue price (as converted in connection with the Business Combination). Following the business combination, the Company has the right to require the conversion of the outstanding Series A Preferred Stock beginning three years after the issue date at the applicable conversion price if the closing price of the Company’s Common Stock exceeds 130% of the issue price for at least 20 trading days during a period of 30 consecutive trading days. If not previously converted to Common Stock, on the fifth anniversary of the issue date, the Company will be obligated to redeem the Series A Preferred Stock at the Liquidation Preference value.

k.	Reflects the settlement of the amounts prepaid to an affiliate of the Sponsor under FCAC’s administrative support agreement which will cease upon the close of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The accounting adjustments listed below include transaction accounting adjustments related to the Business Combination as well as the doc.ai preliminary purchase accounting adjustments. A description of the amounts included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

aa.	Reflects the elimination of the FCAC administrative service fee paid to the Sponsor that will cease upon the close of the Business Combination.

bb.	Reflects the elimination of interest income earned on the FCAC Trust Account.

cc.

Reflects the elimination of the interest expense associated with the Second Lien Credit Agreement, Note Payable, Series B-3 Convertible Notes, Series B-4 Convertible Notes, and Series B Convertible promissory note that were repaid in cash at or prior to closing or were settled as part of consideration at the closing of the Business Combination.

dd.

Reflects income tax effect of pro forma adjustments using the estimated effective tax rate of 0.16% and 2.86% for the six months ended June 30, 2021 and year ended December 31, 2020, respectively. In its historical periods, Legacy Sharecare concluded that it is more likely than not that it will not recognize the full benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at the close date of the Business Combination and as such, the effective tax rate for each period is reflected.

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ee.

Represents the recognition of stock compensation expense for certain stock options held by Legacy Sharecare stockholders that are expected to vest upon consummation of a liquidity event which includes this Business Combination based on the terms and conditions in the respective stock option agreements. Due to these stock options only vesting upon a liquidity event, no stock compensation expense was recognized by Sharecare in the historical financial statements. This is a non-recurring item.

ff.

Represents the incremental amortization expense for the six months ended June 30, 2021 associated with the fair value of intangible assets recognized upon Legacy Sharecare’s acquisition of doc.ai described in Note 3 above. The incremental amortization expense for the year ended December 31, 2020 is captured in Note 3 above.

gg.

Represents the portion of transaction costs for the Business Combination not eligible for capitalization. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented. When assuming maximum redemption, this calculation is adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared for the six months ended June 30, 2021 and year ended December 31, 2020:

(in thousands, except share and per share data)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma weighted average common stock outstanding - basic and diluted	333,898,204	333,898,204
Net income (loss) per common stock, Class A - basic and diluted	$(0.10)	$(0.23)
Numerator:
Pro forma net loss	$(31,980)	$(77,702)
Denominator:
Pro forma weighted average shares outstanding - basic and diluted
FCAC public stockholders	14,633,995	14,633,995
FCAC initial stockholders	5,139,000	5,139,000
FCAC other stockholders	488,250	488,250

Total Falcon	20,261,245	20,261,245
Legacy Sharecare stockholders	271,051,959	271,051,959
Private Placement investors	42,585,000	42,585,000
Pro forma weighted average shares outstanding - basic and diluted(1)(2)(3)	333,898,204	333,898,204

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the FCAC’s IPO and warrants sold in the private placement net of forfeitures are exchanged for 17.4 million Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

(2)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding Sharecare including doc.ai options and warrants included in consideration and that roll over as part of the Business Combination are exchanged for 114.8 million Class A common stock. However, since this results in anti-dilution and the shares are issuable upon the occurrence of future events (i.e. exercise of stock options and warrants), the effect of such exchange was not included in calculation of diluted loss per share. Excludes any shares for the earnouts associated with the WhiteHat.AI and Visualize Health Sharecare acquisitions in 2020 as the earn-outs have not met their revenue and cash flow targets. Excludes series A preferred shares convertible into 5.0 million Class A common stock.

(3)

Excludes 1.7 million Earnout Shares for the FCAC initial stockholders and 1.5 million Earnout Shares for the Sharecare stockholders placed into escrow at close as these are not participating securities and results in anti-dilution.

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